EXHIBIT 10F-1

                                                   EXECUTION COPY













                    POWER PURCHASE AGREEMENT

                            BETWEEN

                       DEPERE ENERGY LLC

                              AND

              WISCONSIN PUBLIC SERVICE CORPORATION











                       NOVEMBER 8, 1995






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PAGE
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                    POWER PURCHASE AGREEMENT
                 BETWEEN DEPERE ENERGY LLC AND
              WISCONSIN PUBLIC SERVICE CORPORATION


                        TABLE OF CONTENTS

ARTICLE   TITLE                                              PAGE
-------   -----                                              ----

ARTICLE I:  DEFINITIONS. . . . . . . . . . . . . . . . . . . .  3
    1.1   Defined Terms. . . . . . . . . . . . . . . . . . . .  3

ARTICLE II:  DESIGN AND CONSTRUCTION OF THE FACILITY . . . . . 12
    2.1   The Facility . . . . . . . . . . . . . . . . . . . . 12
    2.2   Company Interest in Design Specifications. . . . . . 12
    2.3   Approval of Design Specifications. . . . . . . . . . 12
    2.4   Approval of Critical Components. . . . . . . . . . . 14
    2.5   Construction . . . . . . . . . . . . . . . . . . . . 15
    2.6   Construction Milestone Schedule Assurances . . . . . 15
    2.7   Delay in Date of Commercial Operation. . . . . . . . 15
    2.8   Seller's Responsibility for Design and
          Construction . . . . . . . . . . . . . . . . . . . . 17
    2.9   Significant Technological Modifications. . . . . . . 17
    2.10  Application of Confidentiality Provisions. . . . . . 18

ARTICLE III:  OPERATION OF FACILITY. . . . . . . . . . . . . . 18
    3.1   Dispatchability. . . . . . . . . . . . . . . . . . . 18
    3.2   Operation of Facility. . . . . . . . . . . . . . . . 20
    3.3   Obligations of the Parties.. . . . . . . . . . . . . 25

ARTICLE IV:  SALE OF ENERGY AND CAPACITY . . . . . . . . . . . 27
    4.1   Conditions Precedent to Sale and Purchase. . . . . . 27
    4.2   Energy Sale and Purchase . . . . . . . . . . . . . . 28
    4.3   Capacity Sale and Purchase . . . . . . . . . . . . . 28
    4.4   Performance Standards. . . . . . . . . . . . . . . . 28
    4.5   Power Characteristics. . . . . . . . . . . . . . . . 32
    4.6   Parallel Operation . . . . . . . . . . . . . . . . . 32
    4.7   Power Purchases by Seller. . . . . . . . . . . . . . 33

ARTICLE V:  RATES FOR PURCHASE . . . . . . . . . . . . . . . . 33
    5.1   Rates for Purchases. . . . . . . . . . . . . . . . . 33

ARTICLE VI:  METERING, INSTRUMENTATION AND BILLING . . . . . . 36
    6.1   Metering and Instrumentation Devices . . . . . . . . 36
    6.2   Billing and Payment. . . . . . . . . . . . . . . . . 37

ARTICLE VII:  TESTING AND CAPACITY RATINGS . . . . . . . . . . 37
    7.1   Notice of Projected Rating . . . . . . . . . . . . . 37
    7.2   Test of Capability . . . . . . . . . . . . . . . . . 38
    7.3   Method of Testing and Results. . . . . . . . . . . . 38
    7.4   Notification of Testing. . . . . . . . . . . . . . . 38

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                                                      Page 2 of 5

ARTICLE   TITLE                                              PAGE
-------   -----                                              ----

ARTICLE VIII:  PRE-OPERATION PERIOD. . . . . . . . . . . . . . 39
    8.1   Permits and Approvals. . . . . . . . . . . . . . . . 39
    8.2   Schedule, Reports and Inspection . . . . . . . . . . 40
    8.3   Facility Design Data . . . . . . . . . . . . . . . . 40
    8.4   Fuel Supply. . . . . . . . . . . . . . . . . . . . . 41
    8.5   Water Rights . . . . . . . . . . . . . . . . . . . . 41
    8.6   Voltage Schedule . . . . . . . . . . . . . . . . . . 41
    8.7   Notice of Initial Energizing . . . . . . . . . . . . 41
    8.8   Energy Delivered During Testing. . . . . . . . . . . 42
    8.9   Preliminary Notice of Commercial Operation . . . . . 42
    8.10  Notice of Compliance and Verification Prior
          to Commercial Operation. . . . . . . . . . . . . . . 42

ARTICLE IX:  DESIGN, INSTALLATION, OPERATION
  AND MAINTENANCE OF INTERCONNECTION FACILITIES. . . . . . . . 43

ARTICLE X:  FORCE MAJEURE. . . . . . . . . . . . . . . . . . . 43
    10.1  Conditions of Excuse From Performance. . . . . . . . 43
    10.2  Time Limits. . . . . . . . . . . . . . . . . . . . . 44

ARTICLE XI:  EVENTS OF DEFAULT; REMEDIES . . . . . . . . . . . 44
    11.1  List of Default Events . . . . . . . . . . . . . . . 44
    11.2  Company Right to Suspend Performance . . . . . . . . 48
    11.3  Seller's Right to Suspend Performance. . . . . . . . 48
    11.4  Liquidated Damages . . . . . . . . . . . . . . . . . 49
    11.5  Limit on Remedy. . . . . . . . . . . . . . . . . . . 53
    11.6  No Consequential Damages . . . . . . . . . . . . . . 54

ARTICLE XII:  CONDITIONS, REPRESENTATIONS AND WARRANTIES . . . 54
    12.1  Conditions . . . . . . . . . . . . . . . . . . . . . 54
    12.2  Seller's Warranties and Representations. . . . . . . 57
    12.3  The Company Warranties and Representations . . . . . 59
    12.4  Opinions of Counsel. . . . . . . . . . . . . . . . . 60

ARTICLE XIII:  INDEMNITY AND LIMITATION OF LIABILITY . . . . . 60
    13.1  Indemnification by Seller. . . . . . . . . . . . . . 60
    13.2  Indemnification by the Company . . . . . . . . . . . 61
    13.3  Worker's Compensation. . . . . . . . . . . . . . . . 62
    13.4  Joint Negligence . . . . . . . . . . . . . . . . . . 62
    13.5  No Partnership . . . . . . . . . . . . . . . . . . . 62
    13.6  Responsibility for Employees . . . . . . . . . . . . 62

ARTICLE XIV:  INSURANCE. . . . . . . . . . . . . . . . . . . . 63
    14.1  Specified Coverages. . . . . . . . . . . . . . . . . 63
    14.2  Insurance Certificates . . . . . . . . . . . . . . . 64
    14.3  Coverage For Full Term . . . . . . . . . . . . . . . 64

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                                                      Page 3 of 5

ARTICLE   TITLE                                              PAGE
-------   -----                                              ----


    14.4  Insurance Proceeds . . . . . . . . . . . . . . . . . 64

ARTICLE XV:  TERM. . . . . . . . . . . . . . . . . . . . . . . 64
    15.1  Term . . . . . . . . . . . . . . . . . . . . . . . . 64

ARTICLE XVI:  COMPANY'S OPTION TO PURCHASE . . . . . . . . . . 66
    16.1  Option to Purchase Upon Seller Default . . . . . . . 66
    16.2  Limit on Option. . . . . . . . . . . . . . . . . . . 67
    16.3  Right of First Refusal . . . . . . . . . . . . . . . 67
    16.4  Termination. . . . . . . . . . . . . . . . . . . . . 69

ARTICLE XVII:  RECORDS . . . . . . . . . . . . . . . . . . . . 69
    17.1  Company Records. . . . . . . . . . . . . . . . . . . 69
    17.2  Seller Records . . . . . . . . . . . . . . . . . . . 70

ARTICLE XVIII:  NOTICES. . . . . . . . . . . . . . . . . . . . 70
    18.1  Certain Notices. . . . . . . . . . . . . . . . . . . 70
    18.2  Notices in Writing . . . . . . . . . . . . . . . . . 71
    18.3  Date of Notification . . . . . . . . . . . . . . . . 71
    18.4  Oral Notice in Emergency . . . . . . . . . . . . . . 72
    18.5  Primary Contact. . . . . . . . . . . . . . . . . . . 72

ARTICLE XIX:  DISPUTE RESOLUTION . . . . . . . . . . . . . . . 72
    19.1  Negotiation. . . . . . . . . . . . . . . . . . . . . 72
    19.2  Mediation. . . . . . . . . . . . . . . . . . . . . . 72
    19.3  Binding Arbitration. . . . . . . . . . . . . . . . . 72
    19.4  Deadlines. . . . . . . . . . . . . . . . . . . . . . 73
    19.5  Exclusive Procedure. . . . . . . . . . . . . . . . . 73
    19.6  Survival of Procedure. . . . . . . . . . . . . . . . 73
    19.7  Binding Upon Parties . . . . . . . . . . . . . . . . 74

ARTICLE XX:  CONFIDENTIALITY . . . . . . . . . . . . . . . . . 74
    20.1  Non-Disclosure to Third Parties. . . . . . . . . . . 74
    20.2  Disclosure Permitted . . . . . . . . . . . . . . . . 74
    20.3  Survival of Confidentiality. . . . . . . . . . . . . 74

ARTICLE XXI:  ASSIGNMENT . . . . . . . . . . . . . . . . . . . 74
    21.1  Restriction on Assignment. . . . . . . . . . . . . . 74
    21.2  Finance Assignments. . . . . . . . . . . . . . . . . 75

ARTICLE XXII:  MISCELLANEOUS . . . . . . . . . . . . . . . . . 77
    22.1  Lack of Precedent. . . . . . . . . . . . . . . . . . 77
    22.2  Compliance with Laws . . . . . . . . . . . . . . . . 78
    22.3  Governing Law. . . . . . . . . . . . . . . . . . . . 78
    22.4  Entire Agreement; Amendment. . . . . . . . . . . . . 78
    22.5  Modification . . . . . . . . . . . . . . . . . . . . 78

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ARTICLE   TITLE                                              PAGE
-------   -----                                              ----

    22.6  No Implied Waiver. . . . . . . . . . . . . . . . . . 78
    22.7  Captions . . . . . . . . . . . . . . . . . . . . . . 79
    22.8  Payment of Taxes . . . . . . . . . . . . . . . . . . 79
    22.9  Severability . . . . . . . . . . . . . . . . . . . . 79
    22.10 No Exclusivity/Dedication of Facilities. . . . . . . 79
    22.11 Emission Standards . . . . . . . . . . . . . . . . . 79
    22.12 Expenses . . . . . . . . . . . . . . . . . . . . . . 79
    22.13 No Reliance. . . . . . . . . . . . . . . . . . . . . 79
    22.14 Individual Responsibility. . . . . . . . . . . . . . 80
    22.15 Exhibits . . . . . . . . . . . . . . . . . . . . . . 80
    22.16 Further Assurances . . . . . . . . . . . . . . . . . 80
    22.17 Survival . . . . . . . . . . . . . . . . . . . . . . 80

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                                                      Page 5 of 5
Exhibits
--------

2.1A         Site
2.1B         Description of Facility
2.4          Critical Components
2.6          Construction Milestone Schedule
5.1          Capacity and Energy Price
7.2          Procedure to Establish Net Demonstrated Capability
9.1          Interconnection Facilities
11.4         Irrevocable Letter of Credit
12.1.2       Sample Calculation of Seller's Phase I Delay Compensation
12.1.3       Sample Calculation of Seller's Phase II Delay
             Compensation

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                                                      Page  1 of 82
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                    POWER PURCHASE AGREEMENT
                 BETWEEN DEPERE ENERGY LLC AND
              WISCONSIN PUBLIC SERVICE CORPORATION



AGREEMENT, entered into as of the 8th day of November, 1995, by and between DEPERE ENERGY LLC, a limited liability company with its headquarters at Edens Corporate Center, 650 Dundee Road, Suite 150, Northbrook, Illinois 60062 (herein called the Seller), and WISCONSIN PUBLIC SERVICE CORPORATION, with its headquarters at 700 North Adams Street, Green Bay, Wisconsin (herein called the Company) (hereinafter the parties hereto are sometimes referred to collectively as the "Parties", or individually as a "Party").


                       W I T N E S S E T H:


WHEREAS, the Company is a public utility which operates a system for generation and distribution of electric power and distribution of natural gas, primarily in the State of Wisconsin, for wholesale and retail sale; and

WHEREAS, Seller proposes to construct, own and/or operate a facility for the generation of electricity and transfer of electricity to the Company's electric transmission system, and, at a later date, the cogeneration and transfer of steam to a paper mill; and

WHEREAS, the Public Service Commission of Wisconsin ("Commission") has determined that cogeneration and other non-traditional sources of power are in the best interest of Wisconsin and must be considered for integrated resource planning in establishing the long-term electricity supply policies of Wisconsin. Consistent therewith, the Company has adopted a "competitive bidding" process under which competing proposals from all supply side sources including IPPs and utilities have been evaluated in determining the least cost generation supply alternatives for meeting the requirements of its electrical customers with adequate reliability at reasonable costs; and

WHEREAS, the Parties acknowledge that this Agreement is the result of a two-stage CPCN process under the regulatory jurisdiction of the Commission and, as well, is the result of a competitive bidding process in stage one of that process, which determined the least cost supply side option for meeting the Company's requirements for electricity projected at the time of that bid review process; and that this Agreement and the Facility shall be the subject of the second stage of that process, and that in stage two, the Commission will consider all issues subject to its jurisdiction under the pertinent statutes and regulations associated with its CPCN authority, which the Commission has not finally determined in stage one of the CPCN process; and

WHEREAS, the Commission has, in that stage one of the CPCN process, as the result of the competitive bid process in stage one and the failure of the Rhinelander Energy Center project, ordered the Company to negotiate in good faith to attempt to accomplish a power purchase agreement between Seller and Company which is consistent with, but in any case not less advantageous to, the Company's customers than the bid submitted by Seller in that stage one; and

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                                                      Page  2 of 82
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WHEREAS, the Company and Seller believe that this Agreement is consistent with and, in any case, no less advantageous to the Company's customers than the bid submitted by Seller in stage one of the CPCN process based upon the use of assumptions which are consistent with the assumptions used by the Company in that stage one bid evaluation; and

WHEREAS, by the execution of this Agreement the Company does not intend to represent that as of the execution date of the Agreement its current forecasted system electric demand is consistent with the construction of the Facility and the purchase of the power contemplated by this Agreement but rather expects to provide to Seller pending the CPCN process and to the Commission in the CPCN process the Company's best and most current information on the "need" for the Facility issue; and

WHEREAS, Seller asserts that prior to the execution of this Agreement, the Company's current forecasted system electric demand was consistent with the construction of the Facility and the purchase of the power contemplated by this Agreement and specifically Seller asserts that (1) at the time the Company filed its forecasted system electric demand in Advance Plan 6; (2) at the time that the Company filed its CPCN application for the Rhinelander Energy Center; (3) throughout the competitive bid process conducted by the Company and the Commission; (4) at the time of the Commission's Findings of Fact, Conclusions of Law and Order, dated December 22, 1994, in Docket No. 6690-CE-156; and
(5) at the time that the Company and Rhinelander Paper Company announced the cancellation of the Rhinelander Energy Center on July 21, 1995, the Company's then current forecasted system electric demand filed with the Commission was consistent with the construction of the Facility and the purchase of the power contemplated by this Agreement; and

WHEREAS, Seller has assured the Company that it understands and appreciates the Company's operating and reliability requirements and has access to the financial resources, technical knowledge, operating experience, and fuel supply sufficient to design, construct, and operate this Facility so as to meet the Company's requirements; and

WHEREAS, Seller may from time to time require additional electric services such as Supplementary Power, Maintenance Power, and Back-up Power, and the Company desires to provide said services to Seller under the terms and conditions provided herein.

NOW THEREFORE, in consideration of the mutual agreements contained herein, the Parties agree as follows:

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                                                       Page  3 of 82
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                     ARTICLE I:  DEFINITIONS
                     -----------------------

1.1      Defined Terms

         As used in this Agreement, the following terms shall have the following meanings:

         1.1.1 "AGREEMENT" means this Power Purchase Agreement entered into by Seller and the Company, including all Exhibits and any subsequent modifications or amendments thereto.

         1.1.2 "AVAILABILITY" shall have the meaning ascribed to that term in Section 4.4.1.2 of this Agreement.

         1.1.3 "BACK-UP POWER" is electric energy supplied by the Company to replace energy ordinarily generated by Seller's own generation equipment, which equipment is not available during an unscheduled (i.e. forced) outage of that Facility.

         1.1.4  "BILLING CYCLE" means the period of time
                (approximately 30 days) between monthly meter readings made pursuant to this Agreement.

         1.1.5 "CALENDAR YEAR" means a twelve-month period beginning January 1 and ending December 31.

         1.1.6 "CAPACITY" means the maximum volume of instantaneous service (electrical power) that Seller is capable of providing to the Company upon demand.

         1.1.7 "CAPACITY PAYMENT" shall have the meaning ascribed to that term in Section 5.1.1 of this Agreement.

         1.1.8 "COMMENCEMENT OF CONSTRUCTION" shall mean the issuance by Seller of a notice to proceed to the construction contractor legally obligating Seller to proceed with and carry out the construction of Phase I of the Facility.

         1.1.9 "COMMERCIAL OPERATION" means that (a) all start-up and testing operations for Phase I are complete, (b) a determination has been made by Seller and the Company that Phase I of the Facility is able to generate electricity for synchronization with, and delivery into, the Company's system in accordance with the terms of this Agreement, (c) the Company has not notified Seller in writing pursuant to
                Section 8.10 hereof that Seller has failed to comply with all terms and conditions of this Agreement required to be performed prior to the Date of Commercial Operation, (d) the Company has inspected and approved the operation of the Seller's Interconnection Facilities, which approval shall not be unreasonably withheld, (e) Seller has provided the Company at least 60 days notice declaring its intention to commence deliveries of Energy to the Company on a specified date and (f) Seller shall have established the Initial Net Demonstrated Capability of Phase I of the Facility at the level and in the manner required by Section 7.2.1.

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         1.1.10 "COMMERCIAL OPERATION DEADLINE" means the absolute
                deadline for the Date of Commercial Operation, which shall be July 1, 2002, extended on a day-for-day basis for (i) delays in the Scheduled Date of Commercial Operation pursuant to Section 12.1.2,
                (ii) delays pursuant to Section 8.1.3, and (iii) delays due to Force Majeure in accordance with
                Section 2.7.1.2(b).

         1.1.11 "COMMISSION" means the Public Service Commission of Wisconsin or any successor thereto.

         1.1.12 "COMPANY" shall mean Wisconsin Public Service
                Corporation and its successors and assigns in accordance with this Agreement.

         1.1.13 "COMPANY'S INTERCONNECTION FACILITIES" shall mean those Interconnection Facilities on the Company's side of the Interconnection Point.

         1.1.14 "CONSTRUCTION MILESTONE SCHEDULE" shall have the meaning ascribed to that term in Section 2.6 of this Agreement.

         1.1.15 "CONTEMPLATED ENERGIZING DATE" shall mean the date upon which the Interconnection Facilities will be prepared for initial energizing.

         1.1.16 "CONTRACT DEVELOPMENT DEPOSIT" shall have the meaning ascribed to that term in Section 11.4.3.2(b) of this Agreement.

         1.1.17 "CONTRACT PERFORMANCE DEPOSIT" shall have the meaning ascribed to that term in Section 11.4.3.2(c) of this Agreement.

         1.1.18 "CONTRACT YEAR" shall mean initially the period which begins on the Date of Commercial Operation and ends on the following December 31 and thereafter the periods which begin on January 1 and end on each December 31 thereafter with a final year ending on the Termination Date.

         1.1.19 "CONVERSION OUTAGE" shall have the meaning ascribed to that term in Section 3.2.2.4 of this Agreement.

         1.1.20 "CPCN" shall mean a Certificate of Public
                Convenience and Necessity issued by the Commission pursuant to Section 196.491(3), Wis. Stats., and all associated Commission approvals required for construction of the Facility.

         1.1.21 "CPCN DEVELOPMENT DEPOSIT" shall have the meaning ascribed to that term in Section 11.4.3.2(a) of this Agreement.

         1.1.22 "CRITICAL COMPONENTS" shall mean those major components described in Section 2.4 of this Agreement.

         1.1.23 "CURRENT NET DEMONSTRATED CAPABILITY" or "CNDC" shall have the meaning ascribed to that term in
                Section 7.2 of this Agreement.

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                                                      Page  5 of 82
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         1.1.24 "DATE OF COMMERCIAL OPERATION" means the date that
                "Commercial Operation" commences.

         1.1.25 "DESIGN DOCUMENTS" shall mean documents describing a design of the Facility in sufficient written detail to identify: (a) the location of all major equipment and all structures on the Site, including all Critical Components; (b) the major items of equipment and components, including all Critical Components; (c) the relationship and connection of major components and all major auxiliary systems;
                (d) the expected operating, fuel use, and emission characteristics of the equipment; (e) the control and monitoring systems; (f) steam delivery and extraction equipment; (g) fire protection and related systems meeting National Fire Protection Association Standard No. 850; and (h) other matters usually contained in the design of similar projects. The documents containing such design shall be in the form of descriptive text, blueprints, charts and graphs or other appropriate forms, and shall be those used by Seller in its design of the Facility.

         1.1.26 "DESIGN NET CAPABILITY PERFORMANCE CURVE" shall have the meaning ascribed to that term in Exhibit 7.2 of this Agreement.

         1.1.27 "DESIGN NET HEAT RATE PERFORMANCE CURVE" shall have the meaning ascribed to that term in Exhibit 7.2 of this Agreement.

         1.1.28 "DESIGN RATING" means the Net Energy Output the Facility is designed to deliver to the Company over a one-hour period, given an ambient temperature of 90 degrees Fahrenheit, 60 percent (%) relative humidity, and the actual elevation of the Site when the Facility is in its full output baseload mode of operation, and as provided in Section 7.2.

         1.1.29 "DISCOUNT RATE" shall mean a discount rate equal to the lesser of (i) 9.5%, or (ii) the Company's pre-tax economic cost of capital from the Company's last
                Commission rate order.

         1.1.30 "DISPUTE RESOLUTION PROCESS" shall have the meaning ascribed to that term in Article XIX of this Agreement.

         1.1.31 "EFFECTIVE DATE" means the date set forth in the first paragraph of page one of this Agreement.

         1.1.32 "EFFECTIVE HOURS OF OPERATION" means the total number of hours of actual operation of the combustion turbine, adjusted to reflect twenty (20) hours for each normal Successful Start and four hundred (400) hours for each emergency Successful Start.

         1.1.33 "ENERGY" means electric energy expressed in kilowatt-hours generated by the Facility, delivered and sold to the Company.

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                                                      Page  6 of 82
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         1.1.34 "ENVIRONMENTAL LAWS" shall mean all federal, state
                and local laws, statutes, rules, ordinances, regulations, orders and requirements relating to:
                (a) pollution or the protection of the environment (including air, surface water, groundwater, soil, land service or subsurface strata); or (b) disposal, emissions, discharges, spills, releases or threatened releases of hazardous substances (as that term is defined in federal and Wisconsin Law) to the environment; or (c) the processing, distribution, transport, treatment, disposal or handling of any hazardous substance, hazardous material, solid or hazardous waste, petroleum product, radioactive material, or substances otherwise regulated on the basis that they may present a danger to human health or the environment.

         1.1.35 "EXEMPT WHOLESALE GENERATOR" or "EWG" shall mean an Exempt Wholesale Generator for which an application for determination has been filed and EWG status has not been denied by the FERC, provided, however, that Seller shall be deemed to satisfy the requirements of an EWG notwithstanding the denial of a request for determination of EWG status if a subsequent application is filed as soon as practicable, and EWG status is thereafter granted.

         1.1.36 "FACILITY" means the electric generating facility that is designed, purchased, constructed, installed, owned, and operated by the Seller under this Agreement, as more particularly described in Exhibit 2.1.B hereto.

         1.1.37 "FERC" means the Federal Energy Regulatory
                Commission or any successor thereto.

         1.1.38 "FINAL SPECIFICATIONS" shall have the meaning ascribed to that term in Section 2.3 of this Agreement.

         1.1.39 "FORCE MAJEURE" means causes beyond the reasonable control of and which occur without the fault or negligence of the Party claiming Force Majeure, including, without limitation, acts of God, wars, insurrections, riots, explosions, fires, floods, earthquakes, landslides, lightning, wind, labor strikes or lockouts, sabotage or other similar events. Failure of a step-up transformer shall also be an event of Force Majeure.

                Force Majeure specifically does not include:
                (a) unavailability of funds or financing; (b) an event caused by conditions of national or local economics or markets; (c) delays in obtaining any regulatory permits or approvals required by Seller;
                (d) unavailability of fuel supply except in the case where such unavailability is caused by the Company's non-delivery to Seller of natural gas or No. 2 oil purchased from the Company or transported by the Company; (e) any delay in construction of the Facility not itself caused by acts of God, wars, insurrections, riots, explosions, fires, floods, earthquakes, landslides, lightning, wind, labor strikes or lockouts, sabotage or other similar events; and
                (f) any failure of equipment which is not directly caused by acts of God, wars, insurrections, riots, explosions, fires, floods, earthquakes, landslides, lightning, wind or sabotage.

                            -111-

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         1.1.40 "FORCED OUTAGE HOURS" means the duration from when
                the Facility failed to achieve a Successful Start in response to a Company request or becomes unavailable due to an outage during its operation after a Successful Start to the time when the Seller reasonably demonstrates that the Facility is available for dispatch by the Company in a manner reasonably satisfactory to the Company, calculated in a manner consistent with Sections 3.2.2.2, 4.4.1.4, and 10.1.4.

         1.1.41 "INCREMENTAL CAPACITY" means the projected capacity of the Facility during Phase II which is in excess of the Initial Net Demonstrated Capability.

         1.1.42 "INITIAL NET DEMONSTRATED CAPABILITY" or "INDC" means the Net Demonstrated Capability of the Facility during Phase I, established in accordance with Section 7.2.1 of this Agreement.

         1.1.43 "INTERCONNECTION FACILITIES" means all the materials, equipment and facilities installed and utilized solely for the purpose of interconnecting the electrical systems of Seller and the Company that are necessary for Seller to economically, reliably and safely deliver Energy from the Facility to the electrical system of the Company. Materials, equipment and facilities installed as Interconnection Facilities and subsequently incorporated into the electrical system of the Company shall no longer be considered Interconnection Facilities for the purposes of this Agreement.

         1.1.44 "INTERCONNECTION POINT" means the physical point or points at which interconnection is made between the electrical systems of Seller and the Company, as more specifically described in Exhibit 9.1 hereto. In the event that the Interconnection Point shall consist of more than one physical point, then the flow of energy across the Interconnection Point shall at all times be equal to the instantaneous total net flow of energy across all physical points which shall constitute such Interconnection Point.

         1.1.45 "ISO-CONDITIONS" are defined as 59 degrees
                Fahrenheit ambient temperature, sea level and 60 percent (%) relative humidity.

         1.1.46 "LAW" shall mean any federal, state or local law, rule, regulation or governmental requirement of any kind and the rules, regulations or orders promulgated thereunder.

         1.1.47 "LIQUIDATED DAMAGES" shall have the meaning ascribed to that term in Section 11.4 of this Agreement.

         1.1.48 "MAINTENANCE POWER" is electric energy supplied by the Company during scheduled outages of Seller's
                Facility.

         1.1.49 "MAJOR OVERHAUL" shall have the meaning ascribed to that term in Section 3.2.2.2 of this Agreement.

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                                                      Page  8 of 82
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         1.1.50 "MANUFACTURER'S MAINTENANCE REQUIREMENTS" means the minimum time period required for Scheduled Routine Maintenance, and the maximum time which can elapse between periods of Scheduled Routine Maintenance, without endangering the Facility or its operator(s), increasing the likelihood of Forced Outages or other operational problems, or shortening the useful life of the Facility or any component thereof, determined in accordance with Prudent Electrical Practices and the manufacturer's specifications for the Facility.

         1.1.51 "METERING DEVICE" means an instrument or instruments used for a purpose described in Section 6.1.1.

         1.1.52 "METERING POINT" means the point on the 138 KV side of the 13.8-138 KV step up transformer(s) where the Metering Device(s) are located.

         1.1.53 "MMBTU" means one million (1,000,000) British
                Thermal Units.

         1.1.54 "NAMEPLATE RATING" means the Net Energy Output the Facility is designed to deliver to the Company over a one-hour period, given International Standard Organization referenced conditions ("ISO-Conditions") corrected to the Referenced Site Conditions of the Facility, when the Facility is in its full output baseload mode of operation.

         1.1.55 "NET DEMONSTRATED CAPABILITY" means the maximum capacity expressed in kilowatts that the Facility's generators can sustain under the method of testing set forth in Article VII less any capacity utilized for the Facility's Station Use and any losses between the Facility and the Interconnection Point.

         1.1.56 "NET DEMONSTRATED HEAT RATE" shall have the meaning ascribed to that term in Exhibit 7.2.

         1.1.57 "NET ENERGY OUTPUT" means the gross electrical output from the generators less Station Use and any losses between the Facility and the Interconnection Point, measured at 138 KV.

         1.1.58 "NICOLET PAPER MILL" shall mean the paper mill in DePere, Wisconsin, owned as of the Effective Date by International Paper Company, at which the Facility will be located.

         1.1.59 "OFF-PEAK HOURS" shall be all hours that are not On-Peak Hours.

         1.1.60 "OFF-PEAK MONTHS" shall be those months of the Calendar Year that are not On-Peak Months.

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         1.1.61 "ON-PEAK HOURS" refers to those hours Monday through
                Friday from 9:00 a.m. to 7:00 p.m., except Holidays.

         1.1.62 "ON-PEAK MONTHS" shall be the months of January, July, August and December of each Calendar Year, except as otherwise agreed to by the Parties.

         1.1.63 "OUTSTANDING DEBT" shall mean all amounts due to any Project Lender and secured by the Facility, including, without limitation, principal and interest due on any amounts advanced by any Project Lender; any cost, fee, penalty, premium or other amount due in connection with such amounts or the prepayment thereof; and any cost, fee, penalty, premium or other amount due in connection with the termination of any interest swap, cap, collar or other interest rate protection arrangement associated with such amounts.

         1.1.64 "PHASE I" shall mean the development, ownership, operation and maintenance of a simple cycle combustion turbine electric generating facility, as more fully described in Exhibit 2.1.B.

         1.1.65 "PHASE II" shall mean the development, ownership, operation and maintenance of a combined cycle combustion turbine electric generating facility, incorporating some or all of the components of Phase I of the Facility, as more fully described in
                Exhibit 2.1.B.

         1.1.66 "PHASE II COMMENCEMENT OF CONSTRUCTION" shall mean the issuance by Seller of a notice to proceed to the construction contractor legally obligating Seller to proceed with and carry out the construction of Phase II of the Facility.

         1.1.67 "PHASE II COMMERCIAL OPERATION DEADLINE" means the absolute deadline for the Phase II Date of Commercial Operation, which shall be January 1, 2006, extended on a day-for-day basis for (i) delays in the Scheduled Date of Commercial Operation pursuant to Section 12.1.3, (ii) delays pursuant to
                Section 8.1.3 and (iii) delays due to Force Majeure in accordance with Section 2.7.1.4(b).

         1.1.68 "PHASE II CONTRACT PERFORMANCE DEPOSIT" shall have the meaning ascribed to that term in Section
                11.4.3.2(d) of this Agreement.

         1.1.69 "PHASE II DATE OF COMMERCIAL OPERATION" is the first day Energy is delivered to the Company on or after the completion of construction of Phase II of the Project.

         1.1.70 "PHASE II INITIAL NET DEMONSTRATED CAPABILITY" or
                "Phase II INDC" means the Net Demonstrated
                Capability of the Facility during Phase II, established in accordance with Section 7.2.2 of this Agreement.

         1.1.71 "PHASE II SCHEDULED DATE OF COMMERCIAL OPERATION" shall mean the first day of the twenty-ninth (29th) month after the necessary permits and approvals are received to commence construction for Phase II (including, but not limited to, the CPCN for Phase
                II), extended on a day-for-day basis for (i) delays in the Phase II

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                                                      Page 10 of 82
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                Scheduled Date of Commercial Operation pursuant to
                Section 12.1.3, (ii) delays in the Phase II Scheduled Date of Commercial Operation pursuant to Section 15.1.1.5, (iii) delays pursuant to Section 8.1.3 and
                (iv) delays due to Force Majeure or a good-faith invocation of the Dispute Resolution Process.

         1.1.72 "PRACTICES IN THE INDEPENDENT POWER INDUSTRY" means those practices, methods, and equipment, as changed from time to time, that are commonly used in prudent electrical engineering and operations to construct, operate, and maintain equipment for the generation and delivery of electricity comparable to the Facility by independent power producers, lawfully and with efficiency and dependability, and that are in accordance with national safety codes dealing with electrical engineering for the safe production of electricity.

         1.1.73 "PREVENTION ACTIVITIES" are those activities referenced in Section 3.2.4.1(b) of this Agreement.

         1.1.74 "PROJECT LENDER" shall mean any financial institution or other creditor providing any financing or refinancing from time to time in connection with the development, construction, ownership, operation, maintenance or improvement of the Facility.

         1.1.75 "PROJECT MANAGER" shall have the meaning ascribed to that term in Section 19.1 of this Agreement.

         1.1.76 "PRUDENT ELECTRICAL PRACTICES" means those practices, methods, and equipment, as changed from time to time, that are commonly used in prudent electrical engineering and operations to construct, operate, and maintain equipment for the generation and delivery of electricity, lawfully and with efficiency and dependability, and that are in accordance with national safety codes dealing with electrical engineering for the safe production of electricity, and shall include Practices in the Independent Power Industry to the extent that such practices, methods and equipment are more stringent than Prudent Electrical Practices.

         1.1.77 "PUHCA" means the Public Utility Holding Company
                Act, as amended from time to time.

         1.1.78 "PURPA" means the Public Utility Regulatory Policies Act of 1978, as amended from time to time.

         1.1.79 "QUALIFYING FACILITY" shall have the meaning set forth in PURPA and in Part 292 of the rules and regulation of the FERC under PURPA.

         1.1.80 "REFERENCED SITE CONDITIONS" are defined as 59 degrees Fahrenheit ambient temperature, the elevation of the Facility with respect to sea level and 60 percent (%) relative humidity.

         1.1.81 "RULES" are such Rules, Regulations and Orders promulgated by the Commission as shall be in effect from time to time.

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                                                      Page 11 of 82
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         1.1.82 "SCHEDULED DATE OF COMMERCIAL OPERATION" shall mean the first day of the twenty-seventh (27th) month after approval of the CPCN by the Commission, extended on a day-for-day basis for (i) delays in the Scheduled Date of Commercial Operation pursuant to Section 12.1.2, (ii) delays in the Scheduled Date of Commercial Operation pursuant to Section 15.1.1.2, (iii) delays pursuant to Section 8.1.3, and (iv) delays due to Force Majeure or a good-faith invocation of the Dispute Resolution Process.

         1.1.83 "SCHEDULED ROUTINE MAINTENANCE" shall have the meaning ascribed to that term in Section 3.2.2.1 of this Agreement.

         1.1.84 "SELLER" shall mean DePere Energy LLC and its successors and assigns in accordance with this Agreement.

         1.1.85 "SELLER'S INTERCONNECTION FACILITIES" shall mean those Interconnection Facilities on
                Seller's side of the Interconnection Point.

         1.1.86 "SENIOR EXECUTIVE" shall have the meaning ascribed to that term in Section 19.1 of this Agreement.

         1.1.87 "SITE" shall mean the parcel of real estate, described in Exhibit 2.1.A, in the City of DePere, Wisconsin, to be transferred from International Paper Company and owned or leased by Seller and on which the Facility will be constructed and operated.

         1.1.88 "STARTING RELIABILITY" means the total number of Successful Starts for delivery of Energy to the Company divided by the total number of requested
                Facility starts by the Company.

         1.1.89 "STATION USE" means the kilowatts and the kilowatt-hours of electricity which are used by Seller solely for the purposes of excitation and operation of the Facility.

         1.1.90 "SUCCESSFUL START" means causing the Facility's combustion turbine generator to achieve electrical synchronization with the Company's system within plus or minus fifteen (15) minutes of the time requested by the Company, provided the Seller has received the minimum notice required by Section
                3.1.6. hereof for non-emergency situations, and, in addition, during Phase II, the electrical synchronization of the Facility's steam turbine generator with the Company's system within a reasonable time after electrical synchronization of the Facility's combustion turbine generator with the Company's system. Successful Start shall also include any Facility start requested by the Company if the request is subsequently withdrawn within two
                (2) hours and fifteen (15) minutes before Seller would have been required to achieve electrical synchronization with the Company's system.

         1.1.91 "SUPPLEMENTARY POWER" is electric energy supplied by Company regularly used by Seller in addition to (a) any electric energy generated by Seller's Facility itself, and/or (b) provided by the Company as either Back-up Power or Maintenance Power.

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                                                      Page 12 of 82
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         1.1.92 "SYSTEM EMERGENCY" means a condition on or affecting the Company system which is likely to result in disruption of safe, adequate and continuous electric service to the Company customers or could endanger life or property, which condition is materially adversely affected by the continued deliveries of Energy from the Facility.

         1.1.93 "TECHNOLOGICAL MODIFICATION" shall have the meaning ascribed to that term in Section 2.9 of this Agreement.

         1.1.94 "TERM" shall mean the period of time during which the Agreement is in effect and is described in
                Article XV of this Agreement.

         1.1.95 "TERMINATION DATE" shall have the meaning ascribed to that term in Section 15.1.1 of this Agreement.

         1.1.96 "TRANSFER INTEREST" shall have the meaning ascribed to that term in Section 16.3.2 of this Agreement.

         1.1.97 "UNSCHEDULED OUTAGE" means an interruption in the generation and delivery of Energy under the Agreement which interruption was not previously scheduled by Seller pursuant to Section 3.2.2 hereof.

       ARTICLE II:  DESIGN AND CONSTRUCTION OF THE FACILITY
       ----------------------------------------------------

2.1      The Facility

         The Company and Seller agree that the long-term electric supply contemplated under this Agreement shall be provided by an electric generation Facility, constructed in two phases, which Facility shall be located at the Site described in
         Exhibit 2.1.A., and shall have a projected Nameplate Rating of 179,841 KW in Phase I and a projected Nameplate Rating of 237,246 KW in Phase II. The Facility shall have the conceptual design characteristics set forth in Exhibit 2.1.B, together with all support equipment, structures and facilities other than the Company's Interconnection Facilities. Interconnection Facilities are addressed in
         Article IX of this Agreement.

2.2      Company Interest in Design Specifications

         Because the Company has certain rights in the Facility under this Agreement in certain circumstances, and because the Company is relying upon the reliability of the Facility over the life of this Agreement as one of the material reasons the Company is entering into this Agreement in this form, Seller acknowledges and agrees the Company has a material interest in the specifications for, and construction of, the Facility.

2.3      Approval of Design Specifications

         2.3.1 Seller, after the Effective Date, under a schedule to be established within ninety (90) days of the Effective Date, shall produce conceptual documents for Phase I of the Facility and shall provide the Company with copies of the conceptual


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                                                      Page 13 of 82
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                documents for its review and information upon their
                completion. Seller, under a schedule to be established within ninety (90) days after receipt of the CPCN, shall produce Design Documents for Phase I of the Facility and shall provide the Company with copies of the Design Documents for its review and information upon their completion. The Company shall notify Seller within thirty (30) working days after receipt of the Design Documents of any objections and suggested improvements or other comments the Company has based upon a good-faith evaluation of the design with respect to the reasonable reliability of the Facility consistent with Prudent Electrical Practices, and its impact on the Company's system.
                If mutual agreement is not reached on what design is consistent with this Agreement when the design is premised on the Facility being constructed and operated using Prudent Electrical Practices, the disputed issues shall be submitted to the Dispute Resolution Process. If the objections of the Company are affirmed in whole or in part by the Dispute Resolution Process, and if Seller does not modify the Facility design in accordance with the results of the Dispute Resolution Process as soon as is reasonably practical (which time period shall be determined within the Dispute Resolution Process), the Company may terminate this Agreement without any liability whatsoever to the Seller. If mutual agreement is reached regarding the Design Documents, or if Seller modifies the documents in accordance with the decision of the Dispute Resolution Process, Seller shall promptly proceed with developing detailed engineering specifications ("Final Specifications") and a vendor selection process for Phase I of the Facility.

         2.3.2 Seller, after the Effective Date, under a schedule consistent with achieving the Phase II Date of Commercial Operation in accordance with this Agreement (which schedule shall be established at least 36 months prior to the Phase II Scheduled Date of Commercial Operation, or if mutual agreement is not reached with respect to such schedule, within the time period determined by the Dispute Resolution Process), shall produce Design Documents for Phase II of the Facility and shall provide the Company with copies of the Design Documents for its review and information upon their completion. The Company shall notify Seller within thirty (30) working days after receipt of the Design Documents of any objections and suggested improvements or other comments the Company has based upon a good-faith evaluation of the design with respect to the reasonable reliability of the Facility consistent with Prudent Electrical Practices, and its impact on the Company's system. If mutual agreement is not reached on what design is consistent with this Agreement when the design is premised on the Facility being operated using Prudent Electrical Practices, the disputed issues shall be submitted to the Dispute Resolution Process. If the objections of the Company are affirmed in whole or in part by the Dispute Resolution Process, and if Seller does not modify the Facility design in accordance with the results of the Dispute Resolution Process as soon as is reasonably practical (which time period shall be determined within the Dispute Resolution Process), the Company may terminate this Agreement with respect to its obligation to purchase the Incremental Capacity of the Facility without any liability whatsoever to the Seller, in which case Seller shall not proceed with the development of Phase II without the Company's prior authorization; provided, however, that the rights and obligations of the Parties with respect to Phase I of the Facility shall be unaffected by such termination.

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                                                      Page 14 of 82
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                Notwithstanding anything herein to the contrary, the
                Company shall have the right to have the terms of this Agreement revised to require Seller to modify the Design Documents for Phase II of the Facility to reflect any improvements suggested by the Company, which would constitute Technological Modifications (as defined in Section 2.9 hereof) and which are based on technological developments occurring after the Effective Date, under such terms as will assure Seller the recovery of its costs for such improvements, and as will hold Seller harmless from any additional risks or operating costs associated with the improvements, and as will achieve an equitable sharing between the Parties of the benefits of the improvements. If mutual agreement is reached regarding the Design Documents, or if Seller modifies the documents in accordance with the decision of the Dispute Resolution Process, Seller shall promptly proceed with developing detailed engineering specifications ("Final Specifications") and a vendor selection process for Phase II of the Facility.

2.4      Approval of Critical Components

         Seller shall disclose to the Company the Final Specifications and recommended vendors for the Critical Components for Phase I and Phase II of the Facility sufficiently in advance of making a request for proposal from potential vendors so that the Company will have fifteen (15) days to provide comments regarding such specifications or proposed vendors.
         Components and material which will be considered Critical Components are more specifically described and listed in
         Exhibit 2.4.

         2.4.1 The Company shall have the same objection rights regarding the Critical Components of Phase I as is established in Section 2.3.1 for the design of Phase
                I.  If an objection of the Company regarding
                Critical Components based upon reliability concerns is affirmed by the Dispute Resolution Process and if Seller does not modify the Critical Components in accordance with the results of the Dispute Resolution Process as soon as is reasonably practical (which time period shall be determined within the Dispute Resolution Process), then the Company shall have the right to terminate the Agreement without any liability whatsoever to the Seller.

         2.4.2 The Company shall have the same objection rights regarding the Critical Components of Phase II as is established in Section 2.3.2. for the design of Phase II. If an objection of the Company regarding Critical Components based upon reliability concerns is affirmed by the Dispute Resolution Process and if Seller does not modify the Critical Components in accordance with the results of the Dispute Resolution Process as soon as is reasonably practical (which time period shall be determined within the Dispute Resolution Process), then the Company shall have the right to terminate the Agreement with respect to the Incremental Capacity of the Facility without any liability whatsoever to the Seller; provided, however, that the rights and obligations of the Parties with respect to Phase I of the Facility shall be unaffected by such termination.

         2.4.3 The award of any bid on a Critical Component (other than the award of a bid on the combustion turbine to Westinghouse Electric Corp.) shall be subject to the Company's approval, provided, however, that (a) if bids are obtained from at least

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                                                      Page 15 of 82
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                three (3) independent bidders with reasonable
                qualifications, the Company may not withhold its approval for all competing bids; (b) notice of disapproval and the reasons therefor must be given to Seller within 10 days; and (c), in any event, approval must not be unreasonably withheld with respect to any bid.

2.5      Construction

         Seller shall construct the Facility substantially in accordance with the Design Documents, the Final Specifications, applicable building codes and standards and good engineering and construction practices. Seller shall bear the sole responsibility and costs for complying with all legal requirements associated with constructing the Facility, including all environmental requirements.

2.6      Construction Milestone Schedule Assurances

         The Construction Milestone Schedule for the Facility is set forth in Exhibit 2.6. Seller shall provide the Company written notice of the date upon which it meets each milestone in the Construction Milestone Schedule. Timeliness in meeting dates and milestones for construction of the Facility is of the essence under this Agreement.

         2.6.1 Seller shall, consistent with Prudent Electrical Practices, include in contracts with vendors, contractors and service providers, reasonable and customary warranties and other enforceable commitments to timely and competent performance consistent with the Construction Milestone Schedule, including performance bonds where appropriate, required for maintenance of the Construction Milestone Schedule.

         2.6.2 Seller will submit its application for a CPCN to the Commission at the earliest reasonable date after the Effective Date which is consistent with the regulations or operating procedures of the Commission and is timely and consistent with meeting the Construction Milestone Schedule. Except as otherwise provided herein, the Date of Commercial Operation shall occur on or before the Scheduled Date of Commercial Operation, but in any case not later than the Commercial Operation Deadline.

         2.6.3 Seller shall submit its application for a CPCN (if required) and an air permit for Phase II by September 1, 2001. Except as otherwise provided herein, the Phase II Date of Commercial Operation shall occur on or before the Phase II Scheduled Date of Commercial Operation, but in any case not later than the Phase II Commercial Operation Deadline.

2.7      Delay in Date of Commercial Operation

         2.7.1  Force Majeure Delays.

           2.7.1.1  If an event in the Construction Milestone
                    Schedule is delayed due to an event of Force
                    Majeure or a good-faith invocation of the Dispute Resolution Process, the Scheduled Date of Commercial Operation and all milestone dates subsequent to the event so delayed in the portion of the

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                                                      Page 16 of 82
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                    Construction Milestone Schedule pertaining to
                    Phase I shall be extended, but by no more than that reasonable amount of time commensurate with the delay caused by the event, and not beyond the Commercial Operation Deadline except as provided in Section 2.7.1.2. Seller shall take reasonable and prudent steps to offset or minimize the effects of any delays.

           2.7.1.2 If an event of Force Majeure or a good-faith invocation of the Dispute Resolution Process would delay the Date of Commercial Operation to a date after the Commercial Operation Deadline, the Company shall have the option to:

              (a) Terminate this Agreement pursuant to Section 11.1, in which case the Company shall not be entitled to any Liquidated Damages or other damages or compensation with respect to such termination.

              (b) Grant Seller a day-for-day extension of the Commercial Operation Deadline equal to the duration of the Force Majeure or good-faith invocation of the Dispute Resolution Process, up to a maximum of one hundred and eighty-three
                    (183) days, in which case, the Company
                    shall be entitled to collect Liquidated
                    Damages in the event that the Date of
                    Commercial Operation has not occurred by the Commercial Operation Deadline, as so extended.

           2.7.1.3  If an event in the Construction Milestone
                    Schedule with respect to Phase II is delayed due to an event of Force Majeure or a good-faith invocation of the Dispute Resolution Process, the Phase II Scheduled Date of Commercial Operation and all milestone dates subsequent to the event so delayed in the portion of the Construction Milestone Schedule pertaining to Phase II shall be extended, but by no more than that reasonable amount of time commensurate with the delay caused by the event, and not beyond the Phase II Commercial Operation Deadline except as provided in Section 2.7.1.4. Seller shall take reasonable and prudent steps to offset or minimize the effects of any delays.

           2.7.1.4 If an event of Force Majeure or a good-faith invocation of the Dispute Resolution Process would delay the Phase II Date of Commercial Operation to a date after the Phase II Commercial Operation Deadline, the Company shall have the option to:

              (a)   Terminate this Agreement pursuant to Section
                    11.1 with respect to the Incremental Capacity of the Facility; provided, however, that the rights and obligations of the Parties with respect to Phase I of the Facility shall be unaffected by such termination, in which case the Company shall not be entitled to any damages or other compensation with respect to such termination.

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                                                      Page 17 of 82
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              (b)   Grant Seller a day-for-day extension of the
                    Phase II Commercial Operation Deadline equal to the duration of the Force Majeure or good-faith invocation of the Dispute Resolution
                    Process, up to a maximum of one hundred and eighty-three (183) days, in which case, the Company shall be entitled to purchase the Facility in accordance with Section 11.4.1.3 in the event that the Phase II Date of Commercial Operation has not occurred by the Phase II Commercial Operation Deadline, as so extended.

  2.8    Seller's Responsibility for Design and Construction

         Actions or inactions by the Company, or rights of the Company under this Agreement, to review, comment upon or approve the design, vendors, contractors or construction of the Facility shall not constitute a warranty or representation by the Company that a design, vendor, contractor or mode of construction consistent with such comments or lack of comments shall cause the Facility to operate in conformance with the requirements of this Agreement and no action or inaction by the Company regarding its rights to review, comment upon or approve designs, specifications, vendors or contractors shall operate to diminish in any respect the obligation of Seller, and the liability of Seller established otherwise under this Agreement, to provide Capacity and Energy consistent with the terms of this Agreement.

2.9      Significant Technological Modifications

         During the Term of this Agreement, developments in electric generation technology may permit a modification to the Facility which would cause it to operate in a materially more efficient manner, i.e., which would increase the efficiency of converting BTUs of fuel into KWH of electricity by more than three (3) percent (%) (herein "Technological Modification"), provided, however, that the implementation of Phase II of the Facility shall not itself be considered to be a Technological Modification for purposes of this paragraph, but pursuant to Section 2.3.2 hereof, the Company may request a Technological Modification to Phase II. Seller shall not make any material modification to the Facility, including a modification in the nature of a Technological Modification to the Facility without the prior consent of the Company, which consent shall not be unreasonably withheld. If the modification constitutes a Technological Modification, the Company shall have a right to have the terms of this Agreement revised to require Seller to make the Technological Modification to the Facility under such terms as will assure Seller the recovery of its costs for the Technological Modification and as will hold Seller harmless from any additional risks or operating costs associated with the modification, and as will achieve an equitable sharing between the Parties of the benefits of the Technological Modification. The Company shall have the right to propose a Technological Modification for the Facility which Seller agrees to consider in good faith. The Parties agree to pursue good-faith negotiations to accomplish revisions to the terms of this Agreement to ensure Seller's recovery of its costs and to achieve an equitable sharing of the enhanced benefits of the proposed Technological Modification, as set forth above. If the Parties are unable to reach mutual agreement, the Company shall have the right to invoke the Dispute Resolution Process of Article XIX of this Agreement.

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                                                      Page 18 of 82
                                                          ----  ----


2.10     Application of Confidentiality Provisions

         The confidentiality provisions of Article XX shall apply to all information provided by either Party to the other Party under this Article II or any other provisions of this Agreement.

               ARTICLE III:  OPERATION OF FACILITY
               -----------------------------------

3.1      Dispatchability

         In addition to the Company's rights to reduce energy deliveries pursuant to Section 3.2.4.1 and except during Scheduled Routine Maintenance, Major Overhauls, and the Conversion Outage pursuant to Section 3.2.2, the Company shall have the right, to fully dispatch the Facility second by second using remote automatic generation control, within the design limits of the Facility, and subject to the following notices:

         3.1.1 The Company shall provide Seller with the type of information utilized by the Company for its own facilities regarding potential scheduling of operation of the Facility as such information becomes available.

         3.1.2 By the last Friday of each month, the Company will provide Seller with a projected schedule of operations for the following month.

         3.1.3 By Friday of each week, the Company will provide Seller with a projected schedule of operations for the following week. This schedule shall include for each day of the week on an hour-by-hour basis the periods during which the Company expects to dispatch the Facility.

         3.1.4 By 10:00 a.m. of each day, the Company will provide Seller with its best estimate of the expected Facility dispatch schedule for the twenty-four (24) hours beginning 8:00 a.m. of the following day, including start time, shutdown time and hourly generation levels. The Company shall inform Seller of any changes in the following day's Facility dispatch schedule as soon as is reasonably practical.

         3.1.5 Notwithstanding any estimated schedule provided by the Company, the actual dispatch schedule will be determined by system operating requirements and economic dispatch considerations, and may differ substantially from the estimated schedule. In no event shall the Company be liable to Seller for any discrepancy between the actual dispatch schedule and the projected schedule or any Seller costs or damages arising directly or indirectly therefrom.

         3.1.6  The Company will provide Seller with at least two
                (2) hours oral notice, followed by written or electronic confirmation within one (1) hour, of a request to accomplish start up of the Facility under normal operating conditions. Under electrical system emergency conditions, the Company may request a start up of the Facility as soon as possible. Any oral notice or request shall be confirmed electronically or in writing within one (1) hour. The Seller shall use its reasonable

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                                                      Page 19 of 82
                                                          ----  ----


                best efforts in responding to the Company's request to expedite the start up of the Facility.

         3.1.7 Upon oral notice by the Company of a request to shut down the Facility, Seller shall shut down the Facility according to the schedule requested by the Company, using reasonable shut down ramp rates and procedures, and in a manner consistent with the technical capabilities of the Facility and the need to provide continuity in the supply of steam to Seller's thermal energy customer consistent with the time required to bring the auxiliary boiler from a warm condition to the pressure and temperature necessary to provide steam from the auxiliary boiler. Any oral notice or request shall be confirmed electronically or in writing as soon as is practical, but in any event within one (1) hour.

         3.1.8 Notwithstanding anything in this Section 3.1 to the contrary, the Company shall not dispatch the Facility in a manner that would cause it to exceed the following operating limitations, or such alternate operating limitations as may be allowed under Seller's air permit for the Facility, provided that Seller shall not seek air permits which require more restrictive operating limits than provided in
                (a) and (b) below:

                (a) Prior to the Phase II Date of Commercial Operation, the Facility shall not be operated more than two thousand (2,000) hours in any consecutive twelve (12) month period, of which not more than four hundred (400) hours shall be at or below fifty percent (50%) of CNDC, and not more than eight hundred (800) hours shall be at or below seventy-five percent (75%) of CNDC.

                (b) Following the Phase II Date of Commercial Operation, the Facility shall not be operated more than eight thousand, three hundred and twenty-two (8,322) hours in any consecutive twelve (12) month period, of which not more than one thousand, four hundred (1,400) hours shall be at or below sixty percent (60%) of CNDC, and not more than three thousand, nine hundred (3,900) hours shall be at or below seventy-five percent (75%) of CNDC.

                (c) If, as a result of energy sales to third parties, the Company is unable to dispatch the Facility without exceeding the limits set forth in this Section 3.1.8, Seller shall reimburse the Company for the incremental cost of energy to replace Energy that the Facility would have been able to deliver to the Company if Seller had not delivered energy to a party other than the Company.

         3.1.9 The combustion turbine's primary fuel is to be natural gas with no. 2 oil (with a maximum sulfur content of 0.05 percent) to serve as the backup fuel. Use of no. 2 oil is intended only when natural gas is not available. Seller shall give the Company prior notice of its intention to operate the Facility using no. 2 oil. The Company shall have the right to supply natural gas to the Facility in accordance with Section 5.1.3.4.

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                                                      Page 20 of 82
                                                          ----  ----


         3.1.10 Seller shall provide the Company notice as soon as is reasonably practical of the Seller's schedule for the delivery of energy to a party other than the Company. During any hour that the Facility is delivering Energy to the Company at the Company's request, Seller shall not deliver energy from the Facility, other than energy from capacity of the Facility in excess of the CNDC, to a party other than the Company without the Company's prior approval, which approval shall not be unreasonably withheld.

3.2      Operation of Facility

         3.2.1 The Facility shall be operated and maintained by Seller in accordance with Prudent Electrical Practices, manufacturers' specifications and recommendations, and otherwise in a manner to assure that Capacity and Energy is reliably delivered in the manner required by this Agreement. Seller shall establish and at all times maintain operating procedures and records, of a type which are consistent with utility record keeping practices for similar facilities regarding the operation and maintenance of the Facility. Such records may be audited by the Company. Seller shall employ qualified personnel for operating the Facility and for coordinating operations of the Facility with the Company system. Seller shall ensure that adequate personnel to perform its obligations under this Agreement are on duty at all times, 24 hours a day and 7 days a week. Other than when the Facility is unavailable, due to Scheduled Routine Maintenance or Major Overhauls as established pursuant to Sections
                3.2.2.1 and 3.2.2.2, the Facility shall to the limit of its net capabilities be available all of the total On-Peak Hours and Off-Peak Hours.

         3.2.2  Maintenance

                3.2.2.1     Routine Maintenance.  Seller shall
                            -------------------
                            maintain the Facility in accordance with Prudent Electrical Practices. The Company shall inform Seller on or before September 1st of each Calendar Year of the schedule for Scheduled Routine Maintenance to be conducted by Seller, which shall include normal overhauls, for the Facility and Seller's Interconnection Facilities for the following Calendar Year; provided, however, the Company will not schedule, and Seller may not conduct, Scheduled Routine Maintenance during On-Peak Months or On-Peak Hours (if, with respect to On-Peak Hours, it is practical to accomplish such Scheduled Routine Maintenance only during Off-Peak Hours), unless otherwise agreed to by the Parties in writing. The schedule for Scheduled Routine Maintenance of the Facility proposed by the Company shall be consistent with the Manufacturer's Maintenance Requirements.

                       (a) Either Party may request a change to the schedule for Scheduled Routine
                            Maintenance, and the Party receiving such a request shall not unreasonably refuse to grant it.

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                                                      Page 21 of 82
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                       (b)  If the Facility experiences an Unscheduled
                            Outage during an Off-Peak Month, Seller
                            may reschedule Scheduled Routine
                            Maintenance to coincide with the
                            Unscheduled Outage and treat the
                            Unscheduled Outage time as if it were
                            Scheduled Routine Maintenance.

                3.2.2.2     Major Overhauls.  For the purpose of
                            ---------------
                            examination and repair of all internal
                            rotating and stationary components from
                            the inlet of the combustion turbine to the exhaust of the combustion turbine, or other non-routine maintenance required pursuant to vendors' specifications or otherwise required under Prudent Electrical Practices ("Major Overhauls"), Seller may have up to four-hundred and ninety-five (495) hours in a 60-month consecutive period for Major Overhauls, and not in excess of five (5) Major Overhaul periods during the Term of this Agreement, and in any case, Major Overhauls shall not occur any more frequently than thirty-six (36) months between such Major Overhauls. If Major Overhauls cause the Facility not to be available for more than 495 hours in a 60-month consecutive period, then such hours of non-availability shall not in and of themselves constitute a breach of this Agreement by Seller but shall be treated as Forced Outage Hours.
                            Major Overhauls shall be scheduled by
                            Seller by September 1 for the Calendar
                            Year following the notice date, and shall be scheduled in Off-Peak Months. The limitations on the scheduling of Major Overhauls set forth in this
                            Section 3.2.2.2 are based on the
                            assumption that the Facility will be
                            operated as an intermediate load facility, with no more than 5500 Effective Hours of Operation annually, following the Phase II Date of Commercial Operation. If the Facility is actually operated for more than 5500 Effective Hours of Operation in any year, then the limitations on the scheduling of Major Overhauls set forth in this Section 3.2.2.2 shall be revised based on the actual levels of dispatch of the Facility, Prudent Electrical Practices, and the Manufacturer's Maintenance Requirements. To the extent that the limitations on the scheduling of Major Overhauls are revised due to the delivery of energy from the Facility to a party other than the Company, Seller shall reimburse the Company for the incremental cost of replacement power that results from the revised limitation.

                3.2.2.3     Duration of Maintenance.  All maintenance
                            -----------------------
                            periods shall be of a duration which is no longer than that reasonably necessary to carry out the required maintenance activities. Seller shall provide the Company with a minimum of four (4) hours notice of the expected cessation of maintenance activities and shall promptly inform the Company of the completion of such activities.

                3.2.2.4     Phase II Conversion Outage.  Seller shall
                            --------------------------
                            have the one-time right to conduct an
                            extended conversion outage (the
                            "Conversion Outage") of up to four (4)
                            months in duration in order to implement

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                                                      Page 22 of 82
                                                          ----  ----


                            conversion of the Facility from Phase I to Phase II operation. The Conversion Outage shall be considered a Major Overhaul for purposes of Sections 3.2.1 and 4.4.1.2, but shall not be considered a Major Overhaul for purposes of Section 3.2.2.2. Seller and the Company shall cooperate to coordinate the scheduling of the Conversion Outage.

         3.2.3  Coordination.  Seller and the Company shall
                ------------
                coordinate the operation and maintenance of the Facility with the operation of the Company system and shall cooperate to minimize adverse impacts on either the Facility or the Company system. As soon as practical the Parties shall meet to discuss what procedures are practical to accomplish the foregoing and shall prepare a manual describing such procedures to accomplish coordination, including:

                3.2.3.1 Communication procedures between operating personnel.

                3.2.3.2     Billing and meter test schedules and
                            coordination.

                3.2.3.3 Access procedures for the Company right of access to the Facility.

                3.2.3.4 Emergency procedures to cover unit trips and other equipment failures.

                3.2.3.5 Access to file information which is, by the terms of this Agreement, available to the other Party.

         3.2.4  System Emergencies

                3.2.4.1     Suspension of Deliveries.  The Company
                            ------------------------
                            shall not be obligated to purchase or
                            receive Energy and may require Seller to reduce Energy deliveries or may disconnect from the Facility at any time, from time to time, if:

                       (a) A System Emergency condition or situation exists; or

                       (b)  The Company reasonably determines that
                            such reduction or disconnection is
                            necessary in order to permit the Company to construct, install, repair, replace, remove, investigate or inspect any part of its electrical system that affects the Facility (herein "Prevention Activities").

                3.2.4.2     Timing of Prevention Activities.  The
                            -------------------------------
                            Company shall make reasonable efforts to undertake Prevention Activities during Off-Peak Periods. The Company shall make all reasonable efforts to notify and coordinate such reductions or disconnections with Seller, and, with respect to Prevention Activities, the Company shall provide Seller at least 48 hours prior notice. Any reduction or disconnection required of Seller, hereunder, shall be implemented in a manner

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                                                      Page 23 of 82
                                                          ----  ----


                            consistent with safe operating procedures, and shall be for as short a duration as is reasonably possible. The Company shall promptly inform Seller of the cessation of the condition causing the reduction or disconnection and shall promptly resume acceptance of Energy deliveries from the Facility.

         3.2.5  Corrective Action.
                -----------------

                3.2.5.1 In the event that the Company reasonably determines that any equipment comprising the Facility is not being operated or maintained in accordance with this Section
                            3.2 or Section 3.1, it may so notify
                            Seller of such failure in writing.  Within
                            7 days of the date of such notification or within a reasonable time period if more than 7 days is required for corrective action, Seller shall either bring its operating and maintenance practices into conformity with the operating and maintenance requirements set forth herein, or, if Seller disagrees with the Company's determination, the dispute shall be submitted to the Dispute Resolution Process. If the determination of the Company is affirmed in whole or in part by the Dispute Resolution Process, Seller shall modify its operating and maintenance practices in accordance with the results of the Dispute Resolution Process within 7 days of the date of notification of the results of such process, or within a reasonable time period if more than 7 days is required for corrective action.

                3.2.5.2 In the event that Seller's operating and maintenance practices are not modified to the extent required under Section 3.2.5.1, the Company may, at its sole discretion,
                            (i) cease making payments for Capacity
                            and/or accepting deliveries of Energy from Seller until Seller has modified its operating and maintenance practices as provided therein, or (ii) (a) make or arrange for a third party to make the necessary changes; (b) manage or arrange for a third party to manage and operate the Facility until such time as the Company receives adequate assurances of Seller's ability to reassume its responsibilities hereunder; or, (c) if Seller refuses to cooperate with (a) or
                            (b), or if (a) or (b) are attempted and do not achieve compliance with the operating or maintenance standards contemplated by this Agreement, then the Company may declare Seller in default and exercise the Company's rights under this Agreement.
                            The Company's full costs under (a) or (b) shall be credited against Capacity and Energy charges due hereunder until recovered in the immediately following Billing Cycles and any remaining Capacity and Energy charges shall be paid to Seller. During any period when the Company is exercising its rights under (a) or (b), it shall (x) operate and maintain the Facility, or cause the Facility to be operated and maintained, in accordance with Prudent Electrical Practices; (y) exercise, or cause to be exercised, the same standard of care in the operation and maintenance of the Facility as is exercised with respect to

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                                                      Page 24 of 82
                                                          ----  ----


                            comparable electric generating facilities owned by the Company, and (z) perform, or cause to be performed, all of Seller's obligations under any permit or legal regulation or requirement pertaining to the Facility, and any other agreement pertaining to the Facility, including, but not limited to, any thermal energy sale agreement or fuel supply agreement, provided, however, that the Company shall not be obligated to perform any of Seller's obligations under any agreement until it has been provided with a copy of the agreement, and provided further that any such obligations under any thermal energy sale agreement (I) do not impose greater obligations on the Company than would have been imposed on Seller if it had continued to perform the agreement,
                            (II) include pricing provisions for the
                            energy component of the thermal energy
                            price which escalate on the basis of
                            generally accepted indices, and (III)
                            include pricing provisions for the fixed component which do not decline over time. Disputes regarding operation and maintenance of the Facility shall be subject to the Dispute Resolution Process.

         3.2.6  Company Right of Access to Facility.  With three (3)
                -----------------------------------
                working days' notice, the Company shall have a right to go onto Seller's premises at the Facility to review records pursuant to Section 17.2, to ask reasonable questions, to inspect the Facility or to review the construction, testing, operation or maintenance of the Facility. Such entry by the Company or its agents shall be subject to the condition that the Company, its agents, contractors, and employees shall observe and comply with all applicable safety rules of Seller. Seller shall provide an orientation presentation for all personnel of the Company potentially having a need to enter Seller's premises in accordance with this Agreement. In addition, Seller may impose reasonable confidentiality obligations with respect to Seller's trade secrets upon the Company and its agents, employees and contractors in accordance with
                Article XX, and the Company shall make such confidentiality obligations conditions of employment of such employees, agents, and contractors.

         3.2.7  Fire Prevention Practices.  Throughout the Term,
                -------------------------
                Seller shall cause the Facility to meet the National Fire Protection Association Standard No. 850, "Recommended Practices for Fire Prevention for Electric Generating Facilities" or its successor standard.

         3.2.8  Steam Contracts.
                ---------------

                3.2.8.1 All contracts between Seller and its customers for the sale and purchase of steam from the Facility shall be in a form which permits the assignment to, or the assumption by, the Company of the contracts in the event that the Company becomes the owner or operator of the Facility under the terms of this Agreement.

                3.2.8.2 During Phase II, during any period (except during testing pursuant to Exhibit 7.2) when (a) the Facility's steam cycle is in operation at design conditions pursuant to a dispatch request from the Company

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                                                      Page 25 of 82
                                                          ----  ----


                            that does not require the Facility to
                            curtail steam exports to Nicolet Paper
                            Mill in order to meet such dispatch
                            request, and (b) Nicolet Paper Mill is in operation, but substantially all of the steam requirements of Nicolet Paper Mill, up to a maximum of 143,000 pounds per hour at 175 psig saturated (or an equivalent quantity of steam), are not procured from the Facility, the Energy Payment shall be calculated based upon a steam export equal to the lesser of
                            (i) 143,000 pounds per hour at 175 psig
                            saturated or (ii) Nicolet Paper Mill's
                            actual total steam demand.

                3.2.8.3     During Phase II, during any period when
                            Section 3.2.8.2 is not applicable and the Facility's steam cycle is in operation at design conditions pursuant to dispatch requests from the Company (except during testing pursuant to Exhibit 7.2), the Energy Payment shall be calculated based upon a steam export equal to 128,000 pounds per hour at 175 psig saturated. This Section 3.2.8.3 shall terminate immediately, and for the remainder of the Term of this Agreement (including renewal terms), upon Seller's execution of a contract to supply substantially all of the steam requirements of Nicolet Paper Mill, up to at least 143,000 pounds per hour at 175 psig saturated (or an equivalent quantity of steam).

3.3      Obligations of the Parties.

         3.3.1  Seller's Obligations.

                3.3.1.1     Prudent Electrical Practices

                          The Facility and Seller's Interconnection
                          Facilities shall be operated and maintained in accordance with Prudent Electrical Practices with respect to synchronizing, voltage and reactive power control.

                3.3.1.2     Permits and Approvals

                          Seller will, at its expense, acquire and maintain in effect throughout the Term of this Agreement all permits and approvals, as required pursuant to Section 8.1 of this Agreement.

                3.3.1.3     Qualification of Facility or Exempt
                            Wholesale Generator

                          At all times, the Facility shall meet the qualifications of a "Qualifying Facility" within the meaning of PURPA, or the Seller shall meet the qualifications of an Exempt Wholesale Generator within the meaning of PUHCA, and/or any applicable rules and regulations of the FERC promulgated thereunder, and Seller will make no modifications, alterations or other changes to its Facility or in the operations of the Facility or other facilities of Seller which would cause the Facility to fail

                                                      Page 26 of 82
                                                          ----  ----

                          to meet the criteria for such a
                          qualification which may be in effect from time to time during the Term of this Agreement.

                3.3.1.4     Fuel Supply

                          Seller will procure a supply of fuel
                          necessary to meet its obligations under
                          the Agreement in accordance with
                          Section 8.4.  Seller further warrants and
                          represents that any fuel oil used to
                          operate the Facility shall not emit more than .30 pounds of sulfur dioxide per MMBTU. This Agreement shall not be construed or interpreted as creating an obligation on the part of the Company to arrange for or otherwise supply to Seller the fuel requirements of Seller except as otherwise specifically provided in
                          Section 5.1.3.

                3.3.1.5     Steam Contracts

                          All contracts between Seller and its
                          customers for the sale and purchase of
                          steam from the Facility are in a form
                          which permits the assignment to, or the
                          assumption by, the Company of the contracts in the event that the Company becomes the owner or operator of the Facility under the terms of this Agreement.

                3.3.1.6     Fair Labor Standards Act

                          Seller is and shall be for the duration of this Agreement in compliance with all applicable requirements of the Fair Labor Standards Act of 1938, as amended, including without limitation the Regulations and Orders of the Administrator of the Wage and Hour Division issued under Section 14.

         3.3.2  The Company's Obligations.

                3.3.2.1     Prudent Electrical Practices

                          The Company shall operate and maintain the Company's Interconnection Facilities in accordance with Prudent Electrical Practices with respect to synchronizing, voltage and reactive power control.

                3.3.2.2     Permits and Approvals

                          The Company will acquire and maintain in effect throughout the Term of this Agreement all permits and approvals required to construct, operate and maintain the Company's Interconnection Facilities. The Company further warrants and represents that it will diligently cooperate with Seller in providing such information or taking such actions as may be reasonably required to support Seller's permit applications necessary to construct, operate and maintain the Facility. Seller agrees to reimburse the Company for its reasonable costs incurred in carrying out its obligation

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                                                      Page 27 of 82
                                                          ----  ----


                          to cooperate to the extent such cooperation exceeds the Company's existing obligations as a public utility.

                3.3.2.3     Fair Labor Standards Act

                          The Company is and shall be for the duration of this Agreement in compliance with all applicable requirements of the Fair Labor Standards Act of 1938, as amended, including without limitation the Regulations and Orders of the Administrator of the Wage and Hour Division issued under Section 14 thereof.

             ARTICLE IV:  SALE OF ENERGY AND CAPACITY
             ----------------------------------------

4.1      Conditions Precedent to Sale and Purchase

         The Company's obligation to commence the purchase of Energy and Capacity under this Agreement is contingent upon Seller's submittal to the Company of documents, certificates or other evidence, at least sixty (60) days before the Date of Commercial Operation (excluding any item which, by its nature, is not available sixty (60) days before the Date of Commercial Operation), demonstrating all of the following:

         4.1.1 Seller has the right to operate the Facility and deliver Capacity and Energy for the Term of the Agreement.

         4.1.2  The Facility, if operated with Prudent Electrical
                Practices, can be expected to have a useful life at least equal to the Term of the Agreement.

         4.1.3 Phase I of the Facility is being constructed pursuant to terms of this Agreement.

         4.1.4 The Facility is a Qualifying Facility, the Seller is an Exempt Wholesale Generator, or the Facility and the Seller are otherwise not subject to rate regulation (except, if Seller is an Exempt Wholesale Generator, wholesale rate regulation pursuant to the Federal Power Act).

         4.1.5  Certificates of Insurance.

         4.1.6 Seller has received all necessary permits and approvals described in Section 8.1.

         4.1.7 All information needed for the Company to perform its interconnection study, and design, construct and install the Company's Interconnection Facilities in accordance with Article IX.

         4.1.8 Compliance with all requirements of Article VIII, Pre-Operation Period, in accordance with the schedule set forth therein.

         4.1.9 Seller has provided all rights-of-way and easements required pursuant to Section 12.2.7.

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                                                      Page 28 of 82
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         4.1.10 Compliance with Environmental Laws.

4.2      Energy Sale and Purchase

         4.2.1 Seller agrees to make available and sell to the Company and the Company agrees to accept and purchase from Seller the Energy output of the Facility up to, but not to exceed the CNDC at the price, subject to dispatch and curtailment rights and to the other terms and conditions, set forth in this Agreement, commencing with the Date of Commercial Operation and ending upon termination of the Agreement.

         4.2.2 During any Billing Cycle after the Phase II Commercial Operation Date in which Seller sells energy or capacity from the Facility to any party other than the Company during periods when the Facility is not dispatched by the Company, Seller agrees to compensate the Company for the impact on the Company resulting from such sale by reducing the Company's Capacity Payment in accordance with the following formula:

                   RCP =  OCP x [1 - (MWS divided by TMWH)]

                Where:

                   RCP = the revised Capacity Payment for the
                         Billing Cycle.

                   OCP = the original Capacity Payment for the
                         Billing Cycle.

                   MWS   =  MWH sold to a third party during the
                            Billing Cycle.

                   TMWH  =  the total number of net MWH generated by
                            the Facility during the Billing Cycle.

4.3      Capacity Sale and Purchase

         Seller agrees to sell and the Company agrees to purchase Capacity equal to the CNDC as determined pursuant to Exhibit 7.2, subject to terms and conditions of this Agreement, commencing with the Date of Commercial Operation and ending upon termination of the Agreement. Seller shall not sell Capacity from the Facility to a third party except in excess of one hundred and five percent (105%) of INDC. Seller agrees it will not sell Capacity in excess of one hundred and five percent (105%) of INDC without first offering such Capacity to the Company on the same terms and conditions as provided in this Agreement.

4.4      Performance Standards

         4.4.1  Availability

                4.4.1.1 In the event that the Availability of the Facility is less than ninety-three percent (93%) during any Calendar Year during Phase I or Phase II or greater than ninety-five percent (95%) during any Calendar Year during Phase II, the Capacity Payment that would

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                                                      Page 29 of 82
                                                          ----  ----

                            otherwise be due under this Agreement for the following Calendar Year shall be multiplied by an adjustment factor determined by one of the following formula:

                       (a) In the event the Availability is greater than ninety-five percent (95%) during any Calendar Year during Phase II,

                            Adjustment Factor = 1.0753 x Availability

                       (b) In the event the Availability is less than ninety-three percent (93%) and greater than or equal to ninety percent (90%) during any Calendar Year during Phase I or Phase II,

                            Adjustment Factor = 1.0753 x Availability

                       (c) In the event the Availability is less than ninety percent (90%) and greater than or equal to eighty-five percent (85%) during any Calendar Year during Phase I or
                            Phase II,

                            Adjustment Factor = (2.355 x Availability)
                            - 1.152

                       (d)  In the event the  Availability is less
                            than eighty-five percent (85%) and greater than seventy percent (70%) during any Calendar Year during Phase I or Phase II,

                            Adjustment Factor = (5.670 x Availability)
                            - 3.967

                       (e) In the event that the Availability of the Facility is less than or equal to seventy percent (70%) during any Calendar Year during Phase I or Phase II, the Capacity Payment that would otherwise be due under this Agreement for the following Calendar Year shall be reduced to zero.

                4.4.1.2 Availability is defined as total hours in the twelve (12) month period less hours of outages due to an event of Force Majeure, Scheduled Routine Maintenance hours, Major Overhaul hours, and Forced Outage Hours in the twelve (12) month period, divided by the total hours in the twelve (12) month period less hours of outages due to an event of Force Majeure and Major Overhaul hours, and is expressed in the following formula:

                          A = (HR - FMH - MOH - SRMH - FOH) divided by
                              (HR - FMH - MOH)

                          Where:
                          ------

                          A =  Availability
                          HR =  Hours in the year
                          FMH =  Force Majeure hours

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                                                      Page 30 of 82
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                          MOH =  Major Overhaul hours
                          SRMH =  Scheduled Routine Maintenance hours
                          FOH =  Forced Outage Hours

                4.4.1.3 In the event that Seller fails to maintain a minimum Availability equal to eighty-five percent (85%) (a) during any two (2) Calendar Years during any five (5) Calendar Year period, or (b) during any five (5) Calendar Years during the initial Term of this Agreement, the Company may declare the Seller to be in default under this Agreement. For purposes of this
                            Section 4.4.1.3, in calculating the
                            Availability of the Facility during any
                            Calendar Year in which the Facility is
                            unavailable as of the beginning of the
                            Calendar Year due to a Forced Outage which commenced during the preceding Calendar Year, hours during the subsequent Calendar Year during which the Forced Outage continues shall be included in the calculation for the preceding Calendar Year, and shall be excluded from the calculation for the subsequent Calendar Year. In such a case, the formula set forth in Section 4.4.1.2 shall be calculated by including the hours during which such Forced Outage continues in the calculation of HR and FOH for the preceding Calendar Year, and by excluding such hours from the calculation of HR and FOH for the subsequent Calendar Year.

                4.4.1.4 When calculating Availability, any partial derating of the plant from the CNDC shall be accounted for by converting the number of hours of partial derating to an equivalent number of Forced Outage Hours. The equivalent number of Forced Outage Hours will be determined by multiplying the derated operating time (in hours) by the percentage derating from CNDC.

                4.4.1.5 Seller shall report Availability daily to the Company and maintain appropriate logs and records sufficient to permit the calculations required by this Section.

         4.4.2  Seller shall be obligated to maintain a minimum
                Facility Starting Reliability in accordance with this Section.

                4.4.2.1 Starting with the two hundred and eleventh (211th) Facility start, and continuing thereafter, Seller shall be obligated to maintain a minimum Starting Reliability of ninety percent (90%), based on the two hundred (200) most recent Facility starts. In the event that the Starting Reliability during such period is less than ninety percent (90%), Seller shall have six (6) months in which to increase the Starting Reliability of the Facility to ninety percent (90%), based on the previous one hundred (100) Facility starts, plus the next one hundred (100) Facility starts. Provided that the Company has requested no less than one hundred (100) Facility starts during such period, the Company may declare the Seller to be in default in the

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                                                      Page 31 of 82
                                                          ----  ----


                            event that it has not increased the
                            Starting Reliability of the Facility to
                            ninety percent (90%) by the end of such
                            six (6) month period, or such longer
                            period as is required for the Company to request one hundred (100) Facility starts.

                4.4.2.2 Starting with the thirty-first (31st) Facility start, Seller's Capacity Payment shall be subject to reduction in accordance with the following paragraphs, provided, however, that if more than one such paragraph is applicable, only the paragraph which results in the greatest reduction shall be applied.

                       (a)  Starting with the thirty-first (31st)
                            Facility start, in the event that the
                            Starting Reliability for the twenty (20) most recent Facility starts during such period is less than seventy-five percent (75%), the Capacity Payment that would otherwise be due under this Agreement for the period shall be multiplied by a fraction, the denominator of which is seventy-five percent (75%), and the numerator of which is the Starting Reliability of the Facility during such period. The reduction shall be applicable to Capacity Payments for the period commencing with the first Facility start that causes the Starting Reliability to be reduced below seventy-five percent (75%), and shall continue until the first Facility start that causes the Starting Reliability to be increased to or above seventy-five percent (75%). If the Starting Reliability changes during any month in a manner that affects Capacity Payments pursuant to this paragraph, Capacity Payments for such month shall be prorated accordingly.

                       (b)  Starting with the fifty-first (51st)
                            Facility start, in the event that the
                            Starting Reliability for the forty (40)
                            most recent Facility starts during such
                            period is less than eighty-five percent
                            (85%), the Capacity Payment that would
                            otherwise be due under this Agreement for the period shall be multiplied by a fraction, the denominator of which is eighty-five percent (85%),and the numerator of which is the Starting Reliability of the Facility during such period. The reduction shall be applicable to Capacity Payments for the period commencing with the first Facility start that causes the Starting Reliability to be reduced below eighty-five percent (85%), and shall continue until the first Facility start that causes the Starting Reliability to be increased to or above eighty-five percent (85%). If the Starting Reliability changes during any month in a manner that affects Capacity Payments pursuant to this paragraph, Capacity Payments for such month shall be prorated accordingly.

                       (c) Starting with the one hundred and eleventh (111th) Facility start, in the event that the Starting Reliability for the one hundred (100) most recent Facility starts during such period is less than ninety percent (90%), the Capacity Payment that would otherwise be due under this Agreement for the period shall be multiplied by a fraction, the

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                                                      Page 32 of 82
                                                          ----  ----

                            denominator of which is ninety percent
                            (90%), and the numerator of which is the Starting Reliability of the Facility during such period. The reduction shall be applicable to Capacity Payments for the period commencing with the first Facility start that causes the Starting Reliability to be reduced below ninety percent (90%), and shall continue until the first Facility start that causes the Starting Reliability to be increased to or above ninety percent (90%). If the Starting Reliability changes during any month in a manner that affects Capacity Payments pursuant to this paragraph, Capacity Payments for such month shall be prorated accordingly.

                       (d) Starting with the two hundred and eleventh (211th) Facility start, in the event that the Starting Reliability for the two hundred (200) most recent Facility starts during such period is less than ninety-five percent (95%), the Capacity Payment that would otherwise be due under this Agreement for the period shall be multiplied by a fraction, the denominator of which is ninety-five percent (95%), and the numerator of which is the Starting Reliability of the Facility during such period. The reduction shall be applicable to Capacity Payments for the period commencing with the first Facility start that causes the Starting Reliability to be reduced below ninety-five percent (95%), and shall continue until the first Facility start that causes the Starting Reliability to be increased to or above ninety-five percent (95%). If the Starting Reliability changes during any month in a manner that affects Capacity Payments pursuant to this paragraph, Capacity Payments for such month shall be prorated accordingly.

                4.4.2.3 Seller shall maintain appropriate logs and records sufficient to permit the calculations required by this Section.

         4.4.3 The reduction in Capacity Payments and right to declare Seller in default as provided in this
                Section 4.4 shall be the Company's sole and exclusive remedy for Seller's failure to maintain Availability or Starting Reliability in the operation of the Facility.

4.5      Power Characteristics

         The Energy to be made available under this Agreement shall be three-phase, 60 hertz, alternating current, and shall be made available at the Interconnection Point at a nominal voltage of 138 KV.

4.6      Parallel Operation

         Seller shall operate the Facility with its speed governors, all applicable protective apparatus, and voltage regulators in service whenever the Facility is connected to or operated in parallel with the electric system of the Company. Seller shall not, in response to the Company system frequency deviations, cause the Facility to automatically or instantaneously

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                                                      Page 33 of 82
                                                          ----  ----


         disconnect with the Company system or trip any generating unit comprising the Facility unless the frequency of the Company system is below 58.3 hertz or above 63.0 hertz.

4.7      Power Purchases by Seller

         4.7.1 All Station Use and losses between the Facility and the Metering Point shall be generated by the Facility at all times the Facility is generating
                Energy for sale to the Company.

         4.7.2 The energy flowing into the Facility (e.g. Back-up Power, Maintenance Power, and Supplementary Power) through the Interconnection Point during periods when the Facility is not generating energy for sale to the Company shall be a subtraction from Net Energy Output as recorded at the Metering Point if the Company was not providing fuel to the Facility immediately before such period.

         4.7.3 The energy flowing into the Facility (e.g. Back-up Power, Maintenance Power, and Supplementary Power) through the Interconnection Point during periods when the Facility is not generating energy for sale to the Company shall be credited to the Company, at Seller's option, at either (i) the Company's applicable electric tariff, or (ii) the displaced fuel cost, in either case if the Company was providing fuel to the Facility immediately before such period. Seller shall notify the Company at the end of each Billing Cycle which option pursuant to the preceding sentence is applicable during such Billing Cycle. For purposes of this Section, the displaced fuel cost shall be determined in accordance with the following formula:

                         DFC = KWH x HRT100 x DFPP


                Where:

                   DFC =    displaced fuel cost

                   KWH = KWH flowing into the Facility during such period

                   HRT100 = Tested Plant Heat Rate (as defined in
                            Exhibit 5.1) at 100% of the CNDC,
                            expressed in BTU/KWH at the Higher Heating
                            Value.

                   DFPP = The Delivered Price of Primary Fuel (as defined in Exhibit 5.1), expressed in dollars per BTU.


                  ARTICLE V:  RATES FOR PURCHASE
                  ------------------------------

5.1      Rates for Purchases

         The rates to be paid by the Company for purchases of Energy and Capacity shall be determined as follows:

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                                                      Page 34 of 82
                                                          ----  ----


         5.1.1  Capacity Payment.  The Capacity Payment per Billing
                ----------------
                Cycle shall be determined under Exhibit 5.1.

         5.1.2  Energy Payment.  The Energy Payment per Billing
                --------------
                Cycle shall be determined under Exhibit 5.1.
                Exhibit 5.1 is based upon the assumption that Seller shall be responsible for the fuel supply for the Facility. Seller shall procure a source of fuel necessary to meet its obligations under this Agreement in accordance with Section 8.4 of this Agreement.

         5.1.3  Fuel Supply.
                -----------

                5.1.3.1 At any time up to ninety (90) days after receipt of the CPCN by Seller, the Company may elect to supply the total fuel requirements of the Facility for the Term of this Agreement by providing Seller a binding written commitment to supply such fuel.

                5.1.3.2 At any time prior to Seller entering into any contract with a term of one (1) year or more for the supply of fuel to the Facility, the Company shall have an exclusive right to supply the total fuel requirements of the Facility for the Term of this Agreement. Seller shall provide the Company with written notice at least fifteen (15) days prior to entering into any such contract. If the Company elects to exercise its right to supply such fuel, it shall provide Seller with a binding written commitment within ten (10) days from the receipt of Seller's notice to the Company.

                5.1.3.3     Upon providing a binding written
                            commitment to the Seller, the Company
                            shall have the right to supply the total fuel requirements of the Facility for the remainder of the Term of this Agreement commencing from the date Seller's fuel supply contract having the longest remaining term at the time such notice is given, expires.

                5.1.3.4 The Company shall have the option to supply natural gas to Seller at any time that Seller proposes to utilize No. 2 oil as a fuel in the Facility if the Company provides Seller with a commitment to supply natural gas to the Facility for the term during which Seller had intended to use No. 2 oil. Any time that Seller intends to use No. 2 oil as a fuel in the Facility, it shall provide the Company with as much advance notice of such intent as is practicable under the circumstances. In the event that the Company exercises its right to supply natural gas to Seller, Seller shall cease the use of No. 2 oil as soon as possible after the supply of natural gas commences.

                5.1.3.5 During any period when the Facility is utilizing fuel supplied by the Company, the Energy Payment shall be based upon the price the Seller pays the Company for fuel supplied by the Company.

                5.1.3.6     Fuel Delivery Facilities.
                            ------------------------

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                                                      Page 35 of 82
                                                          ----  ----


                       (a) Notwithstanding the Company's election to supply the total fuel requirements of the Facility, Seller shall remain obligated to provide for the permitting, design, installation, operation and maintenance of any new facilities required to be installed for the delivery of natural gas to the Facility.

                       (b) Notwithstanding the foregoing, the Company shall have an exclusive option to build or purchase, own, operate and maintain any facilities required to deliver natural gas to the Facility. Seller shall provide the Company with written notice at least one hundred and twenty (120) days prior to entering into any contract or other arrangement to build such facilities, and Seller shall notify the Company of the Seller's projected cost to build such facilities. If Seller builds the natural gas delivery facilities, it shall build such facilities to natural gas industry standards; provided, however, that the Company shall have the option to require Seller to build such facilities to Company standards if the Company reimburses Seller, without a corresponding decrease in the Capacity Payment, for the difference in cost between the cost of building to Company standards and the cost of building to natural gas industry standards.

                       (c) If the Company elects to own, operate and maintain such facilities and if Seller's cost to build such facilities is greater than $1,000,000 escalated using the GDPIPD from January 1, 1995 to the date of the Company's exercise of its election pursuant to this Section, the Company shall build such facilities, and the Capacity Payment shall be reduced in accordance with Exhibit 5.1 based on a Gas Connection Cost of $1,000,000 escalated as aforesaid. If the Company elects to own, operate and maintain such facilities and if Seller's cost to build such facilities is less than $1,000,000 escalated as aforesaid, the Company shall retain Seller as its general contractor to build such facilities and the Capacity Payment shall be reduced in accordance with Exhibit 5.1 based on a Gas Connection Cost equal to the amount paid to Seller by the Company for the construction of such facilities. In the event the Company exercises its option to own, operate and maintain such facilities, the Company shall ensure that the Facility and any equipment providing steam for Nicolet Paper Mill receive service that is at least as favorable in all respects as if Seller had provided such facilities.

                       (d)  If the Company does not elect to supply
                            the total fuel requirements of the
                            Facility, or, at any time, the Company is in breach of its obligations to supply fuel to the Facility, Seller shall have unrestricted access to the natural gas delivery facilities.

         5.1.4  Prepayment of Capacity Payment.  Upon twelve (12)
                ------------------------------
                months prior written notice to Seller, the Company may at any time after the Date of Commercial
                Operation, prepay the Capacity Payments for a period of up to one-half of the then remaining

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                                                      Page 36 of 82
                                                          ----  ----


                Term of this Agreement. Such prepayment shall be equal to the present value of the Capacity Payments for the period being prepaid, determined using the Discount Rate. The balance of the Capacity Payments shall be paid ratably over the remainder of the Term of this Agreement in a manner that will maintain the same present value of the Capacity Payments at the Discount Rate, measured from the Date of Commercial Operation, as would have been achieved if there had been no prepayment.

        ARTICLE VI:  METERING, INSTRUMENTATION AND BILLING
        --------------------------------------------------

6.1      Metering and Instrumentation Devices

         6.1.1 The Company shall select, own, install and maintain all meters, telemeters and associated equipment necessary for measuring energy deliveries, for determining payments by the Company to Seller and for evaluating performance criteria set forth in this Agreement. Seller may also install remote check meters, as appropriate, within Seller's Facility.

         6.1.2 The costs associated with the purchase, installation and maintenance of such metering and measuring equipment shall be borne by Seller.

         6.1.3 The Company shall inspect, test, and calibrate its equipment at regular intervals as specified within its rates and regulations on file with the Commission, and any inaccuracy disclosed by such tests shall be promptly corrected. Any Party shall have the right to have any Metering Device tested at any time at its expense; provided, however, that if the Metering Device is found to be inaccurate by more than two (2) percent (%), the Company shall pay the cost of the test. Representatives of the Parties shall be afforded a reasonable opportunity to be present at Metering Device inspections and tests. If at any time a Metering Device is found inaccurate by more than two (2) percent (%), an adjustment shall be made in settlements between the Parties to compensate for the effect of such inaccuracy over the thirty (30) days preceding removal or testing of the Metering Device or over any shorter period during which such inaccuracy is determined to have existed. Such adjustments shall be in accordance with Section 6.1.5 below. If at any time a Metering Device should fail to register or its registration should be so erratic as to be meaningless, the quantities such Metering Device was intended to record shall be determined from check meters if available, or otherwise from the best obtainable data. The Company shall read its meters on the Date of Commercial Operation and thereafter at the end of each Billing Cycle as determined by the Company. Seller shall provide the Company access to the metering and measuring equipment at reasonable times for the purposes of reading, inspecting, testing, and adjusting such equipment.

         6.1.4 Seller shall have, upon reasonable notice, the right of access during the normal working hours of the Company to all log books and metering records of power purchases from Seller. Seller shall have the right, at its expense, to make copies of such books and records.

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         6.1.5  In the event adjustments to billing statements are
                required as a result of the correction of measurements made by inaccurate meters, the Parties shall use the corrected measurements described in
                Section 6.1.3 to compute the amounts due from or to the Company for the Energy delivered during the period of inaccuracy. If the total amount, as computed, due from a Party for the period of inaccuracy varies from the total amount due as previously computed, and the payment of the previously computed amount has been made, the difference in the amounts shall be paid to the Party entitled to it within thirty (30) calendar days after the paying Party is notified of the recomputation. Alternatively, upon agreement between the Parties, the Company may credit or debit subsequent payments to Seller for Energy purchased from Seller until the adjustment amount is eliminated.

6.2      Billing and Payment

         6.2.1 The Company shall read Seller's meters monthly during the first three business days of the month, and shall send a statement, and make a payment to Seller on or before the fifteenth (15th) calendar day after the meter is read. If a monthly meter reading cannot be made, the Company shall estimate deliveries to the Company for that month, tender payment accordingly, and make an adjustment for actual purchases in the next month's statement. The billing statement will show the kilowatt-hours of Energy delivered at the Interconnection Point, any adjustments to the Capacity Payment pursuant to Sections 4.2.2, 4.4.1.1, 4.4.2.2 and 5.1.4, the price for such Energy as provided in Article V herein, the amounts due Seller, and the data reasonably pertinent to the calculation of the payment to Seller. Late payments shall carry an interest charge of one (1) percent (%) per month calculated from the date the meter is read.

         6.2.2 Neither the Company nor Seller shall have the right to challenge any monthly statement rendered or received hereunder, to invoke the Dispute Resolution Process questioning the propriety of any monthly statement after a period of one (1) year from the date such monthly statement was rendered. In the event that any such monthly statement depends in whole or in part upon estimated data, this one (1) year limitation period shall be deemed to begin in the billing month in which such estimated data is adjusted to actual.

            ARTICLE VII:  TESTING AND CAPACITY RATINGS
            ------------------------------------------

7.1      Notice of Projected Rating

         Within six (6) months of the Effective Date, the Seller shall provide the Company with preliminary design information specifying the latest projected Nameplate Rating for the Facility during Phase I and Phase II, the manufacturer (or alternative manufacturers) of the Critical Components of the Facility, and the principal operating characteristics of the Facility. The Seller shall provide updated design information to the Company as it becomes available.


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7.2      Test of Capability

         7.2.1 Seller shall be obligated during Phase I to establish by test the Net Demonstrated Heat Rates and verify that the Initial Net Demonstrated Capability (INDC) is within ten (10) percent (%) of the Design Rating of Phase I, which is equal to 178,885 KW, as tested and adjusted as provided in
                Exhibit 7.2.  The testing of the INDC of the
                Facility shall be held within the sixty (60) day period prior to the Date of Commercial Operation. The Seller shall also be obligated during Phase I to establish by test, as set forth in Exhibit 7.2, that the Current Net Demonstrated Capability (CNDC) is within five (5) percent (%) of the INDC. Payment of the Capacity Payment for Phase I of the Facility shall commence with respect to periods after the Date of Commercial Operation.

         7.2.2 Seller shall be obligated during Phase II to establish by test the Net Demonstrated Heat Rates and verify that the Phase II Initial Net Demonstrated Capability (Phase II INDC) is within ten (10) percent (%) of the Design Rating of Phase II, which is equal to 231,675 KW, as tested and adjusted as provided in Exhibit 7.2. The testing of the Phase II INDC of the Facility shall be held within the sixty (60) day period prior to the Phase II Date of Commercial Operation. Following the establishment of the Phase II INDC, Seller shall also be obligated to establish by test, as set forth in Exhibit 7.2, that the Current Net Demonstrated Capability (CNDC) is within five (5) percent (%) of the Phase II INDC. Payment of the Capacity Payment for Phase II of the Facility shall commence with respect to periods after the Phase II Date of Commercial Operation.

7.3      Method of Testing and Results

         The procedures to establish the Net Demonstrated Heat Rates and Net Demonstrated Capability, including the Initial Net Demonstrated Capability, are set forth in Exhibit 7.2

7.4      Notification of Testing

         Seller shall notify the Company in writing ten (10) days prior to any test of the Net Demonstrated Capability or the Net Demonstrated Heat Rate, and shall permit the witnessing of such test by Company representatives if so requested. Furthermore, Seller shall provide sufficient metering records to document the test and shall provide copies of such records to the Company upon request.


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               ARTICLE VIII:  PRE-OPERATION PERIOD
               -----------------------------------

8.1      Permits and Approvals

         8.1.1 Prior to the Date of Commercial Operation, Seller shall, at its expense, acquire and maintain in effect throughout the Term of this Agreement all permits and approvals, whether now or hereafter required, of any local, state or federal governmental authority or regulatory agency, as necessary conditions for the lawful construction, operation and maintenance of the Facility, Seller's Interconnection Facilities, and the natural gas delivery facilities, excluding any permit or approval which, by its nature, is not available prior to the Date of Commercial Operation. Copies of said permits and approvals shall be made available for Company review. Notwithstanding the foregoing, in the event that the Company exercises its option pursuant to Section 5.1.3.6 to build, own, operate and maintain the natural gas delivery facilities, from the date that the Company exercises such option, the Company shall be responsible for maintaining in effect all such permits and approvals necessary for the natural gas delivery facilities.

         8.1.2 The Company shall not be liable for any violation by Seller of any permit or approval required to be obtained and maintained by Seller pursuant to this section.

         8.1.3 The Company acknowledges that Seller's ability to obtain certain permits required pursuant to this Section may be contingent upon Seller's demonstration of acceptable environmental impact associated with the Company's Interconnection Facilities. The Company agrees to support Seller by providing, without limitation, information, data, and analyses regarding proposed and alternate Company Interconnection Facilities and expected environmental impacts associated with their construction and operation. Any delays in the receipt of Seller's required permits attributable to the Company's Interconnection Facilities shall provide an extension in all dates in the Construction Milestone Schedule, and of the Commercial Operation Deadline and the Phase II Commercial Operation Deadline to the extent necessary to reflect the delay.

         8.1.4 The Parties acknowledge that Seller is responsible for filing the application for the natural gas delivery facilities and the Company is responsible for filing the application for a CPCN for the Company's Interconnection Facilities. The Parties agree to use their reasonable best efforts to file such applications in a timely manner so as to permit the consolidation of such applications with the Seller's application for the CPCN for the Facility.

         8.1.5 Whenever a Party is obligated to obtain a CPCN in order to perform its obligations pursuant to this Agreement, that Party shall use its reasonable best efforts to promptly file and diligently pursue the receipt of such CPCN.


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8.2      Schedule, Reports and Inspection

         Seller shall submit for the Company's review its schedule, showing all planned design, licensing and construction activities, within sixty (60) days of the Effective Date and a start-up and test schedule for the Facility thirty (30) days prior to start-up and testing of the Facility. Seller shall submit progress reports in a form reasonably satisfactory to the Company on the first (1st) day of every quarter commencing on the Effective Date and ending on the Commencement of Construction, and every month thereafter until the Date of Commercial Operation and notify the Company of any changes to such schedules in a timely manner. The Company shall have the right to monitor and observe the construction, start-up and testing of the Facility and Seller shall comply with all reasonable requests consistent with Prudent Electrical Practices resulting therefrom, subject to the Dispute Resolution Process. Seller shall cooperate in such physical inspections of the Facility as may be reasonably required by the Company during and after completion of construction. The Company's technical review and inspection of the Facility shall not be construed as endorsing the design thereof nor as any warranty of the safety, durability or reliability of the Facility.

8.3      Facility Design Data

         8.3.1 Seller shall provide the Company with the generator manufacturer's capability curves and relay types for Phase I for review and inspection by the Company no later than three hundred and sixty (360) days before the Scheduled Date of Commercial Operation. Seller shall supply the Company with proposed relay settings ninety (90) days prior to the Contemplated Energizing Date. Within sixty (60) days of receiving such information, the Company shall inform Seller, in writing, if the proposed relay types and relay settings are acceptable. If these are not found to be acceptable to the Company, Seller agrees to comply with any reasonable requests by the Company, to provide acceptable relay types and relay settings, subject to the Dispute Resolution Process. All information must be submitted in a manner reasonably acceptable to the Company, particularly the turbine generator data, which shall be used for the Company's inspections and transient stability analysis. Turbine generator data for Phase I must be completely submitted at least one hundred and twenty (120) days prior to the Scheduled Date of Commercial Operation.

         8.3.2 Seller shall provide the Company with the generator manufacturer's capability curves and relay types for Phase II for review and inspection by the Company no later than three hundred and sixty (360) days before the Phase II Scheduled Date of Commercial Operation. Seller shall supply the Company with proposed relay settings ninety (90) days prior to the Phase II Date of Commercial Operation. Within sixty (60) days of receiving such information, the Company shall inform Seller, in writing, if the proposed relay types and relay settings are acceptable. If these are not found to be acceptable to the Company, Seller agrees to comply with any reasonable requests, by the Company, to provide acceptable relay types and relay settings, subject to the Dispute Resolution Process. All information must be submitted in a manner reasonably acceptable to the Company, particularly the turbine generator data, which shall be used for the Company's inspections and

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                                                      Page 41 of 82
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                transient stability analysis.  Turbine generator
                data for Phase II must be completely submitted at least one hundred and twenty (120) days prior to the Phase II Scheduled Date of Commercial Operation.

8.4      Fuel Supply

         8.4.1 Prior to Commencement of Construction Seller shall provide the Company with its fuel supply plan showing Seller's proposed fuel supply and transportation arrangements.

         8.4.2 Twelve (12) months prior to the Scheduled Date of Commercial Operation, and annually thereafter,
                Seller will provide the Company with an updated fuel supply plan.

         8.4.3 In addition to the foregoing, Seller agrees to maintain at all times during the Term of this Agreement dual fuel capability for the Facility and agrees that at all times it will be able to operate the Facility in accordance with this Agreement under either alternative form of fuel (subject to the availability of natural gas). Seller further agrees to obtain, at its expense, all necessary permits, approvals, and licenses necessary for such dual fuel capability.

8.5      Water Rights

         Prior to the Date of Commercial Operation Seller shall, at its expense, acquire and maintain in effect throughout the Term of this Agreement the rights to divert, and use sufficient water to permit operation of the Facility at its maximum level of operation, which rights shall be assignable.

8.6      Voltage Schedule

         The Company will prepare and submit to Seller a written voltage schedule no later than thirty (30) days prior to the Date of Commercial Operation, except that the Company may change such voltage schedule upon thirty (30) days prior written notice. Seller shall use such voltage schedule in the operation of the Facility. This voltage schedule shall be based on the normally expected operating conditions for the Facility and the reactive power requirements of the Company system.

8.7      Notice of Initial Energizing

         Unless notified to the contrary by Seller, the Company shall have the Company's Interconnection Facilities prepared for the initial energizing at the Interconnection Point four (4) months before the Scheduled Date of Commercial Operation (the "Contemplated Energizing Date"). In any case, Seller agrees, if there is no Date of Commercial Operation, and no Energizing Date, because Seller either terminates the Agreement or is in default of the Agreement, to hold the Company harmless and indemnify the Company against any and all costs reasonably incurred by the Company in designing, constructing or purchasing the Company's Interconnection Facilities, and for and against any and all costs of obtaining necessary regulatory approvals for such project; provided, however, in the event the

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                                                      Page 42 of 82
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         Company should subsequently, within eighteen (18) months
         after termination of this Agreement, use the Company's Interconnection Facilities for the benefit of a third party, the Company shall return to Seller such portion of the amount paid to the Company pursuant to this indemnification as equals that portion of the Company's Interconnection Facilities used for the benefit of such third party. Seller shall notify the Company in writing thirty (30) calendar days prior to the expected date of: (a) the initial energizing at the Interconnection Point; (b) the initial parallel operation with the Company system; and (c) the initial testing of the Facility and Interconnection Facilities. The Company and Seller shall have the right to have a representative present at the time of such energizing, parallel operation and testing.

8.8      Energy Delivered During Testing

         Seller may conduct such tests of the Facility from time-to-time prior to the Date of Commercial Operation as Seller in its discretion may deem appropriate. Subject to the limitations expressed in Section 8.9, if Seller desires the Company to accept at the Interconnection Point the Energy generated by the Facility during any proposed test, Seller shall so notify the Company in writing within a reasonable time not less than two (2) days prior to such test, and the Company shall purchase the Energy delivered. Seller's notice to the Company shall, at a minimum, include a description of the approximate time and duration of the test and approximate amount of the output intended to be delivered to the Company as a result of such test. For Energy delivered to the Company during start-up and testing, the Company shall pay Seller at a rate per KWH equal to the Company's marginal energy cost at the time of delivery, which rate shall be computed by the Company as soon as reasonably possible after such deliveries.

8.9      Preliminary Notice of Commercial Operation

         8.9.1  Seller shall notify the Company in writing sixty
                (60) days prior to the date of Seller's preliminary expected Date of Commercial Operation. The Company shall accept and pay for Energy deliveries during start-up and testing, and Commercial Operation unless, in the Company' good faith judgment, any portion of Seller's Interconnection Facilities which Seller is responsible for constructing is not sufficient to accept or meter such deliveries or if such Facilities are not sufficient to protect the Company's system, employees or customers from damage or injury arising out of, or in connection with, operation of the Facility. In the event the Company reasonably determines such facilities are not sufficient to accept or meter such deliveries, the Company shall give Seller prompt written notice which shall include a detailed explanation for its determination.

         8.9.2  Seller shall notify the Company in writing sixty
                (60) days prior to the expected Phase II Date of Commercial Operation.

8.10     Notice of Compliance and Verification Prior to Commercial
         Operation

         Seller shall give the Company written notice no later than ten (10) days before Seller's expected Date of Commercial Operation that Seller has complied with all of the requirements of this Article VIII and all other terms and conditions of this Agreement

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                                                      Page 43 of 82
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         required to be performed by Seller prior to the Date of
         Commercial Operation. In order for the Company to verify such compliance, Seller shall provide the Company access to all permits, approvals, contracts, records, studies and other documents of Seller respecting the design, construction, operation and maintenance of the Facility and Seller's Interconnection Facilities, and shall provide all documents and other requirements specified in Section 8.3 hereof. Unless the Company reasonably determines and notifies the Seller in writing within ten (10) days after receiving Seller's notice of compliance hereunder that Seller has not complied with all of the requirements of this Article VIII and all the other terms and conditions of this Agreement required to be performed by Seller prior to the Date of Commercial Operation, Commercial Operation may commence on the date specified in Seller's notice of compliance.

           ARTICLE IX:  DESIGN, INSTALLATION, OPERATION
          AND MAINTENANCE OF INTERCONNECTION FACILITIES
          ---------------------------------------------

The Company and Seller shall design, install, maintain, and operate the Interconnection Facilities as required by the Facility in accordance with the provisions of Exhibit 9.1. In the event of a conflict between the provisions of Exhibit 9.1 and the provisions of this Agreement, the provisions of Exhibit 9.1 will apply. The Company shall have the same rights and remedies to Seller's Interconnection Facilities as it does with respect to the Facility under this Agreement.

                    ARTICLE X:  FORCE MAJEURE
                    -------------------------

10.1     Conditions of Excuse From Performance

         If as a result of Force Majeure a Party hereto is rendered wholly or partly unable to perform its obligations under this Agreement, that Party shall be excused, except as specifically provided elsewhere in this Agreement, from whatever performance is affected by the Force Majeure to the extent so affected, provided that:

         10.1.1 The Party claiming relief gives the other Party immediate written notice describing the particulars of the Force Majeure;

         10.1.2 The permitted suspension of performance is of no greater scope and of no longer duration than is required by the Force Majeure;

         10.1.3 No obligations of a Party hereto under this Agreement which arose before the Force Majeure are excused as a result of the Force Majeure; and

         10.1.4 If Seller is the Party claiming Force Majeure (except a Force Majeure resulting from the Company's non-delivery to Seller of fuel purchased from the Company or transported by the Company), or during a period of Force Majeure resulting from any damage to the Company's transmission system which is dedicated in its use to interconnecting the Company's transmission system to the Facility, the Company shall be excused from any requirement that it take or pay for any Capacity or Energy to the extent of the restriction on or access to Capacity of the Facility caused by the Force Majeure. With respect to a Force Majeure claimed by the Company due to the Company's transmission system, Seller shall have the

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                                                      Page 44 of 82
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                option to deem such period, or any portion of such
                period, of time to be Forced Outage Hours.

         10.1.5 A Force Majeure may continue only so long as the Party claiming Force Majeure is exercising its best efforts to eliminate the Force Majeure condition.

10.2     Time Limits

         The non-performing Party shall undertake all reasonable efforts consistent with Prudent Electrical Practices to remedy its inability to perform as a result of the Force
         Majeure.

         10.2.1 If at any time during the period of Force Majeure the non-performing Party fails to undertake or ceases undertaking all reasonable efforts to remedy its inability to perform, then the non-performing Party shall no longer be excused from its performance pursuant to Section 10.1.

         10.2.2 If the Force Majeure shall continue for a period greater than six (6) months, then the non-performing Party shall no longer be excused from its performance pursuant to Section 10.1; provided, however, that if the non-performing Party is continuing in good faith to make all reasonable efforts to remedy the inability to perform, the non-performing Party shall be granted an additional six (6) months (or if the Force Majeure requires major reconstruction of the Facility, twelve (12) months during Phase I or sixteen (16) months during Phase II), before the termination of the Force Majeure excuse will be effective. If the event of Force Majeure nevertheless is not remedied upon the completion of the extension period granted under this
                    Section 10.2.2, the Party not claiming Force
                    Majeure shall be entitled to all damages and rights provided under this Agreement for injury or damages experienced during that extension period. This Section 10.2.2 shall not apply with respect to a Force Majeure affecting Seller and based on the Company's non-delivery of natural gas or No. 2 oil during any period when the Company is obligated to provide natural gas or No. 2 oil to Seller.

         10.2.3 In no event shall a condition of Force Majeure extend the Term of this Agreement except to the extent required to accomplish payment of any Capacity Payment suspended under Section 10.1.4.



             ARTICLE XI:  EVENTS OF DEFAULT; REMEDIES
             ----------------------------------------

11.1     List of Default Events

         Except as otherwise provided in this Agreement, this Agreement may be terminated and/or a Party may be entitled to Liquidated Damages following written notice, effective upon receipt, from a non-defaulting Party to the defaulting Party, upon the occurrence of any of the following events:

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         11.1.1     The failure of a Party to make any undisputed
                    payment due hereunder and such failure shall continue for ten (10) days after notice demanding such payment is given;

         11.1.2 In the event a Party shall cease doing business as a going concern, shall generally not pay its debts as they become due or admit in writing its inability to pay its debts as they become due, shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other present or future applicable federal, state or other statute or Law, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver, custodian or liquidator of said Party or of all or any substantial part of its properties or its interest in the Facility or the Interconnection Facilities, or shall make an assignment for the benefit of creditors, or said Party shall take any corporate action to authorize or that is in contemplation of the actions set forth above in this Section 11.1.2;

         11.1.3 In the event that within ninety (90) days after the commencement of any proceeding against either Party seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the present or any future federal bankruptcy code or any other statute or Law, such proceeding shall not have been dismissed, or if, within ninety (90) days after the appointment without the consent or acquiescence of said Party of any trustee, receiver, custodian or liquidator of said Party or of all or any substantial part of its properties or of its interest in the Facility or the Interconnection Facilities, such appointment shall not have been vacated or stayed on appeal or otherwise, or if, within ninety (90) days after the expiration of any such stay, such appointment shall not have been vacated;

         11.1.4 The cancellation or permanent abandonment of Phase I of the Facility by Seller prior to the Scheduled Date of Commercial Operation or the failure, for any reason including Force Majeure, of the Scheduled Date of Commercial Operation to occur by the Commercial Operation Deadline;

         11.1.5 The cancellation or permanent abandonment of Phase II of the Facility by Seller prior to the Phase II Scheduled Date of Commercial Operation or the failure, for any reason including Force Majeure, of the Phase II Date of Commercial Operation to occur by the Phase II Commercial Operation Deadline shall constitute a default of the Phase II provisions of this Agreement associated with Incremental Capacity and shall permit the non-defaulting Party to terminate this Agreement with respect to the Incremental Capacity of the Facility; provided, however, that the rights and obligations of the Parties with respect to Phase I of the Facility shall be unaffected by such termination;

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         11.1.6     The failure of Seller to provide the Company with
                    Seller's fuel supply plan as required by Section
                    8.4 unless, within thirty (30) days after written notice from the Company notifying Seller of such failure, Seller cures such failure;

         11.1.7 The failure of Seller to adhere to the Construction Milestone Schedule for Phase I of the Facility. However, Seller may extend the Scheduled Date of Commercial Operation as set forth in Section 15.1.1.2, in which case all other dates in the Construction Milestone Schedule shall be adjusted accordingly;

         11.1.8 The failure of Seller to adhere to the Construction Milestone Schedule for Phase II shall constitute a default of the Phase II provisions of this Agreement associated with Incremental Capacity and shall permit the non-defaulting Party to terminate this Agreement with respect to the Incremental Capacity of the Facility; provided, however, that the rights and obligations of the Parties with respect to Phase I of the Facility shall be unaffected by such termination. However, Seller may extend the Phase II Scheduled Date of Commercial Operation as set forth in Section 15.1.1.5, in which case all other dates in the Construction Milestone Schedule shall be adjusted accordingly;

         11.1.9 The failure of Seller to adhere to the provisions of Section 8.1 through 8.7 unless, within thirty
                    (30) days after written notice from the Company specifying the nature of such failure, Seller cures such failure;

         11.1.10 Any of a Party's representations and warranties contained in Article XII hereof was false or misleading in any material respect when made, unless (i) the fact, circumstance or condition that is the subject of such representation or warranty is made true within thirty (30) days after the non-defaulting Party has given notice thereof to the defaulting Party; provided, however, that if the fact, circumstance or condition that is the subject of such representation or warranty cannot reasonably be corrected within such thirty (30) day period and if the defaulting Party within such period of thirty (30) days commences, and thereafter proceeds with all due diligence, to correct the fact, circumstance or condition that is the subject of such representation or warranty, said period shall be extended for such further period not to exceed ninety (90) days as shall be reasonably necessary for the defaulting
                    Party to correct the same with all due
                    diligence, and (ii) such cure removes any adverse affect on the non-defaulting Party of such fact, circumstance or condition being otherwise than as first represented, or such fact, circumstance or condition being otherwise than as first represented does not materially adversely affect the non-defaulting Party;

         11.1.11 The failure of Seller to provide the Company's employees, agents, and other representatives reasonable access to test, examine or repair Seller's Interconnection Facilities or metering devices after receiving notice to do so by the Company as required under this Agreement unless, within thirty (30) days after written notice from the Company specifying the nature of such failure, Seller cures such failure;

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                                                      Page 47 of 82
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         11.1.12    The failure of Seller to comply with the
                    operating and maintenance requirements under
                    Section 3.2.5.2 hereof, and the Company's election to exercise its rights under
                    Section 3.2.5.2(c), unless, within thirty (30) days after written notice from the Company specifying the nature of such failure, Seller cures such failure or, if such cure cannot reasonably be completed within thirty (30) days and if Seller within such thirty (30) day period commences, and thereafter proceeds with all due diligence, to cure such failure, said period shall be extended for such further period not to exceed ninety (90) days as shall be necessary for Seller to cure such failure with all due diligence;

         11.1.13 A material default in performance or observance of any agreement, undertaking, covenant or other material obligation contained in this Agreement unless, within thirty (30) days after written notice from the non-defaulting Party specifying the nature of such material default, the defaulting Party cures such default or, if such cure cannot reasonably be completed within thirty
                    (30) days and if the defaulting Party within such thirty (30) day period commences, and thereafter proceeds with all due diligence, to cure such default, said period shall be extended for such further period as shall be necessary for defaulting Party to cure such default with all due diligence, provided that the extended cure period shall not exceed ninety (90) days unless the defaulting Party's cure does not materially increase the cost or the obligations of the non-defaulting Party, or, if the cure causes such an increase, the defaulting Party makes the non-defaulting Party whole for any such increase;

         11.1.14 Any governmental authority having jurisdiction takes an administratively final action associated with the Qualified Facility status of the Facility or the Exempt Wholesale Generator status of the Seller in a manner that affects any material provision of this Agreement to the material detriment of a Party, unless the terms of the Agreement are modified by the Parties in a manner that holds the Party suffering such material detriment harmless from the detrimental effects of such action; provided, however, that the rights provided under Section 11.1 with respect to this Section 11.1.14 may only be exercised by the Party suffering such material detriment;

         11.1.15    A default by Seller under Section 4.4.1.3 or
                    Section 4.4.2.1; or

         11.1.16 Notwithstanding the occurrence of any event of default described in Section 11.1 or the expiration or unavailability of any cure period provided herein, the non-defaulting Party shall not be entitled to terminate this Agreement if, prior to the defaulting Party's receipt of a notice of such termination, the defaulting Party shall have cured the event of default.

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                                                      Page 48 of 82
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11.2     Company Right to Suspend Performance

         At the Company's option, as an alternative to pursuing any other remedies available to it under generally applicable Laws or under this Agreement, including Section 3.2.5, Corrective Action, and Section 11.4 hereof, Liquidated Damages, the Company shall have the right to disconnect the Facility and suspend the purchase of Capacity and Energy from Seller (all payments during the period of such suspension being forgiven) and discontinue the performance of any of its duties and obligations hereunder upon the occurrence and during the continuance of any of the following:

         11.2.1 Seller fails to comply with any of the material terms and conditions of this Agreement including the installation, construction, maintenance or operation of the Facility or adherence to any Exhibit to this Agreement that has or can reasonably be expected to have a material, adverse effect on the Company or the Company system, or fails to comply with any representation or warranty made by Seller hereunder in a manner that has or can reasonably be expected to have a material, adverse effect on the Company or the Company system and, in such case, does not cure such failure within thirty
                    (30) days after written notice of such failure from the Company or, if such cure cannot reasonably be completed within thirty (30) days, if Seller has not commenced efforts to cure such failure and/or is not diligently pursuing such cure, or if Seller has not cured such failure within ninety (90) days; or

         11.2.2 Seller fails to conduct regular and required maintenance or testing of the Facility and associated equipment pursuant to Section 3.2.2 and Section 7.2 hereof where such failure may have a material adverse effect on the Company or the Company system and, in such case, does not cure such failure within thirty (30) days after written notice of such failure from the Company or, if such cure cannot reasonably be completed within thirty (30) days, if Seller has not commenced efforts to cure such failure and/or is not diligently pursuing such cure, or if Seller has not cured such failure within ninety (90) days; or

         11.2.3 Seller fails to allow the Company employees reasonable access to test, examine or repair the Company's Interconnection Facilities or metering equipment after reasonable notice by the Company of the need to do so and, in such case, does not cure such failure within ten (10) days; or

         11.2.4 Seller violates any code, regulation or statute applicable to the construction, installation, maintenance or operation of the Facility where such violation may materially threaten the continued operation of the Facility as required under this Agreement or may have a material, adverse effect on the Company or the Company system and, in such case, Seller does not correct such violation within thirty (30) days of notice hereof; or if such violation cannot reasonably be corrected in such period, if Seller has not commenced efforts to correct and/or is not diligently pursuing such correction, or if Seller has not corrected such violation within ninety
                    (90) days.

11.3     Seller's Right to Suspend Performance

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                                                      Page 49 of 82
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         At Seller's option, as an alternative to pursuing any other remedies that may be available to it under generally applicable Laws or under this Agreement, Seller shall have the right to suspend deliveries of Energy from the Facility to the Company and discontinue the performance of any of its duties and obligations hereunder upon the occurrence but only so long as the continuance of any of the following:

         11.3.1 The Company fails to read the meters necessary for determining the payments to Seller for two
                    (2) consecutive months and, in such case, does not cure such failure within ten (10) days after written notice of such failure from the Seller or, if such cure cannot reasonably be completed within ten (10) days, if the Company has not commenced efforts to cure such failure and/or is not diligently pursuing such cure, or if the Company has not cured such failure within thirty
                    (30) days; or

         11.3.2 The Company fails to make an undisputed payment due hereunder and such failure continues for ten
                    (10) days after notice demanding such payment is given; or

         11.3.3 The Company fails to comply with any of the material terms and conditions of this Agreement in a manner that has a material, adverse effect on Seller, or fails to comply with any representation or warranty made by the Company hereunder in a manner that has a material adverse effect on Seller and, in either case, does not cure such failure within thirty (30) days after written notice from the Seller or, if such cure cannot reasonably be completed within thirty (30) days, if the Company has not commenced efforts to cure such failure and/or is not diligently pursuing such cure, or if the Company has not cured such failure within ninety (90) days.

11.4     Liquidated Damages

         If Seller fails to deliver Energy and Capacity as determined in Article VII herein, or if Seller is in default of this Agreement under Section 11.1, then the Company and Seller agree that the Company may suffer actual damages which, as a result of the dependence of the Company upon the delivery of Energy and Capacity by Seller in the quantities originally promised, the Company would be unable to mitigate fully. The Company and Seller agree that the amount of the actual damages suffered by the Company would be difficult or impossible to measure under the circumstances. Therefore, the Company and Seller agree that Seller shall pay the Company Liquidated Damages calculated in accordance with the following procedures, which Liquidated Damages, together with the reduction of Capacity and Energy Payments, if provided for under this Agreement, shall be the Company's sole and exclusive monetary remedy for damages associated with purchases by the Company of alternative Capacity and Energy:

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                                                      Page 50 of 82
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         11.4.1 Capacity Shortfall

                11.4.1.1 In the event that, at any time after the Date of Commercial Operation and before the Phase II Date of Commercial Operation, the CNDC is reduced below 95% of the INDC determined pursuant to Section 7.2.1, then, as Liquidated Damages, Seller will pay the Company $50 per kilowatt of the difference between 95% of the original INDC and the CNDC. This amount shall be escalated monthly using the Gross Domestic Product Implicit Price Deflator ("GDPIPD") beginning with the Effective Date. In the event that Seller pays Liquidated Damages pursuant to this Section, the INDC determined pursuant to Section 7.2.1 shall be reduced to the level of 105.263% of the CNDC upon which the Liquidated Damages assessment has been based for purposes of subsequent Liquidated Damages assessments pursuant to this Section and Section
                            11.4.2.  Additionally, the Design Rating
                            for Phase II, as set forth in Section
                            7.1 and Section 7.2.2 shall be reduced by the percentage difference between the Phase I INDC and the CNDC upon which Liquidated Damages have been assessed pursuant to this Section. Notwithstanding anything herein to the contrary, Seller may, upon twelve (12) month's prior written notice to the Company, which notice must be provided at any time up to two (2) years after Seller becomes obligated to pay Liquidated Damages pursuant to this Section, reinstate the CNDC of the Facility up to the INDC, and such reinstated CNDC shall be the CNDC for the purposes of calculating Capacity Payments and subsequent Liquidated Damages assessments pursuant to this Section.

                11.4.1.2    In the event that, on or after the
                            Phase II Date of Commercial Operation, the
                            CNDC is reduced below 95% of the Phase II
                            INDC determined pursuant to Section 7.2.2, then, as Liquidated Damages, Seller will pay the Company $65 per kilowatt of the difference between 95% of the original Phase II INDC and the CNDC. This amount shall be escalated monthly using the GDPIPD beginning with the Effective Date.

                       (a) In the event that Seller pays Liquidated Damages pursuant to this Section, the Phase II INDC determined pursuant to
                            Section 7.2.2 shall be reduced to the
                            level of 105.263% of the CNDC upon which the Liquidated Damages assessment has been based for purposes of subsequent Liquidated Damages assessments pursuant to this Section.

                       (b)  Notwithstanding anything herein to the
                            contrary, Seller may, upon twelve (12)
                            month's prior written notice to the
                            Company, which notice must be provided at any time up to two (2) years after Seller becomes obligated to pay Liquidated Damages pursuant to this Section, reinstate the CNDC of the Facility up to the Phase II INDC, and such reinstated CNDC shall be the CNDC for the purposes of calculating Capacity Payments and subsequent Liquidated Damages assessments pursuant to this Section.

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                                                      Page 51 of 82
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                11.4.1.3    Option to Purchase

                       (a) In the event that Phase II is canceled or permanently abandoned prior to the
                            Phase II Scheduled Date of Commercial
                            Operation or the Phase II Date of
                            Commercial Operation does not occur by the Phase II Commercial Operation Deadline, or in the event that the Company is entitled to purchase the Facility pursuant to
                            Section 2.7.1.4, then the Company shall
                            have the option to purchase the Facility.

                       (b)  The purchase price shall be the greater of
                            (i) the Outstanding Debt at the time of
                            the closing of the purchase of the
                            Facility, or (ii) the present value of the remaining Capacity Payments for Phase I (including one half of the remaining Fixed Operation and Maintenance Payments for Phase I) at the time of the closing of the purchase of the Facility, determined using the Discount Rate.

                       (c)  The Company may exercise the option by
                            providing written notice to Seller within six (6) months following the occurrence of an event described in Paragraph (a). In the event that notice has not been provided within the time allowed, the option shall terminate.

                       (d)  In the event that the Company exercises
                            its option to purchase the Facility, it
                            shall close the acquisition of the
                            Facility within three (3) months after the delivery of the notice pursuant to Paragraph (c). During the period between the receipt of the Company's notice pursuant to Paragraph (c) and the closing, Seller shall not increase the principal amount of any Outstanding Debt without the consent of the Company, which consent shall not be unreasonably withheld.

                       (e)  The option granted pursuant to this
                            Section shall be subject to any purchase option held by International Paper
                            Company.

                       (f)  The option granted pursuant to this
                            Section shall be the Company's sole and
                            exclusive remedy for the events described in Paragraph (a).

                11.4.1.4 In the event that Seller makes the payments required under this Section, Seller shall not be in default under
                            Section 11.1 for any reduction in the CNDC for Phase I or Phase II of the Facility, or for the cancellation or permanent abandonment of Phase II of the Facility.

         11.4.2 Termination of Agreement

                If (a) Seller terminates this Agreement other than because of default of the Company or (b) the Company terminates this Agreement as permitted by its terms (other than pursuant to Section 12.1.5 or Section 16.4, or pursuant to Section 11.1 following the expiration of a period of Force Majeure as provided in Section 10.2.2), then Seller shall pay the Company Liquidated Damages as set forth below

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                                                      Page 52 of 82
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                in addition to any extension payments, penalties, or
                other Liquidated Damages required by other provisions of this Agreement.

                11.4.2.1 If this Agreement is terminated prior to the Scheduled Date of Commercial
                            Operation, Seller shall pay Liquidated
                            Damages of:

                       (a) $10 per KW, plus $1 per KW per month from the Effective Date to the date of termination or event of default up to a maximum of $35 per KW, based on the Design Rating of Phase I, plus

                       (b)  An additional $2 per KW per month from
                            15 months prior to the Scheduled Date of Commercial Operation through the Date of Commercial Operation, up to a maximum of $30 per KW (maximum total $65 per KW including $35 per KW above), based on the Design Rating of Phase I.

                11.4.2.2 If this Agreement is terminated after the Scheduled Date of Commercial Operation, Seller shall pay Liquidated Damages of $50 per KW, based on the most recent CNDC, escalated using the GDPIPD from the Effective Date, but not in any event to exceed the present value of the Capacity Payments for the remainder of the Term, determined using the Discount Rate.

         11.4.3 Security

                11.4.3.1    Seller shall provide security for
                            compliance with Section 11.4 which shall consist of an unconditional and irrevocable direct pay letter of credit issued by a bank acceptable to the Company in a form substantially similar to
                            Exhibit 11.4.

                11.4.3.2 Security shall be made available by Seller in the form of an irrevocable letter of credit in accordance with the following events and in the following amounts:

                       (a)  $10/KW, based on the Design Rating of
                            Phase I, which shall be submitted as the CPCN Development Deposit within thirty
                            (30) days after the Effective Date and
                            shall remain in effect until thirty (30) days after the issuance of the CPCN, at which time it shall, at Seller's option, either be refunded to Seller or credited against the security required under subparagraph (b) below.

                       (b) $65/KW as a Contract Development Deposit, based on the Design Rating of Phase I.
                            The Contract Development Deposit shall be due on the later of the thirtieth (30th) day after the issuance of the CPCN or the date on which the CPCN Development Deposit is refunded or credited pursuant to subparagraph (a), provided, however, that the Contract Development Deposit shall not be required to be in effect until the CPCN Development Deposit has been released.
                            The

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                                                      Page 53 of 82
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                            Contract Development Deposit shall
                            remain in effect until the Date of
                            Commercial Operation, at which time it
                            shall, at Seller's option, either be
                            refunded to Seller or credited against the security required under subparagraph (c) below.

                       (c) $50/KW as a Contract Performance Deposit, based on the Initial Net Demonstrated Capability of the Facility but not in any event to exceed the present value of the Capacity payments for the remainder of the Term, determined using the Discount Rate. The Contract Performance Deposit shall be due on the later of the thirtieth (30th) day after the Date of Commercial Operation or the date on which the Contract Development Deposit is refunded or credited pursuant to subparagraph (b), provided, however, that the Contract Performance Deposit shall not be required to be in effect until the Contract Development Deposit has been released, and shall remain in effect until the Phase II Date of Commercial Operation, at which time it shall, at Seller's option, either be refunded to Seller or credited against the security required under subparagraph
                            (d) below. In the event that the level of the security previously provided by Seller is not equal to the amount required under this paragraph, the level of the Letter of Credit shall be adjusted within thirty
                            (30) days to reflect the revised level of security. In the event that this Agreement is terminated for any reason, the security shall be returned following payment in full of any amounts due from Seller to the Company.

                       (d) $65/KW as a Phase II Contract Performance Deposit, based on the Phase II Initial Net Demonstrated Capability of the Facility but not in any event to exceed the present value of the Capacity payments for the remainder of the Term, determined using the Discount Rate. The Phase II Contract Performance Deposit shall be due on the later of the thirtieth (30th) day after the Phase II Date of Commercial Operation or the date on which the Contract Performance Deposit is refunded or credited pursuant to subparagraph (c), provided, however, that the Phase II Contract Performance Deposit shall not be required to be in effect until the Contract Performance Deposit has been released. In the event that the level of the security previously provided by Seller is not equal to the amount required under this paragraph, the level of the Letter of Credit shall be adjusted within thirty
                            (30) days to reflect the revised level of security. In the event that this Agreement is terminated for any reason, the security shall be returned following payment in full of any amounts due from Seller to the Company.

11.5     Limit on Remedy

         Notwithstanding anything in this Agreement to the contrary, the Company's sole remedy for a default as described in
         Section 11.1.5 and 11.1.8 shall be (a) to terminate the Agreement with respect to the Incremental Capacity of the Facility; provided, however, that

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                                                      Page 54 of 82
                                                          ----  ----


         the rights and obligations of the Parties with respect to Phase I of the Facility shall be unaffected by such termination, or (b) to purchase the Facility as provided in Section 11.4.1.3.

11.6     No Consequential Damages

         In actions arising under Section 11.1 of this Agreement, and in all other claims arising under this Agreement by either Party against the other Party, neither Seller nor the Company shall be liable to the other for indirect, special or consequential damages.

     ARTICLE XII:  CONDITIONS, REPRESENTATIONS AND WARRANTIES
     --------------------------------------------------------

12.1     Conditions

         12.1.1 Commission Approval.  If the Commission issues a
                -------------------
                negative determination in stage two of the CPCN process for the Facility, and if the Commission directs that the Parties renegotiate the Agreement, the Company agrees to use good faith efforts for a period up to that period required by the Commission, but not to exceed six (6) months, to renegotiate the Agreement with Seller to alleviate the concerns raised by the Commission in stage two of the CPCN process. Such a renegotiated Agreement shall not, in any case, exceed in its costs to the ratepayers of the Company the effective costs of this Agreement or the bid provided by Seller to the Company in stage one of the CPCN process. If the Parties are successful in their efforts to renegotiate the Agreement, the new agreement shall be submitted to the Commission for its approval.

         12.1.2     Company's Right to Delay Phase I.
                    --------------------------------

                12.1.2.1 Before the Commencement of Construction after granting of the CPCN by the Commission, the Company shall have the right to delay the Scheduled Date of Commercial Operation by the lesser of
                            (i) twenty-four (24) months, or
                            (ii) such period as shall not cause Seller to lose its air permit or any other permit required for the Facility. The Company may request delays in excess of the period allowed pursuant to the preceding sentence, provided, however, that Seller may grant or deny such additional delays in its sole and exclusive discretion.

                12.1.2.2 In exchange for obtaining delays pursuant to this Section, the Company shall be required to pay Seller an amount equivalent to the present value of the escalation of Capacity Payments, escalated by the change in the specific index entitled Other Production Plant - Gas Turbogenerators as published in the Handy Whitman Bulletin No. 138 under Cost Trends of Electric Utility Construction North Central Region for the period of delay, levelized over the Term of this Agreement, and for its reasonable additional non-inflation related costs associated with such delays, determined using the Discount Rate (see
                            Exhibit 12.1.2 for a sample calculation).
                            In addition, if, on the date that would be the Scheduled Date of Commercial Operation but for the exercise of the Company's rights

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                                                      Page 55 of 82
                                                          ----  ----


                            under this Section, Seller has entered
                            into a thermal energy purchase
                            agreement with International Paper
                            Company or the then current owner or
                            operator of the Nicolet Paper Mill, the
                            Company shall pay International Paper
                            Company or such then current owner or
                            operator five hundred thousand dollars
                            ($500,000) for each year of delay pursuant to this Section, prorated on a daily basis for partial years, and escalated using the GDPIPD for the period of such delay.

                12.1.2.3 The Company shall exercise its option to delay by providing written notice to Seller, provided, however, that the Company's notice must be provided no later than six months prior to the financial closing for the construction financing for the Facility. Seller shall provide the Company with its schedule for financial closing at least seven months prior to the projected date for financial closing, and shall revise the schedule from time to time to reflect any delays in the projected date for financial closing.

                12.1.2.4 Any delays pursuant to this Section shall result in a corresponding extension of the dates in the portion of the Construction Milestone Schedule pertaining to Phase I and a corresponding adjustment in the Commercial Operation Deadline. In addition, if the delay results in the need for additional extensions due to circumstances such as seasonal constraints on construction, an additional adjustment shall be made to the dates in the portion of the Construction Milestone Schedule pertaining to Phase I and the Commercial Operation Deadline.

         12.1.3     Company's Right to Delay Phase II.
                    ---------------------------------

                12.1.3.1 Before the Phase II Commencement of Construction, the Company shall have the right to delay the Phase II Scheduled Date of Commercial Operation by the lesser of
                            (a) twenty-four (24) months, or (b) such period as shall not cause Seller to lose its air permit or any other permit required for the Facility, by giving Seller written notice of the required delay. The Company may request delays in excess of the period allowed pursuant to the preceding sentence, provided, however, that Seller may grant or deny such additional delays in its sole and exclusive discretion.

                12.1.3.2 In exchange for obtaining delays pursuant to this Section, the Company shall be required to pay Seller an amount equivalent to the present value of the escalation of Capacity Payments, escalated by the change in the specific index entitled Steam Production Plant - Total Steam Production Plant, as published in the Handy Whitman Bulletin No. 138 under Cost Trends of Electric Utility Construction North Central Region, for the period of the delay, levelized over the Term of this Agreement, and for its reasonable additional non-inflation related costs associated with such delays, determined using the Discount Rate (see
                            Exhibit 12.1.3 for a sample calculation).
                            In addition, if, on the date that would be the Phase II Scheduled Date of Commercial Operation but for the exercise of the

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                            Company's rights under this Section,
                            Seller has entered into a thermal energy purchase agreement with International Paper Company or the then current owner or operator of the Nicolet Paper Mill, the Company shall pay International Paper Company or such then current owner or operator one million dollars ($1,000,000) for each year of delay pursuant to this Section, prorated on a daily basis for partial years, and escalated using the GDPIPD for the period of such delay.

                12.1.3.3 The Company shall exercise its option to delay by providing written notice to Seller, provided, however, that the Company's notice must be provided no later than six months prior to the financial closing for the construction financing for Phase II of the Facility. Seller shall provide the Company with its schedule for financial closing at least seven months prior to the projected date for financial closing, and shall revise the schedule from time to time to reflect any delays in the projected date for financial closing.

                12.1.3.4 Any delays pursuant to this Section shall result in a corresponding extension of the dates in the portion of the Construction Milestone Schedule pertaining to Phase II and a corresponding adjustment in the Phase II Commercial Operation Deadline.
                            In addition, if the delay results in the need for additional extensions due to circumstances such as seasonal constraints on construction, an additional adjustment shall be made to the dates in the portion of the Construction Milestone Schedule pertaining to Phase II and the Phase II Commercial Operation Deadline.


         12.1.4 Limit on Right to Delay.
                -----------------------

                The Company's right to delay Phase I or Phase II of the Facility shall be limited to the extent that such delay could result in material additional delays, unreimbursed costs, or a risk of cancellation of Phase I or Phase II of the Facility. Within thirty
                (30) days after Seller's receipt of the Company's notice pursuant to Section 12.1.2.2 or Section 12.1.3.2, Seller shall provide the Company with a statement indicating whether it believes that the exercise of the right to delay will cause material additional delays, unreimbursed costs, or a risk of cancellation. If the Company does not agree with Seller's statement, it may exercise its right to delay, provided, however, that the Company shall reimburse Seller for any such material unreimbursed costs, or for the consequences of any such cancellation or additional delay. If the Parties are unable to agree upon the effect on Seller of any such delay, the dispute shall be submitted to Dispute Resolution.



         12.1.5 Receipt of CPCN.
                ---------------

                12.1.5.1 Either Party may terminate the Agreement without any liability whatever to the other Party if a CPCN for Phase I of the Facility has been denied

                            -161-

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                                                      Page 57 of 82
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                            or has not been received within thirty-six
                            (36) months of the Effective Date and any deposits made by Seller under Section 11.4.3(a) shall be refunded.

                12.1.5.2 Either Party may terminate the Agreement with respect to the Incremental Capacity of the Facility without any liability whatever to the other Party if a CPCN for Phase II of the Facility has been denied or has not been received within twenty-four (24) months prior to the Phase II Scheduled Date of Commercial Operation; provided, however, that the rights and obligations of the Parties with respect to Phase I of the Facility shall be unaffected by such termination.

12.2     Seller's Warranties and Representations

         Seller hereby warrants and represents that:

         12.2.1 Organization of Seller

                Seller is a limited liability company, duly organized, validly existing and in good standing under the Laws of the State of Wisconsin and is duly qualified to do business in such state. Seller has full power and, to the knowledge of the Seller, all necessary permits, licenses, approvals, authorizations, franchises and registrations to carry on its business as it is now being conducted.

         12.2.2 Authorization; Enforceability

                The execution, delivery and performance of this Agreement by Seller and all of the documents and instruments required by this Agreement to be executed by Seller are within the power of Seller and have been duly authorized by all necessary action by Seller. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by Seller will be, when executed and delivered by Seller, the legal, valid and binding obligations of Seller enforceable against Seller in accordance with their respective terms.

         12.2.3 No Violation or Conflict

                The execution, delivery and performance of this Agreement by Seller do not conflict with or violate any Law applicable to Seller, the Articles of Organization or Bylaws of Seller or any contract or agreement to which Seller is a Party or by which it is bound, including any agreement relating to Seller's financing of the Facility.

         12.2.4 Disclosure

                There are no material untrue statements of fact by Seller contained in this Agreement, nor has Seller failed to state a material fact in this Agreement necessary in order to make any other material statement of fact by Seller in this Agreement not misleading.

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         12.2.5 Litigation

                To the knowledge of Seller, there are no actions, suits or proceedings against Seller by any person which question the legality, validity or propriety of the transaction contemplated by this Agreement.

         12.2.6 Data and Projections

                To the knowledge of Seller, all data and factual material provided in writing by Seller to the Company pursuant to this Agreement and relating to the Facility are correct in material respects. All estimates or projections so provided were consistent with estimates or projections contemporaneously used by Seller at the time the projection or estimate was delivered to the Company. The Company acknowledges that such estimates or projections are inherently difficult to quantify and are subject to change under a variety of circumstances, many of which are not in the control of the Seller.

         12.2.7 Title to Property

                At the time of the execution of this Agreement, to the best of Seller's knowledge and information, Seller has, or will be able to obtain for all property acquired after the Effective Date, good and marketable title to, or the right to lease or occupy: (a) all property, real and personal, comprising the Facility, the Site and the Seller's Interconnection Facilities, free and clear of all mortgages and of any other liens and encumbrances except for liens for taxes and charges incident to construction not yet due and payable and the easements, conditions and restrictions and (b) all easements, rights-of-way and other interests related to that property, which materially affect Seller's performance under this Agreement.

         12.2.8 Representations Regarding the Site and Facility

                Seller has received no written notice of any building code violation or violation of any other Law affecting the Site or the Facility or of any claim, action, suit or other proceeding relating to the Site or Facility.

         12.2.9 Environmental Matters

                As of the Effective Date, Seller has no knowledge, after due inquiry, that: (a) any hazardous or toxic substance or hazardous or toxic waste as defined in any applicable Law has been placed, used, stored, deposited, treated, recycled or disposed of on, under, or in the Site which if known to be present would require cleanup, removal or some other remedial action under any applicable Environmental Laws; (b) there has been any prior disposal or deposition in any fashion on the Site by any prior owner or person using the Site, whether with or without authorization, of any hazardous or toxic substances or hazardous or toxic waste as defined in any applicable Law; (c) the Site contains asbestos, polychlorinated biphenyl compounds
                (PCBs) or underground storage tanks; and (d) there are any conditions currently existing at the Site which would subject its owner

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                                                      Page 59 of 82
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                to any damages, penalties, injunctive relief or
                cleanup costs in any governmental or regulatory action or third party claim relating to any hazardous or toxic substance or hazardous or toxic waste. Seller further warrants and represents that it is not subject to any court or administrative proceeding, judgment, decree, order or citation relating to any hazardous or toxic substance or hazardous or toxic waste at the Site. Seller further warrants and represents that in all material respects as of the Effective Date and during the Term of this Agreement, it is employing, and will employ, its reasonable best efforts in accordance with Prudent Electrical Practices to remain in material compliance with all applicable Environmental Laws both as to on-site activities and as to any substances generated or discharged at the Facility or on the Facility Site and transported elsewhere. For purposes of this paragraph, the Site includes the ground water, surface water, air and any improvements on, under or above the Site. Seller further warrants and represents that any permits or licenses necessary or required to generate, store or use any hazardous or toxic substance or hazardous or toxic waste at, in, under, about or in connection with the Facility will be obtained and be in full force and effect throughout the Term of this Agreement, and will be complied with.

12.3     The Company Warranties and Representations

         The Company hereby warrants and hereby represents that:

         12.3.1 Organization of the Company

                The Company is a corporation duly organized, validly existing and in good standing under the Laws of the State of Wisconsin and is duly qualified to do business in such state. The Company has full corporate power and, to the knowledge of the Company, all necessary permits, licenses, approvals, authorizations, franchises and registrations to carry on its business as it is now being conducted.

         12.3.2 Authorization; Enforceability

                The execution, delivery and performance of this Agreement by the Company and all of the documents and instruments required by this Agreement to be executed by the Company are within the corporate power of the Company and have been duly authorized by all necessary corporate action by the Company. This Agreement is, and the other documents and instruments required by this Agreement to be executed and delivered by the Company will be, when executed and delivered by the Company, the legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms.

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                                                      Page 60 of 82
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         12.3.3 No Violation or Conflict

                The execution, delivery and performance of this Agreement by the Company do not conflict with or violate any Law applicable to the Company, the Articles of Incorporation or Bylaws of the Company or any contract or agreement to which the Company is a party or by which it is bound.

         12.3.4 Disclosure

                There are no material untrue statements of fact by the Company contained in this Agreement, nor has the Company failed to state a material fact necessary in order to make other statements by the Company not misleading.

         12.3.5 Litigation

                To the knowledge of the Company, there are no actions, suits or proceedings against the Company by any person which question the legality, validity or propriety of the transaction contemplated by this Agreement.

         12.3.6 Data and Projections

                To the knowledge of the Company, all data and factual material provided by the Company to Seller, including that with respect to the Company's avoided costs, were correct in material respects at the time so submitted. All estimates or projections so provided to Seller were consistent with estimates or projections contemporaneously used by the Company at the time the projection or estimate was delivered to Seller except with respect to assumptions utilized which were requested by Seller or, in certain cases, which reflect sensitivity analyses using a range of stated assumptions. Seller acknowledges that such estimates or projections are inherently difficult to quantify and are subject to change under a variety of circumstances, many of which are not in the control of the Company.

12.4     Opinions of Counsel

         The Parties hereto warrant and represent that each of them shall provide to the other, upon reasonable request, an opinion of independent legal counsel, in form and substance reasonably satisfactory to the other Party and its legal counsel, confirming, to the extent known, the accuracy of any legal matter addressed in any warranty and representation made in this Agreement.

       ARTICLE XIII:  INDEMNITY AND LIMITATION OF LIABILITY
       ----------------------------------------------------

13.1     Indemnification by Seller

         13.1.1 Seller hereby agrees to defend, indemnify and hold harmless the Company and its officers, directors, employees and agents from and against any liability, claim, injury (including death resulting therefrom), property damage, cost or expense, fine, penalty or assessment by any public agency, including reasonable attorneys'

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                                                      Page 61 of 82
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                fees and defense fees, but not including consequential
                damages, directly or indirectly related to, associated with, or arising from any claims against the Company arising from the failure of Seller to fulfill its obligations under this Agreement.

         13.1.2 Seller hereby agrees to defend, indemnify and hold the Company harmless for, and assumes all risk of, damage to the Facility and Seller's Interconnection Facilities caused by Seller's operation of said Facility and Seller's Interconnection Facilities.

         13.1.3 Seller agrees to indemnify and hold harmless the Company, its officers, directors, agents, and employees against all loss, damage, expense, costs and liability, including reasonable attorneys' fees, for injury to or death of persons or injury to property, occurring on Seller's side of the Interconnection Point proximately caused by Seller's negligence or willful misconduct in the construction, ownership, operation, or maintenance of the Facility and Seller's Interconnection Facilities.

         13.1.4 Seller agrees to indemnify and hold harmless the Company from and against all losses, liabilities, claims, injuries (including death resulting therefrom), property damage, cost, expense, or obligation arising out of any violation or claimed violation of any provision of Environmental Law, on the part of Seller and its employees. This indemnity shall include but not be limited to any and all claims, fines, penalties, or assessments by any public agency or by third parties arising under any Environmental Law.

         13.1.5 Notwithstanding any language to the contrary in this Agreement, the Company shall have no liability to Seller with respect to provision of advice, consultation, proposals or recommendations of the Company personnel or representatives to Seller whether occasioned by comments or requests or by the negligent acts or omissions of employees or representatives of the Company or otherwise, and Seller shall indemnify the Company and hold harmless the Company from and against all such losses, damages, costs or liabilities.

13.2     Indemnification by the Company

         13.2.1 The Company hereby agrees to defend, indemnify and hold harmless Seller and its officers, directors, employees and agents from and against any liability, claim, injury (including death resulting therefrom), property damage, cost or expense, fine, penalty or assessment by any public agency, including reasonable attorneys' fees and defense fees, but not including consequential damages, directly or indirectly related to, associated with, or arising from any claims against Seller arising from the failure of the Company to fulfill its obligations under this Agreement.

         13.2.2 The Company agrees to indemnify and hold harmless Seller, its officers, directors, agents, and employees against all loss, damage, expense, costs and liability, including reasonable attorneys' fees, for injury to or death of persons or injury to property, occurring at the Facility proximately caused by a negligent act or

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                                                      Page 62 of 82
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                omission or willful misconduct of the Company or its
                agents while on the Seller's premises at the Facility.

         13.2.3 The Company agrees to indemnify and hold harmless Seller from and against all losses, liabilities, claims, injuries (including death resulting therefrom), property damage, cost, expense, or obligation arising out of any violation or claimed violation of any provision of Environmental Law, on the part of the Company and its employees. This indemnity shall include but not be limited to any and all claims, fines, penalties, or assessments by any public agency or by third parties arising under any Environmental Law.

13.3     Worker's Compensation

         Nothing contained in this Agreement is intended or shall be construed as a waiver, either expressed or implied, of any provision of the Worker's Compensation Laws of the State of Wisconsin (Chapter 102, Wis. Stats.) and any successor statutes or as an assumption by contract, expressed or implied, of any responsibility or liability greater than that imposed by said Laws or, in particular, inconsistent with the exclusive remedy provisions of said Law.

13.4     Joint Negligence

         In the case of joint or concurring negligence of the Parties giving rise to a loss or claim against either one or both, each shall have rights or contribution against the other Party in proportion to their comparative negligence as determined by the court or arbitrators trying or arbitrating, as the case may be, the matter in dispute. Each Party shall promptly notify the other Party of the assertion of any claim against which such other Party may be required to provide indemnity hereunder and shall give the other Party an opportunity to defend such claim. These indemnification provisions are for the protection of the Parties hereto only and shall not establish, of themselves, any liability to third parties.

13.5     No Partnership

         The Parties do not by this Agreement effect a joint undertaking and do not intend to create any joint or several obligations to third parties. Neither this Agreement nor any grant or license related thereto, shall be construed to create a new entity, such as a partnership or a joint venture, or constitute an agency relationship. Neither Party shall be under control of or be deemed to control the other Party and no Party shall have the right or power to bind any other Party.

13.6     Responsibility for Employees

         The Parties agree that, as between themselves, each Party shall be responsible for the acts and omissions of, and any claims by, its employees and agents, irrespective of any limitation on the amount or type of damages, compensation or benefits payable by or for such Party under workers' or workmen's compensation acts, disability benefit acts or other employee benefit acts; provided, however, that the foregoing is not intended to create third party beneficiary rights in any party not a Party to this Agreement. Each Party shall indemnify

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                                                      Page 63 of 82
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         the other Party from and against all liabilities, claims,
         damages, suits, fines or judgments for injury or death to third persons and damage to or destruction of property of third persons, to the extent caused by such Party's employees or agents.

                     ARTICLE XIV:  INSURANCE
                     -----------------------

14.1     Specified Coverages

         During the Term of this Agreement, Seller or its contractors and subcontractors, as applicable, shall procure, pay premiums for and maintain in full force and effect the insurance coverages described below. With the exception of the coverages required by Section 14.1.1 and Section 14.1.6, all such insurance coverages shall include the Company as an additional insured and shall be primary in all instances without regard to like coverage, if any, maintained by the Company. For all types of coverages set forth below, any exclusions which are not standard for such coverages, or which are added by manual endorsements and restrict coverage, must be approved by the Company, which approval shall not be unreasonably withheld. In the event that Seller reasonably determines that any such policy of insurance is no longer available at commercially reasonable rates, Seller shall not be obligated to continue to carry such insurance, and shall use its reasonable best efforts to obtain substitute insurance which is as nearly identical as possible to the policy of insurance which it is intended to replace. Disagreements over the availability of any such policy of insurance at commercial rates, the extent of Seller's efforts to obtain substitute insurance and the adequacy of such substitute insurance shall be subject to Dispute Resolution.

         14.1.1 Worker's Compensation Insurance as required by the Laws of the State of Wisconsin, and Employer's
                Liability with limits established by state or federal Law if applicable.

         14.1.2 Occurrence Form Comprehensive General Liability insurance, including coverage for
                (a) premises/operations, (b) independent contractor,
                (c) products and completed operation, (d) broad form contractual liability, (e) broad form property damage, (f) explosion, collapse and underground damage exclusion deletion, and (g) personal injury, all with limits of not less than $25,000,000 each occurrence and in the aggregate.

         14.1.3 Comprehensive Vehicle Liability Insurance, covering all licensed or unlicensed vehicles and automobiles whether owned, leased, or rented when used in connection with performance of the Agreement and including coverage for Bodily Injury and Property Damage in an amount not less than $1,000,000 per person, $2,000,000 per accident.

         14.1.4 All Risk Property Coverage and Boiler and Machinery Coverage against damage to the Facility during the Term of this Agreement, including without limitation, damage during the construction or operation of the Facility, in an amount not less than the full replacement cost of the Facility and subject to a deductible not to exceed $500,000.00. Expediting coverage in an amount of not less than 10 percent (%) of the full replacement cost of the Facility must also be provided.

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                                                      Page 64 of 82
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         14.1.5 All Risk Builder's Risk Insurance upon the entire
                work at the Site to the full insurable value thereof, insuring against, but not limited to, the perils of fire, extended coverage, vandalism and malicious mischief.

         14.1.6 Professional Liability/Errors and Omissions Insurance in the amount of $10,000,000 for the period from the Commencement of Construction through the Date of Commercial Operation and for the period from the Phase II Commencement of Construction through the Phase II Date of Commercial Operation.

14.2     Insurance Certificates

         Seller shall provide certificates of insurance from insurance companies having a Best rating of A or better that the insurance coverages required herein are maintained. Such certificates shall provide, inter alia, that the Company be listed as an additional insured and be given 30 days written notice by the insurer of any cancellation or significant change in any required coverage provided by such insurer as evidenced by the certificates. If requested by the Company, Seller will provide the Company with copies of its policies.

14.3     Coverage For Full Term

         All required coverages shall remain in full force and effect during the Term of this Agreement. Seller's liability under the Agreement shall not be limited to the insurance coverages contained in this Article XIV.

14.4     Insurance Proceeds

         In the event of loss occurring after the termination of the construction and permanent financing of the Facility, all insurance proceeds realized as a result therefrom shall be applied to repair of the Facility unless the Parties agree otherwise.

                        ARTICLE XV:  TERM
                        -----------------

15.1     Term

         15.1.1 Subject to the terms and conditions of this Agreement, this Agreement shall commence on the Effective Date and shall continue in effect through the 25th anniversary ("Termination Date") of the Date of Commercial Operation; provided, however, that the Termination Date shall be extended beyond the 25th anniversary of the Date of Commercial Operation by an amount of time equal to the amount of any delay in the Phase II Date of Commercial Operation requested by the Company pursuant to Section 12.1.3 or any delay in the Phase II Date of Commercial Operation purchased by Seller in accordance with Section 15.1.1.5:

                15.1.1.1 If, for any reason, the Date of Commercial Operation has not occurred by the Scheduled Date of Commercial Operation, and the Scheduled Date of Commercial
                            Operation has not been revised in
                            accordance with the terms

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                                                      Page 65 of 82
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                            of this Agreement, the Company may
                            terminate the Agreement under the terms
                            and provisions of Section 11.1.

                15.1.1.2 Seller shall be entitled to extend the Scheduled Date of Commercial Operation by specifying a revised Scheduled Date of Commercial Operation and by complying with the conditions specified below:

                       (a) By no later than thirty (30) days prior to the Scheduled Date of Commercial
                            Operation, Seller shall certify to the
                            Company its revised Scheduled Date of
                            Commercial Operation.

                       (b) With such certification, Seller shall pay the Company an extension fee. The extension fee shall equal $30 per kilowatt divided by 12 multiplied by the number of months or partial months extended, multiplied by the Design Rating of Phase I.

                       (c) No more than 3 extensions will be allowed and the final revised Scheduled Date of Commercial Operation shall be no later than eighteen (18) months after the original Scheduled Date of Commercial Operation.

                15.1.1.3 In the event that a revised Scheduled Date of Commercial Operation is established in accordance with the terms of this Agreement, all other dates in the Construction Milestone Schedule for
                            Phase I and the Commercial Operation
                            Deadline shall be adjusted accordingly.

                15.1.1.4 If, for any reason, the Phase II Date of Commercial Operation has not occurred by the Phase II Scheduled Date of Commercial Operation, and the Phase II Scheduled Date of Commercial Operation has not been revised in accordance with the terms of this Agreement, then, pursuant to
                            Section 11.1, the Company may terminate
                            this Agreement with respect to its
                            obligation to purchase the Incremental
                            Capacity of the Facility; provided,
                            however, that the rights and obligations of the Parties with respect to Phase I of the Facility shall be unaffected by such termination.

                15.1.1.5 Seller shall be entitled to extend the Phase II Scheduled Date of Commercial Operation by specifying a revised Phase II Scheduled Date of Commercial Operation and by complying with the conditions specified below:

                       (a) By no later than thirty (30) days prior to the Phase II Scheduled Date of Commercial Operation, Seller shall certify to the Company its revised Phase II Scheduled Date of Commercial Operation.

                       (b) With such certification, Seller shall pay the Company an extension fee. The extension fee shall equal $30 per kilowatt divided by 12 multiplied by the number of months or partial months extended, multiplied by the Design Rating of Phase II. The thirty dollar ($30)


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                                                      Page 66 of 82
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                            per kilowatt fee shall be escalated
                            monthly using the GDPIPD from the original
                            Phase II Scheduled Date of Commercial
                            Operation to the revised Phase II
                            Scheduled Date of Commercial Operation.

                       (c) No more than 3 extensions will be allowed and the final revised Phase II Scheduled Date of Commercial Operation shall be no later than eighteen (18) months after the original Phase II Scheduled Date of Commercial Operation.

                15.1.1.6 In the event that a revised Phase II Scheduled Date of Commercial Operation is established in accordance with the terms of this Agreement, all other dates in the Construction Milestone Schedule for
                            Phase II and the Phase II Commercial
                            Operation Deadline shall be adjusted
                            accordingly.

         15.1.2 Extensions.

                15.1.2.1 The Company shall have the option, upon at least twelve (12) months written notice prior to the Termination Date, to extend this Agreement for one (1) five-year renewal term. During such renewal term, the Company shall make Energy Payments and Capacity Payments in accordance with the terms and conditions of this Agreement.

                15.1.2.2 The Company shall have the option, upon at least twelve (12) months written notice prior to the expiration of the renewal term pursuant to Section 15.1.2.1, to extend this Agreement for one (1) additional five-year renewal term.
                            During such renewal term, the Company
                            shall make Energy Payments and Capacity
                            Payments in accordance with the terms and conditions of this Agreement.

                15.1.2.3 During any renewal term pursuant to this Section, Sections 3.2.8.2 and 3.2.8.3 shall not apply.

            ARTICLE XVI:  COMPANY'S OPTION TO PURCHASE
            ------------------------------------------

16.1     Option to Purchase Upon Seller Default

         The Company shall have the option, but not the obligation, to purchase the Facility upon the termination of this Agreement following the occurrence of a default by Seller under Section
         11.1 of this Agreement (other than a default under Section
         11.1.5 or Section 11.1.8) which is not cured in accordance with the provisions of this Agreement. Such option shall be in addition to all claims the Company may have for Liquidated Damages or other damages under this Agreement or otherwise by Law. Notice of exercise of the option must be given by the Company to Seller within two (2) months of the expiration of any applicable cure period for Seller's default under this Agreement or of the termination of this Agreement. The purchase price for the Facility and the closing date shall be determined in the same manner as provided in Section 16.1.1.

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         16.1.1 The purchase price for the Facility shall be the
                present value of the remaining Capacity Payments (including Fixed Operation and Maintenance Payments, less personnel costs) at the time of the purchase of the Facility, determined using the Discount Rate. Closing of the purchase shall occur within sixty
                (60) days of the exercise date.

         16.1.2 The Company may not exercise its option pursuant to this Section if a Project Lender shall have cured the default pursuant to Section 21.2, or if the Company has entered into a New Agreement with any Project Lender or its designee pursuant to Section 21.2.1(e).

16.2     Limit on Option

         The right granted pursuant to Section 16.1 shall be subject to any purchase option held by International Paper Company.

16.3     Right of First Refusal

         16.3.1 The Company shall have an exclusive right of first refusal to purchase any Transfer Interest on the terms and conditions set forth herein; provided, however, and subject to the Company's prior written consent, which may not be unreasonably withheld, Seller may grant the steam buyer a right of first refusal to purchase any Transfer Interest, which right shall be prior to the Company's right of first refusal. Any such right of first refusal granted to the steam buyer shall be in form and substance reasonably satisfactory to the Company and shall require the steam buyer to continue operating the Facility in accordance with the provisions of this Agreement.

         16.3.2 If Seller or any of its subsidiaries, affiliates or other related entities ever desire to dispose of its or their right, title, or interest in the Facility, or any part thereof (hereinafter referred to as a "Transfer Interest"), other than by the mortgage or sale and leaseback of the Facility to provide financing for the Facility, or if Seller receives a bona fide offer to purchase or lease the Facility, or any part thereof (hereinafter also referred to as a "Transfer Interest"), which offer Seller is prepared to accept, it shall give notice thereof in writing to the Company (the "Notice"). The Notice shall
                (a) specify the terms under which Seller is prepared to dispose of the Transfer Interest, including the purchase price of the Transfer Interest, or
                (b) include a copy of the acceptable offer received by Seller, as the case may be.

         16.3.3 If the steam buyer has been granted a right of first refusal as set forth above, the Seller shall offer the Transfer Interest to the steam buyer in accordance with the terms of the steam buyer's right of first refusal. If the steam buyer waives its right with respect to the Transfer Interest or the steam buyer does not have a right of first refusal, Seller shall offer the Transfer Interest to the Company on the terms set forth in the Notice and a price equal to the lesser of (a) the fair market value of the Transfer Interest or (b) the price set forth in the Notice.

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                                                      Page 68 of 82
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         16.3.4 For a period of ninety (90) days after receipt by
                the Company of the Notice, or ninety (90) days after the Company receives notice from the Seller that the steam buyer has waived its right of first refusal, whichever is longer, the Company shall have the right to exercise its right of first refusal with respect to the Transfer Interest by giving written notice thereof to Seller.

         16.3.5 In the event the Company elects not to exercise its right of first refusal pursuant to the foregoing provisions and a sale or lease of the Transfer Interest is not fully consummated, in accordance with the terms and conditions set forth in the Notice, within one year from the date the Company receives the Notice, Seller agrees that the Company's right of first refusal to purchase or lease the Facility, or any part thereof, shall continue on the terms and conditions contained herein. Any sale of any Transfer Interest shall not extinguish the Company's right of first refusal with respect to any portion of the Facility or the Seller, as the case may be, not transferred pursuant to such sale. Any lease of any Transfer Interest shall not extinguish the Company's right of first refusal with respect to any extensions of such lease or with respect to any other leases, sales or other dispositions of any Transfer Interest.

         16.3.6 If the Company elects to exercise its right of first refusal with respect to the Transfer Interest, the Parties shall fully consummate the transfer of the Transfer Interest within sixty (60) days after the Company exercises its right of first refusal. If a disagreement arises relating to the fair market value of the Transfer Interest, the Dispute Resolution Process shall be used.

         16.3.7 The Company's right of first refusal shall apply to any transfer or sale of any interest in the Seller (other than a pledge or other assignment of any interest in the Seller in connection with the financing for the Facility) if the transfer or sale is proposed to be made to any entity other than Allstate Insurance Company, Energy Initiatives, Inc., or International Paper Company, or an entity which is, directly or indirectly, controlled by, in control of, or under common control with, the Seller, Allstate Insurance Company, Energy Initiatives, Inc., or International Paper Company, (hereinafter also referred to as a "Transfer Interest"). Notwithstanding the foregoing, in the event of a voluntary or involuntary transfer of an interest which represents less than one hundred percent (100%) of the interest in Seller, the Company agrees not to exercise its right of first refusal if, but only if, (a) the Company's ownership of such interest in Seller or the Facility would cause the loss of the Seller's status as an Exempt Wholesale Generator under PUHCA or the Facility's status as a "Qualifying Cogeneration Facility" under PURPA, and (b) the transfer of such interest shall be made to a party reasonably acceptable to the Company.

         16.3.8 For so long as Seller is an Exempt Wholesale
                Generator under PUHCA, the Company shall not exercise its right of first refusal with respect to a Transfer Interest which represents less than one hundred percent (100%) of the interests in the Facility or the Seller unless and until the determinations required under Section 32(k)(2) of PUHCA have been made and are final and non-appealable.

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                                                      Page 69 of 82
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         16.3.9 The Seller covenants and agrees to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the Company, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be required by the Company for the purpose of or in connection with the right of first refusal established hereby.

16.4     Termination

         In the event that the Company purchases the Facility pursuant to this Agreement, this Agreement shall terminate. In the event that any thermal energy sale agreement for the sale of the thermal energy produced by the Facility (a) does not impose greater obligations on the Company than would have been imposed on Seller if it had continued to perform the agreement, and (b) includes pricing provisions for the energy component of the thermal energy price which escalate on the basis of generally accepted indices, and pricing provisions for the fixed component which do not decline over time, the Company shall assume and perform any obligations of Seller under such thermal energy sale agreement. In the event that any thermal energy sale agreement for the sale of the thermal energy produced by the Facility does not meet the criteria described in the preceding sentence, the Company shall not be obligated to perform any obligations of Seller under such agreement, but the Company shall offer to negotiate in good faith to enter into a new thermal energy sale agreement with the thermal energy purchaser under the original thermal energy sale agreement with the Seller; provided, however, that the total steam price pursuant to such new agreement shall not exceed the base steam price, escalated for periods after the effective date of the new agreement using the GDPIPD. The base steam price shall be, (i) in the case of periods on or before the tenth anniversary of the commencement of service under the thermal energy sale agreement, the average thermal energy sale price since the commencement of service under the thermal energy sale agreement, expressed in constant dollars for the year in which service commences, or (ii) in the case of periods after the tenth anniversary of the commencement of service under the thermal energy sale agreement, the average thermal energy sale price during the first ten years following the commencement of service under the thermal energy sale agreement, expressed in constant dollars for the year in which service commences, and escalated for periods after the tenth anniversary at GDPIPD.

                      ARTICLE XVII:  RECORDS
                      ----------------------

17.1     Company Records

         The Company shall maintain for a period of not less than five
         (5) years from the date of preparation thereof complete and accurate records of: (a) all interconnection costs incurred by the Company; (b) all measurements by Metering Devices of Net Energy Output delivered pursuant to this Agreement, and
         (c) all other data and information necessary to calculate payments as provided in this Agreement, including invoices, receipts, charts, printouts, and other materials and documents. Seller or its representatives shall be permitted to inspect such records upon request during normal business hours and copies of such records shall be provided, if requested, within 30 days of Seller's request.

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                                                      Page 70 of 82
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17.2     Seller Records

         17.2.1 Operation & Maintenance

                Seller shall maintain for a period of not less than five (5) years from the date of preparation thereof an accurate and up-to-date operating log at the Facility with records of: real and reactive power production for each hour, changes in operating status, scheduled outages and any unusual conditions found during inspections. The Company shall be permitted to inspect such operating log upon request during normal business hours and copies of such log shall be provided, if requested, at the Company's expense, within 30 days of such request. Except with respect to such operating log, Seller shall maintain for the duration of this Agreement, all permits, approvals, contracts, studies and other documents respecting the construction, operation and maintenance of the Facility. The Company shall be permitted to inspect such documents upon request during normal business hours and copies of such documents shall be provided, if requested, at the Company's expense, within 30 days of such request.

         17.2.2 As-Builts

                Seller shall at all times cause an accurate and complete set of the "as-built" plans and specifications relating to the Facility to be maintained at the Facility and available for inspection by Company, which plans and specifications shall be amended from time to time to reflect on a current basis all material improvements, additions and modifications to the Facility.

                     ARTICLE XVIII:  NOTICES
                     -----------------------

18.1     Certain Notices

         18.1.1 Seller, promptly upon obtaining knowledge of any of the following, shall provide notice to Company of:

                18.1.1.1 The occurrence of a material default or event of default under (i) any agreement to which the Seller and any lender are parties, (ii) the lease of the Site and
                            (iii) any steam purchase agreement;

                18.1.1.2 The occurrence of any material default or event or default under any other agreement, including any agreement for the purchase or transportation of fuel;

                18.1.1.3    Any litigation, investigation or
                            proceeding which may exist at any time
                            between Seller and any governmental
                            authority;

                18.1.1.4 Any material adverse change in the properties, business, operations, prospects or financial or other condition of the Seller and of any change of Law, rule or regulation which has or could reasonably be expected to have such a material adverse effect;

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                                                      Page 71 of 82
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                18.1.1.5    Any loss or damage to the Facility in
                            excess of $100,000; and

                18.1.1.6    Any event constituting, or that could
                            reasonably be expected to constitute, an event of Force Majeure.

         Each notice pursuant to this Section 18.1 shall be accompanied by a statement of a senior officer of Seller setting forth details of the occurrence referred to therein, the anticipated duration thereof, and stating what action Seller proposes to take with respect thereto. Notwithstanding anything to the contrary in this
         Section 18.1, Seller agrees to provide the Company with any notice of default it receives under any agreement described in Section 18.1.1.1 hereof.

18.2     Notices in Writing

         18.2.1 All notices or other communications which are required or permitted under this Agreement shall be effective if they are in writing and delivered personally or by certified mail, postage prepaid, overnight delivery service, or telecopy or other confirmable form of electronic delivery, to the following address:

                18.2.1.1    if to Seller:

                            DePere Energy LLC
                            c/o Polsky Energy Corporation
                            Suite 150
                            Edens Corporate Center
                            650 Dundee Road
                            Northbrook, Illinois  60062
                            Attn:  President

                18.2.1.2    if to the Company:

                            Wisconsin Public Service Corporation
                            700 North Adams
                            Green Bay, WI  54307-9001
                            Attn:  Senior Vice-President-Power Supply
                                   and Engineering

                18.2.1.3 or to such other person or address as the addressee may have specified in a notice duly given to the sender as provided herein.

18.3     Date of Notification

         All notices or communications duly delivered or mailed and postmarked to a Party hereto as provided in Section 18.2 shall be effective as of the date of receipt.

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                                                      Page 72 of 82
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18.4     Oral Notice in Emergency

         Notwithstanding the provisions of Section 18.2, any notice required hereunder with respect to a System Emergency or other occurrence requiring prompt attention, may be made orally, by telephone or otherwise, provided such notice shall be confirmed in writing immediately thereafter. Seller shall make such oral notice directly to the System Operating office at the Company.

18.5     Primary Contact

         The Company and Seller shall establish a primary contact to act for each Party in the implementation of, and the operation under, the Agreement.

                 ARTICLE XIX:  DISPUTE RESOLUTION
                 --------------------------------

19.1     Negotiation

         In the event of a dispute between the Parties respecting any of the terms and conditions of this Agreement, the Parties shall in good faith attempt to resolve such dispute by negotiations. If a controversy or claim should arise, the respective Project Managers designated by the Parties, or their respective successors in the positions they now hold (herein called the "Project Managers"), will meet at least once and will attempt to resolve the matter. Either Project Manager may request the other to meet within seven (7) days, at a mutually agreed time and place. Such request must be in the form of a written notice which sets forth the nature of the controversy or claim. If the matter has not been resolved within thirty (30) days of their first meeting, the Project Managers shall refer the matter to Senior Executives, who shall have authority to settle the dispute (herein called the "Senior Executives"). There upon, the Project Managers shall promptly prepare and exchange memoranda stating the issues in dispute and their positions, summarizing their negotiations which have taken place and attaching relevant documents. The Senior Executives will meet for negotiations within thirty (30) days of the end of the thirty-day period referred to above, at a mutually agreed time and place.

19.2     Mediation

         If the matter in dispute has not been resolved within thirty
         (30) days of the meeting of the Senior Executives, the Parties will attempt in good faith to resolve the controversy or claim by inviting a single mediator, experienced in the particular subject matter, to make a recommendation as to resolution of the dispute.

19.3     Binding Arbitration

         In a dispute other than under Section 19.1 and/or if the matter has not been resolved pursuant to the mediation procedure set forth in Section 19.2 within sixty (60) days of commencement of such procedure or if either Party will not participate in mediation, either Party may elect to have the dispute resolved by binding arbitration by giving the other Party written notice of the election setting forth the point or points in dispute. Such arbitration shall be conducted before a single arbitrator agreed upon by the Parties. If the Parties are

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                                                      Page 73 of 82
                                                          ----  ----


         unable to agree upon a single arbitrator, the arbitration shall be conducted before a panel of three arbitrators, of whom each Party shall appoint one, with the third arbitrator to be selected by the first 2 arbitrators from the list maintained by the American Arbitration Association. The arbitration shall be conducted in accordance with the commercial arbitration rules of the American Arbitration Association. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. Section 1-16, and judgment upon the award rendered by the arbitrator or arbitration panel may be recognized and enforced by any court having jurisdiction thereof. The arbitrator or arbitrators shall be competent by virtue of education and experience in the particular subject matter in dispute. The Parties may utilize discovery to the same extent as afforded by the Federal Rules of Civil Procedure.

         The Parties shall equally share the cost of the fee or honorarium of the arbitrator or arbitrators. Both Parties agree to pay their own legal fees, including stenographic costs and other hearing-related expenses, such as travel, lodging, and any service charges required by the American Arbitration Association. The arbitrator shall have jurisdiction or authority only to interpret or determine compliance with the provisions of this Agreement in so far as shall be necessary to the determination of issues properly appealed to the arbitrators. The arbitrators shall not have any jurisdiction or authority to add to, detract from, or alter in any way the provisions of this Agreement. The arbitrator or arbitrators are not empowered to award consequential, exemplary or punitive damages. Pending the final decision of the arbitrator or arbitrators of a dispute hereunder, both Parties agree to proceed diligently with the performance of all contractual obligations, including the payment of all sums required by this Agreement and not in dispute.

19.4     Deadlines

         All deadlines specified in this Article XIX may be extended by mutual agreement.

19.5     Exclusive Procedure

         Subject to Article XI of this Agreement, the procedures specified in this Article XIX shall be the sole and exclusive procedure for the resolution of disputes between the Parties arising out of or relating to this Agreement; provided, however, that a Party may seek a preliminary injunction or other preliminary judicial relief if in its judgment such action is necessary to avoid irreparable damage. Despite such action the Parties will continue to participate in good faith in the procedures specified in this Article XIX. All applicable statutes of limitation shall be tolled while the procedures specified in this Article XIX are pending. The Parties will take such action, if any, required to effectuate such tolling.

19.6     Survival of Procedure

         This Article XIX shall survive the termination of this Agreement and shall operate to resolve any controversy, claim, counterclaim, dispute, difference or misunderstanding arising out of or relating to this Agreement subsequent to the termination of this Agreement.

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                                                      Page 74 of 82
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19.7     Binding Upon Parties

         In the resolution of any controversy or claim pursuant to this Article XIX, each of the Parties, their Project
         Managers, and Senior Executives, and any mediators or arbitrators designated pursuant hereto, shall give effect to
         Article XI of this Agreement.

                   ARTICLE XX:  CONFIDENTIALITY
                   ----------------------------

20.1     Non-Disclosure to Third Parties

         Except in any proceeding to enforce this Agreement, Seller and Company will not disclose to any third party without the prior written consent of the other Party: (a) the terms or conditions of this Agreement or any other Agreement required hereby or referred to herein; or (b) any confidential or proprietary information or data, whether oral or written, received from the other Party. Information which is considered confidential or proprietary in nature must be identified as such by stamping each page with the word "Confidential" when such information is in tangible form.

20.2     Disclosure Permitted

         Notwithstanding Section 20.1, Seller or Company may disclose:
         (a) such information as may be required by any applicable Law, regulation, or governmental order; (b) such information as may reasonably be required by independent accountants, attorneys, other professional consultants, or prospective lenders or investors, subject to reasonable procedures and other safeguards to protect the confidentiality of the information disclosed; (c) any information which is publicly known, other than by breach of this Agreement;
         (d) information which becomes available to one of the Parties without restriction from a third party; or (e) information which is at any time developed by the receiving Party independently of any disclosures hereunder. In addition, the Company may use the confidential information in connection with its dealings with the Commission or other regulatory authorities of competent jurisdiction. In connection with any such use, the Company agrees to request confidential treatment of the information.

20.3     Survival of Confidentiality

         The provisions of this Article XX shall survive the Termination Date for a period of five (5) years.

                     ARTICLE XXI:  ASSIGNMENT
                     ------------------------

21.1     Restriction on Assignment

         This Agreement shall inure to the benefit of and be binding upon the Company and Seller and their respective successors. Neither Seller nor the Company shall assign its rights or delegate its duties under this Agreement, or any part of such rights or duties, without the prior written consent of the other, which consent shall not be unreasonably withheld, and, in the case of Seller, notification by the Company that its right of first refusal under Section 16.3 has been waived. Any such assignment or delegation made without such prior written

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                                                      Page 75 of 82
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         consent shall be null and void; provided however, the
         requirement of written consent to an assignment shall not apply to either Party if it merges into another entity with which it is related as a parent, subsidiary or affiliate, provided that such entity is or at the date of such merger becomes bound by all of the obligations under this Agreement.

21.2     Finance Assignments

         21.2.1 Seller shall have the right to assign this Agreement to any Project Lender. If Seller shall assign this Agreement, then so long as any such assignment, or any consolidation, modification or extension of any such assignment shall remain outstanding, the following provisions shall apply:

                (a) Provided that the Company shall have received
                    written notice of such assignment, the Company shall, upon serving upon Seller any notice pursuant to Sections 2.3, 3.2.5.1, 11.1 or 11.2, also serve a copy of such notice upon the assignee under the assignment, at the address provided for in the notice referred to above. No notice issued by the Company pursuant to Sections 2.3, 3.2.5.1, 11.1 or 11.2 shall be deemed to have been duly given unless and until a copy thereof shall have been so served.

                (b) From and after the date that such notice has been
                    given to an assignee, said assignee shall have the same period for remedying or commencing the remedy of any alleged default, or causing the same to be remedied, or for taking any other action required under the notice, as is given to Seller pursuant to the terms of this Agreement to remedy, commence remedying, or cause to be remedied the default specified in any such notice, or take any other action required in the notice. The Company shall accept such performance by or on behalf of such assignee as if the same had been done by Seller. Neither the Company nor Seller shall interpose any objection if any assignee takes such action or enters the Facility or the Site for such purpose.

                (c) The making of an assignment pursuant to this
                    Section shall not be deemed to constitute an assignment or transfer of this Agreement, nor shall any assignee, as such, be deemed to be an assignee or transferee of this Agreement so as to require such assignee, as such, to assume the performance of any of the terms or conditions on the part of Seller to be performed hereunder; but the purchaser at any sale of this Agreement in any proceedings for the foreclosure of any assignment, or the assignee or transferee of this Agreement under any instrument of assignment or transfer in lieu of the foreclosure of any assignment, shall be deemed to be an assignee or transferee within the meaning of this Subsection and shall be deemed to have agreed to perform all of the terms, covenants and conditions on the part of Seller to be performed hereunder from and after the date of such purchase and assignment.

                (d) Notwithstanding any other provision of this
                    Agreement, (i) any sale of this Agreement in any proceeding for the foreclosure of any assignment, or the assignment or transfer of this Agreement in lieu of the foreclosure of any assignment shall be deemed to be a permitted sale, transfer or assignment of

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                                                      Page 76 of 82
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                    this Agreement, and this Agreement shall continue
                    in full force and effect following any such sale, transfer or assignment, and (ii) Section 16.3 shall not apply to any sale of any interest in the Seller or the Facility in any proceeding for the foreclosure of any assignment or mortgage of the Facility or the ownership interests in the Seller, or the assignment or transfer of any of the foregoing in lieu of the foreclosure of any such assignment; provided that the transferee or assignee in any such case has the experience and the financial capability to perform the Seller's obligations under this Agreement.

                (e) In the event of the termination of this Agreement
                    by the Company for any reason, the Company shall, in addition to providing a copy of the notice provided pursuant to Section 11.1 as required above, provide each assignee with written notice that this Agreement has been terminated, together with a statement of all sums which would at that time be due under this Agreement but for such termination or foreclosure, and of all other defaults, if any, then known to the Company. The Company shall enter into a new agreement (the "New Agreement") with any such assignee or its designee for the remainder of the Term, effective as of the date of termination on the same terms and conditions as this Agreement, provided:

                    (i)    Such assignee or designee shall make
                           written request upon the Company for such New Agreement within one hundred and twenty (120) days after the date such assignee receives the Company's notice of termination given pursuant to the provisions of this Section.

                    (ii) Such assignee or designee shall pay or cause to be paid to the Company at the time of execution and delivery of such New Agreement, any and all sums which would at the time of execution and delivery thereof be due pursuant to this Agreement but for such termination or foreclosure, and, in addition thereto, all reasonable expenses, including reasonable attorneys' fees, which the Company shall have incurred by reason of such termination and the execution and delivery of the New Agreement and which have not otherwise been received by the Company from Seller or any other party in interest under Seller.

                    (iii) Such assignee or its designee shall agree to remedy any of Seller's defaults of which said assignee was notified by the Company's notice of termination, and which are reasonably susceptible of being so cured by such assignee or its designee.

                    (iv) If more than one assignee shall request a New Agreement, the Company shall enter into such a New Agreement only with the assignee having the lien most senior in priority.

                                                      Page 77 of 82
                                                          ----  ----


                (f) Paragraphs (d) and (e) shall not be applicable
                    unless the Project Lenders shall have first provided the Company an opportunity to offer to purchase the Facility or the interest in the Seller, as the case may be.

                    (i) In the event that the Company makes an offer to purchase the Facility or an interest in the Company, (A) the Company's offer must remain outstanding for at least six (6) months, and (B) paragraphs (d) and
                           (e) shall not apply to any transfer of the Facility or an interest in the Company to a transferee other than the Company unless the Project Lenders determine that the price and commercial terms of such transfer, taken as a whole, are more favorable to the Project Lenders than the price and commercial terms of the Company's offer.

                    (ii) In the event that the six-month period described in (i) above expires, this paragraph shall apply to any subsequent transfer of the Facility or an interest in the Seller pursuant to Paragraphs (d) and
                           (e).

                    (iii)  In the event that the Project Lenders
                           accept the Company's offer, the Company
                           shall close the acquisition of the Facility or the interest in the Seller within sixty
                           (60) days after the acceptance of the
                           offer.

                    (iv) The right granted pursuant to this Section shall be subject to any purchase option held by International Paper Company.

                (g) In the event of any casualty or condemnation with
                    respect to the Facility, and notwithstanding anything to the contrary contained in this Agreement, the provisions of the assignment most senior in priority shall control with respect to the use of the Seller's share of such proceeds.

                (h) No agreement between the Company and Seller
                    modifying, amending, canceling or surrendering this Agreement shall be effective without the prior written consent of all assignees.

                   ARTICLE XXII:  MISCELLANEOUS
                   ----------------------------

22.1     Lack of Precedent

         The provisions set forth in this Agreement are applicable only to this Agreement and the Capacity and Energy proposed to be sold and purchased hereunder. The Parties specifically agree that this Agreement is not intended to set a precedent or constitute a recommendation: (a) regarding the adoption of a methodology for determining an avoided cost or a rate for purchase of power from a qualifying facility, (b) as evidence of the Parties' position with

                                                      Page 78 of 82
                                                          ----  ----


         respect to the determination of an avoided cost or a rate for purchase of power from a qualifying facility, or (c) with respect to any of the other terms and conditions herein, for any other contract entered into by the Company, whether it be with Seller or any other party, or to any amendment that may be made to this Agreement.

22.2     Compliance with Laws

         Each Party shall at all times conform to all applicable Laws. Each Party shall give all required notices, shall procure and maintain all necessary governmental permits, licenses and inspections necessary for its performance of this Agreement, and shall pay all charges and fees in connection therewith.

22.3     Governing Law

         Subject to applicable federal Law, this Agreement shall be governed by the Laws of the State of Wisconsin.

22.4     Entire Agreement; Amendment

         This Agreement and the documents referred to in this Agreement and to be delivered pursuant to this Agreement constitute the entire agreement between the Parties pertaining to the subject matter of this Agreement, and supersede and terminate any letters of intent and all prior and contemporaneous agreements, understandings, negotiations and discussions with the Parties, whether oral or written, and there are no warranties, representations or other agreements between the Parties in connection with the subject matter of this Agreement, except as specifically set forth in this Agreement. NEITHER PARTY TO THIS AGREEMENT MAKES ANY REPRESENTATION, WARRANTY OR INDEMNITY, EXPRESS OR IMPLIED, TO THE OTHER PARTY TO THIS AGREEMENT EXCEPT FOR THE REPRESENTATIONS, WARRANTIES AND INDEMNITIES EXPRESSLY SET FORTH IN THIS AGREEMENT. No amendment, supplement, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the Party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision of this Agreement, whether or not similar, nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

22.5     Modification

         This Agreement and any of its terms can only be amended, supplemented, waived, or modified by an instrument in writing signed by the Parties.

22.6     No Implied Waiver

         The failure or delay of any Party hereto to enforce at any time any of the provisions of this Agreement, or to require at any time performance of a Party hereto of any of the provisions hereof, shall neither be construed to be a waiver of such provisions nor affect the validity of this Agreement or any part hereof or the right of such Party thereafter to enforce each and every such provision.

                                                      Page 79 of 82
                                                          ----  ----


22.7     Captions

         All indices, titles, subject headings, and similar items are provided for the purpose of reference and convenience and are not intended to be construed as interpretations of text.

22.8     Payment of Taxes

         Seller shall be responsible for payment of all federal, state and local taxes applicable to Seller and relating to the performance of its obligations under this Agreement.

22.9     Severability

         If any term or provision of this Agreement or the application thereof to any person, entity or circumstance shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons, entities or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Law. The Parties agree to negotiate a replacement provision or provisions in an effort to place the Parties in the same or similar position reflected in the Agreement when originally signed.

22.10    No Exclusivity/Dedication of Facilities

         This Agreement is not intended to be an exclusive arrangement between Company and Seller. No undertaking by a Party hereto to the other Party hereto under any provision of this Agreement shall constitute the dedication of that Party's system or any portion thereof to the other Party or to the public.

22.11    Emission Standards

         As may be required by government agencies, the Company will include emission constituents from the Facility in its inventory during the Term of this Agreement. Seller will assure the Company that emissions from the Facility will not adversely affect the ability of the Company to comply with the limits imposed by any existing Law.

22.12    Expenses

         Except as expressly provided for herein, each Party shall pay the fees and expenses of its respective counsel, accountants, brokers, consultants, investment bankers and other experts incident to the negotiation and preparation of this Agreement.

22.13    No Reliance

         Except for the Parties to this Agreement, and except as otherwise specifically provided herein with respect to the Project Lenders and International Paper Company: (a) no other person is entitled to rely on any of the representations, warranties and agreements of the Parties contained in this Agreement; and (b) the Parties assume no liability to any other

                                                      Page 80 of 82
                                                          ----  ----


         person because of any reliance on the representations, warranties and agreements of the Parties contained in this Agreement.

22.14    Individual Responsibility

         This Agreement shall not be construed to create or give rise to any partnership, joint venture, agency or other relationship between Seller and the Company other than that of purchaser and seller. Each Party shall be solely and individually responsible for its own covenants, obligations and liabilities as herein provided. The Parties shall not be liable as partners. Neither this Agreement, nor any grant, lease or license related thereto, shall create any new entity nor be construed to create a new entity, such as a partnership, association or joint venture.

22.15    Exhibits

         If a document or matter is incorporated in any Exhibit to this Agreement, it shall be deemed to be incorporated for all purposes of this Agreement without the necessity of specific repetition or cross-reference.

22.16    Further Assurances

         22.16.1 The Company agrees to provide such information and documentation as may be reasonably requested by any Project Lender or prospective Project Lender, including (i) financial statements, evidence of corporate existence, and evidence of incumbency of persons executing this Agreement; (ii) an opinion of its counsel confirming the enforceability of this Agreement against the Company and the accuracy of the representations set forth in
                    Section 12.2, and addressing such other matters as may be requested by any such Project Lender or prospective Project Lender, (iii) a consent to the collateral assignment of this Agreement to any such Project Lender, and (iv) any other consents, estoppel certificates or other documents reasonably required in connection with the financing of the Facility. Seller shall reimburse the Company for its reasonable expenses incurred in performing its obligations under this Section (excluding obligations described in Section 12.5).

         22.16.2 In the event that Seller or any Project Lender or prospective Project Lender determines that any amendment or modification to this Agreement is required or as a condition to the financing or refinancing of the Facility, the Company and Seller shall negotiate in good faith, and in consultation with any such Project Lender or prospective Project Lender, the terms of, any such amendment or modification; provided, however, that a failure to agree shall not represent a breach of this Agreement by either Party.

22.17    Survival

         The applicable provisions of this Agreement shall continue in effect after the expiration of the Term, to the extent necessary to provide for final billing and adjustment, and to make other appropriate settlements hereunder. Without limiting the generality of the foregoing,

                                                      Page 81 of 82
                                                          ----  ----


         the following provisions shall survive the expiration or termination of this agreement: Article XIII, Section 12.1.1,
         Section 12.1.4, Section 16.4, and Section 21.2.

                                                      Page 82 of 82
                                                          ----  ----

IN WITNESS WHEREOF, each of the Parties hereto has caused this
Agreement to be executed on its behalf by its duly authorized officer on this 8th day of February, 1996.
                ---        --------    --

                                   DePere Energy LLC
                                   (Seller)


/s/ Mark R. Leaman                 By:  /s/ Michael Polsky
-----------------------------         ----------------------------
Witness                                    (Title)

The obligations of Wisconsin Public Service Corporation under this Agreement are conditioned upon the Public Service Commission of Wisconsin issuing an order explicitly finding that: 1) it is prudent for the Company to execute the Agreement at this time; 2) the Commission will be considering evidence for the need for the Facility at the time it takes up the stage two proceeding for the Certificate of Public Convenience and Necessity ("CPCN") for the Facility; and
3) the Commission will, when and if a CPCN order is issued, explicitly include findings that at the time of that order the Facility is necessary to satisfy the reasonable needs of the public for an adequate supply of electric energy. The Parties acknowledge that the Commission has made these three findings in an order and has satisfied the condition in the preceding sentence.


                                   Wisconsin Public Service
                                   Corporation (Company)


/s/ L. L. Weyers                      By:  /s/ Dan Bollom
-----------------------------         ----------------------------
Witness                                    (Title)


Accepted and agreed this 8th day
                         ---
of February, 1996.
   --------    --

DePere Energy LLC


By:  /s/ Michael Polsky
   --------------------------
            (Title)

                          EXHIBIT 2.1.A

                              Site
                              ----

The Site is located on Nicolet Paper Mill property at 200 Main Avenue in the City of DePere, Brown County, Wisconsin. The location is shown on attached Figure 2-1. The main plant will be located in the parking area. It is bounded by the Nicolet Paper Mill plant to the east, additional parking for the mill to the north, and vacant Nicolet Paper Mill property to the west. The Nicolet Paper Mill property extends from the proposed Site, east and north to the Fox River, and west of the Site where it is bounded by commercial and residential districts. Auxiliary structures (cooling tower, etc.) will be located off the main plant area. No later than one hundred and eighty (180) days after the Effective Date, Seller shall provide the Company with a complete legal description of the Site.

                              FIGURE 2-1

(Map showing the proposed cogeneration facility site location on Nicolet Paper Mill property at 200 Main Avenue in the City of
De Pere, Wisconsin.)

PAGE

                          EXHIBIT 2.1.B

                     Description of Facility
                     -----------------------

    A.    Plant Design

          The Facility will be a dual fuel combined cycle plant consisting of one combustion turbine/generator set as the prime mover, steam turbine/generator, heat recovery steam generator, condenser/cooling tower, inlet air chilling system, switch gear and the necessary auxiliary systems. The Facility will be implemented in two phases. In Phase I, a simple cycle combustion turbine unit will be installed. In Phase II, the remaining equipment required to convert to a combined cycle Facility will be installed.

          The Facility to be constructed shall be generally in accordance with the Facility described in the Seller's
          Project Proposal, dated February 14, 1994, taking into account major technological developments.

    B.    Phase I

          The Facility will consist of the following major components:

          (1) One (1) combustion turbine/generator set complete with inlet air and exhaust systems

          (2)  Combustion turbine inlet air chilling system

          (3)  One No. 2 oil storage facility

          (4) Water treatment system (on or off site) and storage tank

          (5) Control building housing the control room, maintenance area, chillers, water treatment, and electrical room

          (6)  One (1) 13.8 KV to 138 KV transformer

          (7)  Continuous emission monitoring system

          (8)  Fire protection system

          (9)  Battery system and UPS

         (10)  Control system for auxiliary equipment

    C.    Phase II
          --------


          The Seller will install the following additional
          Phase II combined cycle equipment:

          (1)     One (1) Heat Recovery Steam Generator

          (2)     One (1) Steam Turbine/Generator

          (3)     Cooling and Condensing System

          (4)     Demineralized Water Treatment System

          (5)     Deaerating and Condensate System

          (6)     Controls for Phase II Equipment

                              -2-

PAGE

                          EXHIBIT 2.4


                      CRITICAL COMPONENTS
                      -------------------


Phase I - Simple Cycle Operation
-------

Combustion Turbine and Generator

Main Step-Up Transformer

Control Systems

Inlet Air Chilling Device

Phase II - Combined Cycle Operation
--------

Heat Recovery Steam Generator

Steam Turbine and Generator

Condenser

Cooling Tower

Control System

PAGE

                           EXHIBIT 2.6

                 Construction Milestone Schedule
                 -------------------------------


Pursuant to Section 2.6 of the Agreement, the following is a schedule of milestones to be completed by Seller by the dates corresponding to such events as follows:

For Phase I:

               Description of Event                         Date
               --------------------                         ----

     1.   Effective Date.                              [  11/30/95   ]
                                                        -------------

     2.   Obtain binding commitments for
          construction and permanent
          financing.                                   [   9/1/97   *]
                                                        -------------

     3.   Commencement of Construction.                [  11/1/97   *]
                                                        -------------

     4.   Seller's Interconnection Facilities
          are ready for energizing.                    [  10/1/98   *]
                                                        -------------

     5.   Date of Commercial Operation.                [   2/1/99   *]
                                                        -------------


     * Milestone dates indicated in the schedule are based on a CPCN issuance date of 11/1/96. In addition to other delay provisions in the Agreement, the dates for achieving milestones subsequent to CPCN issuance shall be advanced or delayed by a number of days equal to the number of days between 11/1/96 and the actual date of CPCN issuance.

For Phase II:

               Description of Event                         Date
               --------------------                         ----

     1.   File application for CPCN (if
          required) and air permit.                    [ 9/1/2001    ]
                                                        -------------


     2.   Obtain binding commitments for
          construction and permanent
          financing.                                   [ 7/1/2002    ]
                                                        -------------

     3.   Phase II Commencement of
          Construction.                                [ 9/1/2002    ]
                                                        -------------

     4.   Seller's Interconnection Facilities
          are ready for energizing.                    [10/1/2003    ]
                                                        -------------

     5.   Phase II Date of Commercial
          Operation.                                   [ 1/1/2004    ]
                                                        -------------

                           EXHIBIT 5.1
                         (Twelve Pages)

(This exhibit is confidential. It has been omitted and filed separately with the SEC.)

                            EXHIBIT 7.2

      Procedure to Establish Net Demonstrated Capability and Net
      ----------------------------------------------------------
                        Demonstrated Heat Rate
                        ----------------------



All defined terms herein shall have the same meaning as provided in the Agreement.

A.  Performance Curves
    ------------------

    1. The Design Performance Curves shall include Design Net Capability Performance Curves and Design Net Heat Rate Performance Curves for Facility operation under various load conditions that the Facility is designed to operate given an expected range of ambient temperatures and relative humidity levels.

    2. The Design Performance Curves shall be developed and provided to the Company within a reasonable period of time not to exceed six (6) months after issue of the letter of intent to purchase from the generation equipment manufacturers. The Facility's Design Performance Curves shall be developed by the Seller based on the manufacturers' design information for the equipment and shall be approved (for reasonableness in accordance with established industry standards for the type of equipment installed) by the Parties hereto and shall be part of this Agreement as the standard for measuring the Facility's ability to comply with the performance criteria as set forth in the Agreement. If the Parties cannot agree within sixty (60) days of Seller's notification to the Company as to the Design Performance Curves, then the Design Performance Curves shall be determined through the Dispute Resolution Process.

    3. Upon approval of the Facility's Design Performance Curves by the Company, the Seller shall not modify the Facility in any way that will cause the Design Net Capability Performance Curve or Design Net Heat Rate Performance Curves to change prior to the Date of Commercial Operation without the Company's consent, which consent shall not be unreasonably withheld. The Parties agree that any change, other than a Technological Modification, in the maximum capability of the Facility after the Date of Commercial Operation, shall in no way affect the Design Performance Curves or the Nameplate Rating as established prior to the Date of Commercial Operation nor shall any such change alter or affect the basis of any calculations of the performance criteria under the Agreement.

    4. The Parties agree that Phase II Design Performance Curves will be created prior to the Phase II Commencement of Construction and in accordance with substantially similar terms as described in Sections A.1 through A.3 of this
         Exhibit 7.2. The Parties agree that any change, other than a Technological Modification, in the maximum capability of the Facility after the Phase II Date of Commercial Operation shall in no way affect the Nameplate Rating, or the Phase II Design Performance Curves as established prior to the Phase II Date of Commercial Operation nor shall any such change alter or affect the basis of any calculations of the performance criteria under the Agreement.

    5. At any time, as the result of testing or actual operating experience, Seller concludes that any Design Performance Curve does not accurately depict the variation in the Facility's performance as a function of ambient temperature and relative humidity, Seller may submit an Adjusted Performance Curve for review and approval by the Company under substantially similar terms to those described in Section A.2 of this Exhibit 7.2. Upon approval by the Company, the Adjusted Performance Curve shall replace the applicable Design Performance Curve as the basis for measuring the Facility's ability to comply with the performance criteria as set forth in the Agreement.

B.  Net Demonstrated Capability
    ---------------------------

    1. The Design Net Capability Performance Curves for Phases I and II shall indicate the variation in the Facility's net electrical output (KW) as a function of ambient temperature and relative humidity over the expected range of temperature (including but not limited to 0, 20, 59, and 90 degrees Fahrenheit) and relative humidity (including but not limited to 30, 60, and 80%) when the Facility is in its 100% (full load) baseload mode of operation. The Design Net Capability Performance Curves will be used to correct the tests of Net Demonstrated Capability from the actual ambient temperature and relative humidity during any tests to 90 degrees Fahrenheit and 60% relative humidity.

    2. The tests of Net Demonstrated Capability, to determine the Initial Net Demonstrated Capability and the Current Net Demonstrated Capability, shall run for a period of not less than 4 continuous On-Peak Hours and not more than 24 continuous hours. The Net Demonstrated Capability shall be calculated as the Facility's Net Energy Output during the test period divided by the number of hours in the test period, corrected from the average ambient conditions during the test period to a temperature of 90 degrees Fahrenheit and a relative humidity of 60% using the Net Capability Performance Curve. At the time of testing, all equipment necessary for the operation of the Facility in accordance with this Agreement shall be operating in order to deliver full output baseload electric generation capacity and all Station Use and losses between the Facility and Metering Point shall be generated by the Facility. The test of Net Demonstrated Capability shall take place only when the Facility is fully available.

    3. The Seller shall be obligated to demonstrate by test that the Initial Net Demonstrated Capability is in compliance with the requirements of Section 7.2.

    4. In the event that the Current Net Demonstrated Capability, determined by testing pursuant to Section B.2 of this
         Exhibit 7.2, is greater than 105% of the Initial Net Demonstrated Capability, then the Current Net Demonstrated Capability shall be set equal to 105% of the Initial Net Demonstrated Capability for the purposes of the Agreement.

    5. The Seller shall also be obligated to demonstrate that the Current Net Demonstrated Capability is in compliance with
         Section 7.2 by test every January and July (or if the

         Facility is not available in January or July, as soon as practical thereafter) after the Date of Commercial Operation, which determination shall be made by application of the following formula:

                                                        CNDC
            % of Initial Net Demonstrated Capability = ------ x 100
                                                        INDC

         where:

         CNDC equals the Current Net Demonstrated Capability; and,

         INDC equals the Initial Net Demonstrated Capability.

C.  Net Demonstrated Heat Rate

    1. The Design Net Heat Rate Performance Curves shall indicate the variation in the Facility's net heat rate (fuel requirement, in BTU, per net unit output, in KWH) as a function of ambient temperature and relative humidity over the expected range of ambient temperatures (including but not limited to 20, 59 and 90 degrees Fahrenheit) and relative humidity (including but not limited to 30, 60 and 80%). The Design Net Heat Rate Performance Curves shall indicate this variation when the Facility is in its 25%, 60%, 80% and 100% of full output baseload mode of operation in Phase I and 45%, 60%, 80%, and 100% of full output baseload mode of operation in Phase II. The Design Net Heat Rate Performance Curves will be used to correct the tests of Net Demonstrated Heat Rates from the actual ambient temperature and relative humidity during any tests to 90 degrees Fahrenheit and 60% relative humidity.

    2. The tests of Net Demonstrated Heat Rate shall be conducted in substantially the same manner as, and may be conducted in conjunction with, the tests of Net Demonstrated Capability as described in Section B.2 of this Exhibit 7.2. During
         Phase I, tests shall be conducted at 25%, 60%, 80%, and 100% of Current Net Demonstrated Capability as limited by Section
         B.4 of this Exhibit 7.2. During Phase II, tests shall be conducted at 45%, 60%, 80%, and 100% of Current Net Demonstrated Capability as limited by Section B.4 of this
         Exhibit 7.2, and shall be conducted while the Facility is operating in its full condensing (no steam to process) mode of operation. During the tests, the Net Demonstrated Heat Rate shall be calculated as the fuel consumption of the Facility's combustion turbine and HRSG during the test, divided by the Facility's Net Energy Output during the test, corrected from the average ambient conditions during the test period to a temperature of 90 degrees Fahrenheit and a relative humidity of 60% using the applicable Net Heat Rate Performance Curve.

    3. The results of the Net Demonstrated Heat Rate tests will be used to establish Heat Rate Adjustment Factors (AFs) for calculation of the billable fuel consumption pursuant to
         Exhibit 5.1. After each test, the following AFs shall be calculated by dividing the guaranteed 90 degrees Fahrenheit/60% relative humidity heat rates below (HRG) by the Net Demonstrated Heat Rate determined by the test for the applicable load point.

         Phase I

         AF25  @ 25% of Full Load       HRG25 = 17,779 BTU/KWH
         AF60  @ 60% of Full Load       HRG60 = 12,775 BTU/KWH
         AF80  @ 80% of Full Load       HRG80 = 12,204 BTU/KWH
         AF100 @ 100% of Full Load      HRG100 = 11,102 BTU/KWH


      Phase II

         AF45  @ 45% of Full Load       HRG45 = 9,742 BTU/KWH
         AF60  @ 60% of Full Load       HRG60 = 8,755 BTU/KWH
         AF80  @ 80% of Full Load       HRG80 = 8,306 BTU/KWH
         AF100 @ 100% of Full Load      HRG100 = 7,761 BTU/KWH


    4. The Seller shall also be obligated to demonstrate by test prior to the Date of Commercial Operation and prior to the Phase II Date of Commercial Operation, and each January and July (or, if the Facility is not available in January or July, as soon as practical thereafter) after the Date of Commercial Operation, the Net Demonstrated Heat Rates at the points in Section C.3 and calculate the AF factors accordingly.

D.  Company's Right to Request Additional Tests

    1. Upon the written request of the Company, the Seller shall be obligated to demonstrate by test (limited to one test between semi-annual tests without reasonable basis for suspecting performance degradation) the Net Demonstrated Capability and the Net Demonstrated Heat Rates for the four load levels in Section C.3 for Phase I or Phase II. If the additional test results in heat rates which differ by more than 2% from the Net Demonstrated Heat Rates established in the last semi-annual test, then the Net Demonstrated Heat Rates shall be reset according to the latest test, and adjustments shall be made to the Energy Payment in accordance with
         Exhibit 5.1.

    2. The Company will periodically calculate the expected fuel consumption using the heat rates established in the most recent demonstration tests. If the expected fuel consumption varies more than 3% from the metered fuel consumption, the Company may request and Seller shall perform additional tests to determine whether performance degradation has occurred.
         If such additional tests result in heat rates which differ by more than 2% from the Net Demonstrated Heat Rates established in the last semi-annual test, then the Net

         Demonstrated Heat Rates shall be reset according to the latest test, and adjustments shall be made to the Energy
         Payment in accordance with Exhibit 5.1.

         The Seller shall make available to the Company sufficient operational data, on a real-time basis, to determine if there is reasonable justification to suspect performance degradation (a shift in the Net Heat Rate or Net Fuel
         Chargeable to Electric Generation) has occurred. The operational data shall include, but is not limited to:


         -      Facility net output (MW)
         -      Ambient temperature (degrees Fahrenheit)
         -      Relative humidity (%)
         -      Fuel flow to combustion turbine/HRSG
                -  natural gas (cfm)
                -  No. 2 oil (gpm)
         -      Process steam to Nicolet Paper Mill
                -  flow (lbs/hr)
                -  temperature (degrees Fahrenheit)
                -  pressure (psig)
         -      Nicolet Paper Mill process steam demand
                -  flow (lbs/hr)
                -  temperature (degrees Fahrenheit)
                -  pressure (psig)
         -      Condensate return from Nicolet Paper Mill
                -  flow (lbs/hr)
                -  temperature (degrees Fahrenheit)

E.  Seller's Right to Perform Additional Tests.

    If the Seller is unsatisfied with the results of a test of Net Demonstrated Capability or Net Demonstrated Heat Rate, the Seller shall have the right to perform up to two additional tests establishing the Net Demonstrated Capability or Net Demonstrated Heat Rate within a twelve month period following the unsatisfactory test. The Net Demonstrated Capability will be set according to the results of the unsatisfactory test until an additional test is performed that is satisfactory to the Seller; however, Liquidated Damages shall not be paid pursuant to
    Section 11.4.1 of this Agreement until a test that is satisfactory to the Seller is completed or the Seller has exhausted its rights pursuant to this Section E. Liquidated Damages, if any, shall be calculated pursuant to Section 11.4.1 of this Agreement based on the satisfactory test or, if none of the tests are satisfactory to the Seller and Seller has exhausted its rights pursuant to this Section E, based on the unsatisfactory test designated by the Seller. If the Seller elects to perform additional tests, the Company shall be obligated to pay for energy delivered to the Company at a rate equal to the Company's actual marginal energy costs during the tests.

F.  Test Procedures

    Procedures for the test of Net Demonstrated Capability and Net Demonstrated Heat Rate shall be developed and approved by the Parties hereto based on the ASME Gas Turbine Power Plant Performance Test Codes PTC 22-1985 (with the instrument tolerance assumed to be zero) and shall be part of the Agreement. The test procedures shall include a description of test conditions which will simulate normal operating conditions for various auxiliary systems (e.g. lighting, CEM, HVAC, etc.). All testing procedures shall use station instrumentation to the greatest extent possible; provided that the use of station instrumentation does not materially increase the cost of testing.

                            EXHIBIT 9.1

                     Interconnection Facilities
                     --------------------------


1.  POINT OF INTERCONNECTION
    ------------------------

    1.1 For each connection between the Facility and the Company's 138 KV switchyard bus, the Interconnection Point shall be at the bus side of the disconnecting device on Seller's side located nearest the 138 KV bus, as illustrated in Figure 9-1.

    1.2  The Company agrees to accept delivery of the Net Energy
         Output made available under this Agreement between the Company and Seller at the Interconnection Point at a nominal phase-to-phase voltage of 138 KV.

    1.3 Power and energy flowing into the Interconnection Point from the Company shall be for Station Use only.

2.  TECHNICAL SPECIFICATIONS FOR THE DESIGN OF THE INTERCONNECTION
    --------------------------------------------------------------
    FACILITIES
    ----------

    2.1  Seller shall design all of the Seller's Interconnection
         Facilities, subject to the following requirements:

         2.1.1 Seller shall design, construct, operate, and maintain the Seller's Interconnection Facilities in accordance with Prudent Electrical Practices.

         2.1.2 Seller shall install synchronizing devices in its Facility or Seller's Interconnection Facilities to ensure proper synchronization of the energized Facility to the Company's system when putting the Facility on line.

         2.1.3 Seller shall install automatic control equipment to allow the Facility to respond appropriately to small frequency and voltage deviations from nominal for the purpose of maintaining synchronism and regulating voltage.

         2.1.4 Seller shall install appropriate protective equipment on its Facility and Seller's Interconnection Facilities. Seller shall cooperate with the Company to provide interface information transfer between protective equipment supplied by one Party which requires input information (such as relay inputs) available from equipment installed by the other Party.

         2.1.5 Seller shall design the Facility to provide up to 20 MVAR of reactive power to the Interconnection
                Point.

         2.1.6  Seller's Facility or Seller's Interconnection
                Facilities shall not deliver an unreasonable amount of voltage or current harmonics into the Company's system.

         2.1.7 Seller shall design and operate the Facility and Seller's Interconnection Facilities so as to limit voltage unbalance of the three phases at the Interconnection Point caused by the Facility to no greater than 2 percent (%).

         2.1.8 Seller shall design and operate the Facility and Seller's Interconnection Facilities so that Seller can continue to deliver the required real and reactive power to the Interconnection Point for any voltage at the Interconnection Point within 10 percent (%) of the nominal 138 KV interconnection voltage.

         2.1.9 Seller shall provide the Company with the necessary land, easements, and rights of access on Seller's property for the Company to construct and maintain the Company's Interconnection Facilities.

3.  OWNERSHIP AND OPERATION OF INTERCONNECTION FACILITIES
    -----------------------------------------------------

    3.1  Seller shall install, maintain, and own all of Seller's
         Interconnection Facilities.

    3.2 The Company shall install, maintain, and own all of the Company's Interconnection Facilities, including the interconnection metering equipment. Seller shall reimburse the Company for the reasonable costs the Company incurs in establishing the Company's Interconnection Facilities to accommodate the delivery of the Net Energy Output from the Facility. The Company's Interconnection Facilities shall consist of:

         3.2.1 A 138 KV transmission line with circuit breakers, circuit switchers and other related terminal equipment required to connect the Facility to the Company's nearest feasible substation,

         3.2.2 Metering Devices at the Interconnection Point, as described in Section 6.1, and

         3.2.3 Remote-terminal communication equipment to transmit real-time MW, MVAR, and voltage data to the Company's System Operation Office.

    3.3 The Company and Seller shall provide each other with timely notice of any change (physical or status) in their respective system which may affect the proper coordination of safety devices on the 2 systems, and shall notify each other immediately in the event hazardous or unsafe conditions associated with operations pursuant to this Agreement are discovered to exist. The Company and Seller shall also notify each other of the cessation of such conditions. Any such changes by Seller must first be reviewed and approved by the Company.

    3.4 Upon reasonable notice appropriate for the circumstances, the Company shall have access to the Company's Interconnection Facilities and Metering Devices on the Company's side of the Interconnection Point for the purposes of conducting necessary examinations, tests, calibrations, and maintenance of the Company's Interconnection Facilities and Metering Devices, provided, however, that the Company shall use its reasonable efforts not to disrupt or otherwise interfere with the normal operations of Seller.

    3.5 Seller shall annually reimburse the Company for the reasonable costs the Company incurs in maintaining all of the Company's Interconnection Facilities shown on Figure 9-1.

    3.6 For the purpose of regulating voltage, Seller shall deliver reactive power (VARS) to the Interconnection Point in accordance with instructions from remote terminal units located in the Company's System Operating Office. The Company could request that Seller deliver as much as 20 MVAR or as little as 0 MVAR to the Interconnection Point. The Company will not require Seller to absorb reactive power from the Company at the Interconnection Point.

4.  COMPLIANCE WITH INTERCONNECTION SPECIFICATIONS AND MODIFICATIONS
    ----------------------------------------------------------------

    4.1 Seller shall comply with all reasonable Company requirements as to: (a) the design, installation, purchase, operation and maintenance of all of Seller's Interconnection Facilities necessary to connect the Facility to the Company's system and
         (b) the protection of the Company's system, employees and customers from damage or injury arising out of, or in connection with, Seller's operation of Seller's Interconnection Facilities.

    4.2 The Company shall construct necessary facilities in a timely manner consistent with the construction schedule so long as Seller makes payments in accordance with this Agreement.

    4.3  Seller shall submit the specifications for Seller's
         Interconnection Facilities for the Company's review and shall thereafter submit periodic progress reports and will use its reasonable best efforts to notify the Company of any changes to such schedules in a timely manner.

    4.4 The Company shall have the right to review the specifications for Seller's Interconnection Facilities, including, without limitation, improvements, additions, modifications, replacements or other changes to equipment, electrical drawings and one-line diagrams, provided, however, that the Company completes its review of such specifications and provides comments to Seller within a reasonable time period. The Company's review of

         Seller's specifications, drawings and one-line diagrams shall not be construed as confirming or endorsing the design of Seller's Interconnection Facilities, or as a warranty of safety, durability or reliability thereof.

    4.5 Seller shall make payments to the Company for the Company's Interconnection Facilities provided by the Company as follows: one-half of the estimated total costs shall be due within thirty (30) days after the Company sends written notice that it has begun engineering on the Company's Interconnection Facilities, and one-half of the estimated total costs shall be paid within ninety (90) days after the Company sends written notice that it has begun construction of the Company's Interconnection Facilities.
         In lieu of this payment approach, the Company may grant Seller the option to pay for the Company's Interconnection Facilities pursuant to a reasonable amortization schedule based on the useful life of the Company's Interconnection Facilities. A reconciliation between the amounts paid by Seller and the actual costs shall be made upon completion of construction.

    4.6 When Seller no longer needs the Company's Interconnection Facilities for which it has paid, Seller shall receive payment for the net salvage value of the Company's Interconnection Facilities dedicated to the Company's use.
         If the Company is able to make use of these facilities to serve other customers, Seller shall receive the fair market value of the facilities determined as of the date that Seller decides no longer to use said facilities. Payments will be made within a reasonable period.

                                 -4-

PAGE

                             FIGURE 9-1

                      Interconnection Facilities


Figure 9-1 is a diagram of the substation and interconnecting lines associated with the DePere Energy Center (DEC). Three lines are connected to the DEC - two are generator outputs from the plant (one for Phase 1 and one for Phase 2) and one is an auxiliary feed to the plant for station loads. The three DEC lines each attach to a transformer and a circuit breaker/circuit switcher prior to connecting to the 138 KV bus. The Company's transmission system is attached to the 138 KV bus, through a circuit breaker, by a line to Red Maple (or Lost Dauphin) substation and a line, noted as future, to Ashland substation.

The points of interconnection between the Seller-owned equipment and the Company-owned equipment are indicated as the ties to the 138 KV bus for the three lines connected to the DEC.

PAGE

                            EXHIBIT 11.4

                         [BANK LETTERHEAD]

                    IRREVOCABLE LETTER OF CREDIT
                    ----------------------------



                                                            , 19
                                             ---------------    --


Irrevocable Letter of Credit No.

Wisconsin Public Service Corporation
700 North Adams
Green Bay, WI 54307-9001

Dear Sirs:

At the request and on the instruction of our customer,               ,
                                                      ---------------
we hereby establish our irrevocable letter of credit No.
                                                         -------------
in your favor for the account of                  and authorize you to
                                 ----------------
draw on                              Bank an amount not to exceed
        ----------------------------

                      Dollars ($              ).
---------------------           --------------

Funds under this letter of credit are available to you against a sight draft on us, which must be marked "Drawn under
                                               -----------------------
Bank Irrevocable Letter of Credit No.            dated              ."
                                      ----------       -------------

Each draft must be accompanied by: (1) a written statement by your duly authorized officer that there is then payable to you from
DePere Energy LLC an amount of Liquidated Damages pursuant to
Section 11.4 of the Power Purchase Agreement between DePere Energy
LLC and Wisconsin Public Service Corporation equal to the amount of such draft; and (2) the original of this letter of credit which will be returned to you following notation hereon by the Bank of the amount of such draft, or, if the amount of the draft is in the full amount of this letter of credit, the letter of credit will be retained by the Bank.

Drafts so drawn and accompanied will be honored by this Bank if
presented to our main office in                     prior to the close
                                -------------------
of business on the expiration date.  The expiration date of this
letter of credit is                         .
                    ------------------------

Under the payment to you of any amount demanded hereunder, we shall be fully discharged on our obligation under this letter of credit with respect to such amount, and we shall not thereafter be obligated to make any further payments under this letter of credit in respect of such amount to you or to any other person.

This letter of credit sets forth in full our understanding, and such understanding shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein.

This letter of credit is subject to the Uniform Customs and Practice for Documentary Credits, 1983 Revision, ICC Publication No. 400 (the "Uniform Customs"). This letter of credit shall be deemed to be a contract made under the Laws of the State of Wisconsin and shall, as to matters not governed by the Uniform Customs, be governed by and construed in accordance with the Laws of said State.

Very truly yours,




                               BANK
------------------------------

By:
      -----------------------------------

Its:
      -----------------------------------

                                 -2-

PAGE

                            EXHIBIT 12.1.2
                              (One Page)

(This exhibit is confidential. It has been omitted and filed separately with the SEC.)

PAGE

                            EXHIBIT 12.1.3
                              (One Page)


(This exhibit is confidential. It has been omitted and filed separately with the SEC.)

PAGE

        (WISCONSIN PUBLIC SERVICE CORPORATION LETTERHEAD)



February 18, 1997



DePere Energy LLC
c/o Polsky Energy Corporation
Edens Corporate Center
Suite 150
650 Dundee Road
Northbrook, IL 60062

Attention: President

Gentlemen:

Reference is made to that certain Power Purchase Agreement, dated November 8, 1995 (the "Agreement"), between DePere Energy LLC ("Seller") and Wisconsin Public Service Corporation ("Company"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Agreement.

Seller and Company hereby agree that, in the event a CPCN with respect to the Facility is issued by the Commission, the Agreement shall be deemed amended upon the effective date of that CPCN as follows:

1.   Section 11.4.3.2(b).  The dollar amount, "$65," in the phrase,
     -------------------
     "$65/KW as a Contract Development Deposit," in the first sentence of Section 11.4.3.2(b) of the Agreement, shall be deleted, and in its place, the dollar amount, "$10," shall be inserted.

2.   Section 11.4.3.2(c).  The dollar amount, "$50," in the phrase,
     -------------------
     "$50/KW as a Contract Performance Deposit," in the first sentence of Section 11.4.3.2(c) of the Agreement, shall be deleted, and in its place, the dollar amount, "$25," shall be inserted. The penultimate sentence of Section 11.4.3.2(c) shall be amended to read:

          In the event at any time during the term of this Agreement that the level of security previously provided by Seller is not equal to the amount required under this paragraph, whether because of draws against the security from time to time to pay liquidated damages or otherwise, the level of the Letter of Credit shall be adjusted within thirty (30) days to provide the required level of security.

DePere Energy LLC
February 4, 1997
Page 2




3.   Section 11.4.3.2(d).  The dollar amount,"$65," in the phrase,
     -------------------
     "$65/KW as a Phase II Contract Performance Deposit," in the first sentence of Section 11.4.3.2(d) of the Agreement, shall be deleted and in its place, the dollar amount, "$32.50," shall be inserted. The penultimate sentence of Section 11.4.3.2(d) shall be amended to read the same as the penultimate sentence of Section 11.4.3.2(c) as amended by paragraph 2 above.

4. Exhibit 5.1. (Exhibit 5.1 is confidential. It has been omitted and filed separately with the SEC.)

Except as expressly amended by this letter agreement, all of the terms and conditions of the Agreement shall remain in full force and effect.

All references in the Agreement to "this Agreement" shall be deemed to refer to the Agreement as amended hereby.

The execution of this letter agreement shall not be deemed to be a waiver of any default or event of default under the Agreement, whether or not known to the Company and whether or not existing on the date of this letter agreement.

This letter agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

Please signify your agreement to the foregoing amendments by executing a duplicate copy of this letter and returning the same to the undersigned.

Sincerely,

WISCONSIN PUBLIC SERVICE CORPORATION

/s/ L. L. Weyers

Larry L. Weyers
President and Chief Operating Officer

dle

DePere Energy LLC
February 4, 1997
Page 3




Accepted and agreed this 28 day of February, 1997.
                         --

DEPERE ENERGY LLC



BY:  /s/ Michael Polsky
     ------------------
Name:
Title:  /s/ President